                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [X]  Preliminary proxy statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive proxy statement

     [ ]  Definitive additional materials

     [ ]  Soliciting material pursuant to Rule 14a-12


                              Covansys Corporation
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ]  No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, without par value, of Covansys Corporation ("Covansys common stock")

     (2)  Aggregate number of securities to which transaction applies:
          36,502,131 shares of Covansys common stock outstanding as of May 14, 2007, 9,000,000 shares of Covansys common stock underlying warrants outstanding as of May 14, 2007, and options to purchase 1,593,181 shares of Covansys common stock outstanding as of May 14, 2007 with a per share exercise price of $34.00 or less.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined by multiplying 0.0000307 by the sum of: (i) the product of 36,502,131 outstanding shares of Covansys common stock and the per share merger consideration of $34.00 in cash; (ii) the product of 9,000,000 shares of Covansys common stock issuable upon exercise of outstanding warrants to purchase Covansys common stock with a per share exercise price of $34.00 or less and $15.44 per share in consideration for the cancellation of such warrants, which is the excess of $34.00 over the weighted-exercise price of such warrants; and (iii) the product of 1,593,181 shares of Covansys common stock issuable upon exercise of outstanding options to purchase Covansys common stock with a per share exercise price of $34.00 or less and $21.03 per share in consideration for the cancellation of such options, which is the excess of $34.00 over the weighted average exercise price of such options.

     (4)  Proposed maximum aggregate value of transaction: [$1,413,537,050]

     (5)  Total fee paid: [$43,396.00]

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid: ______________________________________________

     (2)  Form, schedule or registration statement no.: ________________________

     (3)  Filing party: ________________________________________________________

     (4)  Date filed: __________________________________________________________

                              [COVANSYS LETTERHEAD]
                           32605 West Twelve Mile Road
                        Farmington Hills, Michigan 48334

                     MERGER PROPOSED-YOUR VOTE IS IMPORTANT

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Covansys Corporation which will be held at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan on _______________, 2007 at __________ a.m. local time.

     At the special meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 25, 2007 by and among Computer Sciences Corporation, Surfside Acquisition Corp., a wholly owned subsidiary of Computer Sciences Corporation, and us. If shareholders representing at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote to approve the merger agreement and the merger is completed, we will become a wholly owned subsidiary of Computer Sciences Corporation, and you will be entitled to receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. We are also asking that you grant us the authority to vote your shares to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

     AFTER CAREFUL CONSIDERATION, OUR BOARD OF DIRECTORS, ACTING UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS, HAS ADOPTED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AND MERGER AGREEMENT ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF THE COMPANY AND OUR SHAREHOLDERS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

     The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters. We urge you to read these materials carefully. You may also obtain more information about us from documents that we have filed with the Securities and Exchange Commission.

     YOUR VOTE IS VERY IMPORTANT. We are seeking the approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. A failure to vote will have the same effect as a vote against the approval of the merger agreement.

     WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL D.F. KING, WHO IS ASSISTING US, TOLL-FREE AT 1-800 ______________.

     Thank for your cooperation and your continued support of Covansys Corporation.

                                        Sincerely,


                                        ----------------------------------------
                                        Rajendra B. Vattikuti
                                        Chairman, Chief Executive Officer
                                        and President

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER OR THE MERGER AGREEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated ____________, 2007 and is first being mailed to shareholders on or about _________, 2007.

                              [COVANSYS LETTERHEAD]
                           32605 West Twelve Mile Road
                        Farmington Hills, Michigan 48334

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ___________, 2007

To the Shareholders of Covansys Corporation:

     We will hold a special meeting of the shareholders of Covansys Corporation at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan on ______________, 2007, at __ a.m., local time, to consider and act upon the following matters:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 25, 2007, by and among Computer Sciences Corporation, Surfside Acquisition Corp., a wholly owned subsidiary of Computer Sciences Corporation, and Covansys Corporation, as such agreement may be amended from time to time;

     2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and approve the merger; and

     3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the special meeting is ___, 2007. Accordingly, only shareholders of record as of the close of business on that date will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

     We urge you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

     Your vote is important, regardless of the number of shares of Covansys common stock you own. The approval of the merger agreement requires the affirmative approval of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. The adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present (or represented by proxy) at the special meeting and voting thereon. Even if you plan to attend the special meeting in person, we request that you complete, date, sign and return the enclosed proxy, or submit your proxy by telephone or the Internet, prior to the special meeting and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the approval of the merger agreement, but will not affect the outcome of the vote regarding the adjournment proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOUR ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD OR ACCESSING THE INTERNET AS INSTRUCTED ON THE PROXY CARD. SUCH ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

     The Michigan Business Corporation Act does not entitle the holders of our common stock to seek appraisal of the fair value of their shares in connection with the merger.

                                        By Order of our Board of Directors


                                        ----------------------------------------
                                        Brett D. Pynnonen
                                        Secretary and General Counsel

Farmington Hills, Michigan
_______________, 2007

                                TABLE OF CONTENTS

                                                                           Pages
                                                                           -----
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER..........    Q-1
SUMMARY.................................................................      1
   The Companies........................................................      1
   The Special Meeting..................................................      2
   Record Date and Voting...............................................      2
   Vote Required........................................................      2
   Quorum...............................................................      3
   Revocability of Proxies..............................................      3
   The Recommendation of Our Board of Directors.........................      3
   The Merger...........................................................      3
   Merger Consideration.................................................      4
   Treatment of Covansys Stock Options..................................      4
   Treatment of Covansys Warrants.......................................      4
   No Solicitation of Third Parties by Covansys.........................      5
   Conditions to Closing................................................      5
   Regulatory Matters...................................................      6
   Termination of the Merger Agreement..................................      6
   Termination Fee and Expenses.........................................      7
   Reasons for the Merger and Recommendation of the Special Committee
     and our Board of Directors.........................................      9
   Opinion of Financial Advisor to the Special Committee................     13
   Interests of Our Directors and Executive Officers in the Merger......     14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................     17
THE SPECIAL MEETING OF SHAREHOLDERS.....................................     18
   Date, Time and Place of the Special Meeting..........................     18
   Purpose of the Special Meeting.......................................     18
   Our Board of Director's Recommendation...............................     18
   Record Date; Stock Entitled to Vote..................................     18
   Quorum...............................................................     19

   Vote Required........................................................     19
   Voting...............................................................     19
   Revocability of Proxies..............................................     20
   Solicitation of Proxies..............................................     20
   Proposal to Approve Adjournment of the Special Meeting...............     20
   Other Business.......................................................     21
THE MERGER..............................................................     21
   Background of the Merger.............................................     21
   Considerations Relating to the Merger; Recommendation of the Special
      Committee and Our Board of Directors..............................     28
   Opinion of Financial Advisor to the Special Committee................     32
   Delisting and Deregistration of Covansys Corporation Common Stock....     38
   Interests of Our Directors and Executive Officers in the Merger......     38
   No Financing Condition...............................................     41
REGULATORY MATTERS......................................................     41
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...........................     42
THE MERGER AGREEMENT....................................................     45
   The Merger...........................................................     45
   Merger Consideration; Conversion of Shares; Procedures for Exchange
      of Certificates...................................................     46
   Directors and Officers...............................................     47
   Treatment of Covansys Stock Options..................................     47
   Treatment of Covansys Warrants.......................................     47
   Representations and Warranties.......................................     47
   Conduct of Our Business Before Closing of the Merger.................     49
   No Solicitation of Third Parties by Covansys.........................     52
   Change in Board of Directors Recommendation..........................     54
   Employee Benefits....................................................     55
   Conditions to Closing................................................     55
   Termination of the Merger Agreement..................................     56
   Termination Fee and Expenses.........................................     58
   Indemnification and Insurance........................................     59
   Definition of Company Material Adverse Effect........................     60
   Extension, Waiver and Amendment of the Merger Agreement..............     62

   Specific Performance.................................................     62
   Other Agreements.....................................................     62
APPRAISAL RIGHTS........................................................     64
MARKET PRICE DATA.......................................................     65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL  OWNERS AND MANAGEMENT.........     66
FUTURE SHAREHOLDER PROPOSALS............................................     67
HOUSEHOLDING OF PROXY STATEMENT.........................................     68
WHERE YOU CAN FIND MORE INFORMATION.....................................     68
   Annex A Agreement and Plan of Merger, dated as of April 25, 2007, by and among Computer Sciences Corporation, Surfside Acquisition
      Corp. and Covansys Corporation....................................     68
   Annex B Opinion of Credit Suisse Securities (USA) LLC, Financial
      Advisor to the Special Committee..................................     69

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following questions and answers briefly discuss some commonly asked questions about the special meeting of shareholders and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should read carefully this entire proxy statement, including each of the annexes.

     In this proxy statement, the terms "we," "us," "our," "the company," and "Covansys" refer to Covansys Corporation, the term "CSC" refers to Computer Sciences Corporation, "SAC" refers to Surfside Acquisition Corp. and "Credit Suisse" refers to Credit Suisse Securities (USA) LLC.

Q:   WHO IS SOLICITING MY PROXY?

A:   This proxy is being solicited by our board of directors.

Q: ON WHAT AM I BEING ASKED TO VOTE AT THE SPECIAL MEETING? WHAT EFFECTS WILL THE MERGER HAVE ON COVANSYS?

A: You are being asked to vote on a proposal to approve the merger agreement that provides for the acquisition of Covansys by CSC, and to vote to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement in the event that there are insufficient votes represented at the special meeting. The proposed acquisition would be accomplished through a merger of SAC, a wholly owned subsidiary of CSC, with and into Covansys. As a result of the merger, if completed, Covansys will become a wholly owned subsidiary of CSC, and our common stock will cease to be listed on The Nasdaq Global Select Market, will no longer be publicly traded, will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act") and you will no longer have any interest in Covansys' future earnings or growth.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: As a result of the merger, you will receive $34.00 cash, without interest and less any applicable withholding tax, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $3,400.00 in cash, without interest, and less any applicable withholding tax, in exchange for your shares.

     After the merger closes, CSC will arrange for a letter of transmittal to be sent to each holder of our common stock. The $34.00 per share merger consideration will be paid to a holder of our common stock once that shareholder submits a properly completed letter of transmittal, that shareholder's stock certificates and any other required documentation.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting of the shareholders of Covansys will be held on ____, 2007 at [____] a.m. local time at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan.

Q: WHAT VOTE IS REQUIRED FOR COVANSYS' SHAREHOLDERS TO APPROVE THE MERGER AGREEMENT? HOW DOES COVANSYS' BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A: An affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote is required to approve the merger agreement. Our board of directors unanimously (with one abstention) recommends that you vote "FOR" approval of the merger agreement and "FOR" the adjournment of the special meeting, if necessary, to solicit additional proxies. In making its recommendation, our board of directors considered the unanimous recommendation (with one abstention) of the special committee of our board of directors.

Q: WHAT VOTE IS REQUIRED FOR COVANSYS SHAREHOLDERS TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING?

A: The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter.

Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A: Only holders of record of our common stock as of the close of business on ___________, 2007 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:   MAY I VOTE IN PERSON?

A: Yes. If your shares are not held in "street name" through a broker or bank, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q:   HOW ELSE CAN I CAST A VOTE?

A: If your shares are registered in your name, you can vote your shares using any one of the following methods:

     -    complete and return a proxy card;

     -    vote through the Internet at the website shown on the proxy card; or

     -    vote by telephone using the toll-free number shown on the proxy card.

     Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern Time, on ____________, 2007. You must have the enclosed proxy card available, and follow the instructions on such proxy card, in order to submit a proxy over the Internet or telephone.

     If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:   WHAT SHOULD I DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes hereto, please submit a proxy for your shares by returning the enclosed proxy card. You can also attend the special meeting and vote in person. DO NOT ENCLOSE OR RETURN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.

Q:   WHAT IF I DO NOT VOTE?

A: Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. Therefore, if you do not return your proxy card, vote via the Internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your shares if your shares are held in "street name," it will have the same effect as a vote against approval of the merger agreement. For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will have no effect on the outcome.

Q:   WHEN SHOULD I SEND IN MY PROXY CARD?

A: You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote before your proxy is voted at the special meeting using any one of the following methods:

     If you submitted a proxy card, you can execute and deliver a written notice of revocation to the Corporate Secretary, Covansys Corporation, 32605 West Twelve Mile Road,

     Farmington Hills, Michigan 48334, or you can complete, execute, and deliver to the Secretary of Covansys a new, later-dated proxy card for the same shares.

     If you submitted your proxy via the Internet or telephone, you may submit a new, later-dated proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m., Eastern Time, on ___________, 2007.

     You can attend the meeting and vote in person, although your attendance alone will not revoke your proxy.

     If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:   AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: No. As a holder of our common stock, you not entitled to appraisal rights under the Michigan Business Corporation Act.

Q:   WHAT FACTORS DID OUR BOARD OF DIRECTORS CONSIDER IN MAKING ITS
     RECOMMENDATION?

A: In making its recommendation, our board of directors took into account, among other things, the cash consideration to be received by holders of our common stock in the merger and the current and historical market prices of our common stock; the current and future competitive landscape in our industry; the status and history of discussions with another potential bidder; the unanimous recommendation (with one abstention) of the special committee of our board of directors; the written opinion of Credit Suisse, dated April 25, 2007, the financial advisor to the special committee of our board of directors, to the effect that, as of that date and subject to the factors, assumptions, and limitations described in Credit Suisse's opinion, the merger consideration to be received by the holders of our common stock in the merger was fair to such holders, from a financial point of view; and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive an acquisition proposal superior to CSC's.

Q:   WILL THE MERGER BE TAXABLE TO ME?

A: Generally, yes. The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our shareholders for United States federal income tax purposes.

     TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q:   WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible and expect to consummate the merger in our third quarter of 2007. In addition to obtaining shareholder approval, we must satisfy all other closing conditions before completing the merger, including the receipt of regulatory approvals. See "The Merger Agreement--Conditions to Closing."

Q:   SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: NO, PLEASE DO NOT SEND YOUR CERTIFICATES IN NOW. As soon as reasonably practicable after the merger is completed, you will be sent a letter of transmittal by the paying agent with written instructions for exchanging your share certificates for the cash consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions.

Q:   WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q: WHAT HAPPENS IF I SELL MY SHARES OF COVANSYS COMMON STOCK BEFORE THE SPECIAL MEETING?

A: The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date, but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive $34.00 per share in cash, without interest, less any applicable withholding tax, to be received by our shareholders in the merger.

Q:   WHAT SHOULD I DO IF I HAVE QUESTIONS?

A: If you have more questions about the special meeting, the merger, or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact D.F. King, our proxy solicitor at:
     __________________.

                                     SUMMARY

     The following summary briefly describes the principal terms of the acquisition of Covansys Corporation by Computer Sciences Corporation through the merger of Surfside Acquisition Corp., a wholly owned subsidiary of Computer Sciences Corporation, with and into Covansys. While this summary describes the principal terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement, which includes as Annex A a copy of the merger agreement, before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

THE COMPANIES

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan 48334
Telephone (248) 488-2088

     Covansys Corporation, a Michigan corporation, is a leading business process and IT services firm. Covansys provides services to a broad spectrum of clients in a variety of industries including financial services, retail and distribution, manufacturing, healthcare, telco/utilities/transportation and select public sector programs. Based in Farmington Hills, Michigan, we deliver our services throughout the United States and India. Our common stock is listed on the Nasdaq under the symbol "CVNS".

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245
Telephone (310) 615-0311

     Computer Sciences Corporation, a Nevada Corporation, is one of the world's leading information IT services companies. CSC's mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology. With approximately 77,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC's own advanced capabilities, which include systems design and integration, IT and business process outsourcing, applications software development, Web and application hosting, and management consulting. Headquartered in El Segundo, California, CSC reported revenue of $14.7 billion for the 12 months ended December 29, 2006. CSC's common stock is listed on the New York Stock Exchange under the symbol "CSC".

Surfside Acquisition Corp.
2100 East Grand Avenue
El Segundo, California 90245
Telephone (310) 615-0311

     Surfside Acquisition Corp., a Michigan Corporation is a newly formed, wholly owned subsidiary of CSC. SAC has not engaged in any prior activities other than in connection with or as contemplated by the merger agreement.

THE SPECIAL MEETING

(PAGE 18)

     The special meeting will be held on _____, 2007, at ___ a.m. local time at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan. At the special meeting, you will be asked to consider and to vote upon a proposal to approve the merger agreement that we have entered into with CSC. We will also be asking you to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement.

RECORD DATE AND VOTING

(PAGE 18)

     Our board of directors has fixed the close of business on ___________, 2007 as the record date for determining shareholders entitled to notice of and to vote at the special meeting. On the record date, we had ______________ outstanding shares of common stock held by approximately ______ shareholders of record. We have no other class of voting securities outstanding.

     Shareholders of record on the record date will be entitled to one vote per share of our common stock with respect to the proposal to approve the merger agreement, the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement or any other matter that may properly come before the special meeting and any adjournment of that meeting.

VOTE REQUIRED

(PAGE 19)

     The approval of the merger agreement requires the affirmative vote of a majority of the holders of the outstanding shares of our common stock entitled to vote at the special meeting. Failure to vote, by proxy or in person, will have the same effect as a vote "AGAINST" approval of the merger agreement.

     The affirmative vote of the holders of a majority of the shares of our common stock in person or by proxy and voting at the special meeting will be required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

QUORUM

(PAGE 19)

     A quorum of our shareholders is necessary to have a valid shareholders' meeting. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and "broker non-votes" will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

REVOCABILITY OF PROXIES

(PAGE 20)

     You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

     -    signing and submitting another proxy with a later date; or

     -    voting in person at the meeting.

     Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

THE RECOMMENDATION OF OUR BOARD OF DIRECTORS

(PAGE 18)

     Our board of directors has adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of the company and our shareholders. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

THE MERGER

(PAGE 45)

     The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to that agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this document. This summary may not contain all of the information about the merger agreement that is important to you. You are encouraged to read carefully the merger agreement in its entirety.

     The merger agreement provides that SAC will be merged with and into Covansys, with Covansys continuing as the surviving corporation and wholly owned subsidiary of CSC.

MERGER CONSIDERATION

(PAGE 46)

     At the effective time of the Merger, each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares held by us as treasury shares, or shares held by CSC or SAC, which shall be canceled without any payment thereof) will be converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes.

TREATMENT OF COVANSYS STOCK OPTIONS

(PAGE 47)

     Upon the consummation of the merger, all of the outstanding stock options under our equity incentive plans will become fully vested and will either be exercised by the option holder or canceled and automatically converted into the right to receive a cash payment equal to the positive product obtained by multiplying (x) the aggregate number of shares of our common stock that were issuable upon exercise of the options immediately prior to the consummation of the merger and (y) the amount by which $34.00 exceeds the exercise price for each share of our common stock underlying the options. Options that have a per share exercise price equal to or greater than $34.00 will automatically be canceled and extinguished without conversion or payment of consideration.

TREATMENT OF COVANSYS WARRANTS

(PAGE 47)

     Upon the consummation of the merger, the holders of the warrants to purchase shares of our common stock shall be entitled to either (a) upon payment of the applicable exercise price of such shares underlying the warrants an amount in cash equal to the product of (x) the merger consideration, multiplied by (y) the number of shares underlying the warrants, or (b) the product of (x) $34.00 minus the applicable exercise price, multiplied by (y) the number of shares underlying the warrants. One of the holders of the warrants is only permitted to exercise its warrants in the manner described in clause (a) above.

NO SOLICITATION OF THIRD PARTIES BY COVANSYS

(PAGE 52)

     We have agreed that we will not permit or authorize our or our subsidiaries' respective officers, directors, employees, investment bankers, attorneys, accountants, or other advisors, or representatives to, directly or indirectly:

     - solicit, initiate or knowingly take any other action to facilitate, any acquisition proposal;

     - engage in any discussions or negotiations regarding any acquisition proposal;

     - terminate, amend or waive any rights under any standstill or other similar agreements; or

     - take any action to render our shareholders' rights plan inapplicable to an acquisition proposal or allow it to expire.

     If our board of directors receives an unsolicited, bona fide written acquisition proposal by a third party, prior to obtaining shareholder approval, our board of directors or a committee thereof can furnish information, subject to a confidentiality agreement (on terms no less restrictive to the third party than those contained in the confidentiality agreement between us and CSC), and participate in discussions or negotiations, but only if our board of directors or a committee thereof determines in good faith following consultation with its financial and legal advisors that the acquisition proposal is, or is reasonably likely to constitute, a superior offer.

CONDITIONS TO CLOSING

(PAGE 55)

     A number of conditions must be satisfied before the merger can be completed. We cannot give any assurance that all of the conditions to the Merger will be satisfied or waived or that the merger will occur. The obligation of each party to close the transaction is subject to:

     - approval of the proposal to approve the merger agreement by the requisite shareholder vote at the special meeting;

     - the expiration or termination of the waiting period and the receipt of any approvals required under applicable United States antitrust laws, and the receipt or expiration, as applicable, of any material approval or waiting period under any other applicable competition, merger control, antitrust, or similar law; and

     - the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the closing of the merger.

     The obligation of each party to close the transaction is also subject to specified levels of compliance by the other with its representations and agreements in the merger agreement.

REGULATORY MATTERS

(PAGE 41)

     The merger agreement provides that we and CSC may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable filing periods have expired or terminated. We and CSC have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and have requested "early termination" of the waiting period. In addition, a pre-merger notification is also being made to the German Federal Cartel Office, the consent or deemed approval of which is also necessary for the transaction to be completed.

TERMINATION OF THE MERGER AGREEMENT

(PAGE 56)

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after approval of our shareholders has been obtained, as follows:

     -    by mutual written consent of CSC, SAC, and us;

     -    by either CSC or us, if:

          - the merger has not been completed by December 31, 2007, provided that a party cannot invoke this right to terminate if its action or failure to act has been a principal cause of or resulted in the failure to complete the merger, and such action or failure to act was a breach of the merger agreement;

          - there is an outstanding or currently existing order, judgment, decision, decree, injunction, ruling, writ or assessment, issued by any court of competent jurisdiction or other legal restraint or prohibition having the effect of permanently restraining, enjoining or otherwise prohibiting the merger which has become final and nonappealable; or

          - our shareholders do not approve the merger agreement at a duly held shareholders meeting called for such purpose.

     -    by CSC, if:

          - our board of directors, or a committee thereof, changes its recommendation to our shareholders that they vote "FOR" the approval of the merger agreement;

          - we do not include our board of directors' recommendation to our shareholders that they vote in favor of the approval of the merger agreement in the proxy statement and do not circulate an amendment to the proxy statement that includes such recommendation within five business days after notice thereof from CSC;

          - our board of directors does not reaffirm its recommendation to our shareholders that they vote in favor of the approval of the merger agreement and the merger within 20 days after an acquisition proposal is publicly disclosed;

          - we breach in any material respect certain obligations under the merger agreement; or

          - we have a breach of, or inaccuracy in, any representation, warranty, covenant or agreement by us in the merger agreement which would result in the failure of certain conditions to closing; provided that if such the breach or inaccuracy is curable, CSC may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after we receive notice of such breach or inaccuracy;

     -    by us, if:

          - CSC or SAC has a breach of, or inaccuracy in, any representation, warranty, covenant or agreement by CSC or SAC in the merger agreement which would result in the failure of certain conditions to closing; provided that if such breach or inaccuracy is curable, we may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after CSC receives notice of such breach or inaccuracy; or

          - we enter into a definitive agreement to effectuate a superior offer in accordance with the terms of the merger agreement.

TERMINATION FEE AND EXPENSES

(PAGE 58)

     The merger agreement provides that, in general, regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger agreement and the merger will be borne by the party incurring such fees and expenses. The merger agreement requires us to pay CSC a termination fee of $40 million if the merger agreement is terminated by us because we entered into a definitive agreement to effectuate a superior offer.

     In addition, if the merger agreement is terminated:

     - by either party, if our shareholders do not approve the merger agreement at a duly held shareholders meeting called for such purpose;

     - by CSC, if our board of directors, or a committee thereof, changes its recommendation to our shareholders that they vote "FOR" the approval of the merger agreement;

     - by CSC, if we do not include our board of directors' recommendation to our shareholders that they vote in favor of the approval of the merger agreement in the proxy statement and do not circulate an amendment to the proxy statement that includes such recommendation within five business days after notice thereof from CSC;

     - by CSC, if our board of directors does not reaffirm its recommendation to our shareholders that they vote in favor of the approval of the merger agreement and the merger within 20 days after an acquisition proposal is publicly disclosed;

     - by CSC, if we breach in any material respect certain obligations under the merger agreement; or

     - by CSC, upon our willful breach of, or inaccuracy in, any representation, warranty, covenant or agreement by us in the merger agreement which would result in the failure of certain conditions to closing; provided that if such willful breach or inaccuracy is curable, CSC may not terminate the merger agreement unless such material breach or inaccuracy is not cured within 30 days after we receive notice of such breach or inaccuracy;

and (i) prior to such termination an acquisition proposal has been made known to us or otherwise becomes publicly known, any person has publicly announced or made known an intention to make an acquisition proposal, or an acquisition proposal is made directly to our shareholders and (ii) within 12 months after such termination, we enter into an acquisition agreement with respect to, or consummate, an acquisition proposal, the merger agreement requires us to pay CSC a termination fee of $40 million.

     The merger agreement also requires us to pay CSC up to $4 million for all documented out-of-pocket costs and expenses incurred by it in connection with the merger agreement if the merger agreement is terminated pursuant to the following:

     - by either party, if our shareholders do not approve the merger agreement at a duly held shareholders meeting called for such purpose;

     - by CSC, if our board of directors, or a committee thereof, changes its recommendation to our shareholders that they vote "FOR" the approval of the merger agreement;

     - by CSC, if we do not include our board of directors' recommendation to vote in favor of the approval of the merger agreement in the proxy statement and do not circulate an amendment to the proxy statement that includes such recommendation within five business days after notice thereof from CSC;

     - by CSC, if our board of directors does not reaffirm its recommendation to our shareholders that they vote in favor of the approval of the merger agreement and the merger within 20 days after an acquisition proposal is publicly disclosed;

     - by CSC, if we breach in any material respect certain obligations under the merger agreement; or

     - by CSC, upon our breach of, or inaccuracy in, any representation, warranty, covenant or agreement in the merger agreement which would result in the failure of certain conditions to closing; provided that if such breach or inaccuracy is curable, CSC may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after we receive notice of such breach or inaccuracy; or

     - by us, if we enter into a definitive agreement to effectuate a superior offer in accordance with the terms of the merger agreement.

     Such $4 million reimbursement of expenses shall be credited against the termination fee if we are required to pay the termination fee.

     CSC agreed to pay us up to $4 million for all documented out-of-pocket costs and expenses incurred by us in connection with the merger agreement if the merger agreement is terminated by us upon the breach of, or inaccuracy in, any representation, warranty, covenant or agreement by CSC or SAC in the merger agreement which would result in the failure of certain conditions to closing, provided that if such breach or inaccuracy is curable, we may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after CSC or SAC receives notice of such breach or inaccuracy.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

(PAGE 28)

     Special Committee

     The special committee, with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the merger agreement. The special committee unanimously (with one abstention) determined that the proposed merger was advisable to, and in the best interest of, the company and our shareholders, that it was advisable, fair to, and in the best interest of the company and our shareholders to enter into the merger agreement with CSC and to consummate the transactions contemplated thereby and recommended to our board of directors that it adopt and declare advisable such transactions and agreements and recommend approval of such agreement to our shareholders.

     In the course of its deliberations, the special committee considered the following substantive factors and potential benefits of the merger, which the special committee believed supported a decision to proceed with the merger agreement with CSC:

     - our business, competitive position, strategy, prospects and the risk that we will not be able to successfully implement our strategy and achieve our prospects; the competitive position of current and likely competitors in the industry in which we compete; and current industry, economic and market conditions, including the trends of maturation of the technology services industry, consolidation in the industry and increasing competition from larger competitors;

     - the merger consideration would be all cash, would not be subject to a financing condition and would provide certainty of value to our shareholders;

     - the per share merger consideration of $34.00 represents a 31% premium over the closing price of our common stock on April 24, 2007, the last trading date prior to our board of directors' determination to adopt the merger agreement;

     - the financial analyses presented, and the oral opinion rendered, to the special committee by Credit Suisse on April 25, 2007, which oral opinion was subsequently confirmed by delivery of a written opinion, dated April 25, 2007, to the effect that, as of that date and based upon and subject to the factors, assumptions, limitations and other considerations described in the written opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such shareholders; a copy of the full text of the Credit Suisse opinion is attached to this proxy statement as Annex B; you are urged to read the opinion carefully and in its entirety for a description of, among other things, the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Credit Suisse in rendering its opinion;

     -    the status and history of discussions with another potential bidder;

     - current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $34.00 per share to be paid as consideration pursuant to the merger;

     - the fact that the provisions of the merger agreement were determined through arms' length negotiations between the special committee and its counsel, on the one hand, and CSC and its counsel, on the other hand;

     - the terms and conditions of the merger agreement, including our ability, under certain circumstances, to furnish information to and engage in negotiations with a third party should we receive an acquisition proposal superior to CSC's;

     - the ability of our shareholders to vote against the approval of the merger agreement at the special meeting; and

     - the special committee's conclusion that CSC has the financial ability and acquisition experience to complete the merger and the other transactions contemplated by the merger agreement.

     In the course of its deliberations, the special committee also considered a variety of risks and other potentially negative factors, including the following:

     - the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

     - the risks and contingencies related to the announcement and pendency of the merger, including the effect of the merger on our customers, employees, suppliers, and our relationships with other third parties, including the potential negative reaction of these parties to the fact that we would be acquired by CSC;

     - the conditions to CSC's obligation to complete the merger and the right of CSC to terminate the merger agreement in certain circumstances, including for certain breaches by us of our representations, warranties, covenants, and agreements in the merger agreement;

     - the risk that the merger might not receive regulatory approvals and clearances necessary to complete the merger or that governmental authorities could attempt to condition the merger on one or more of the parties' compliance with certain burdensome terms or conditions;

     - the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay CSC a termination fee of $40 million if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

     - the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

     - the interests that our directors and executive officers have or may have with respect to the merger, in addition to their interests as shareholders of Covansys generally, as described in "The Merger--Interests of Covansys Directors and Executive Officers in the Merger;"

     - the fact that there is no assurance that all conditions to the parties' obligations to complete the merger can be satisfied and the merger consummated; and

     - the fact that the failure to complete the merger could adversely affect us due to potential disruptions in our operations and the obligation to pay the fees and expenses noted above.

     The foregoing summarizes the material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger to our board of directors based upon the totality of the information presented to and considered by it.

     Board of Directors

     Our board of directors consists of nine directors, eight of whom are non-employee directors. Our board of directors established the special committee and empowered it to review, evaluate, negotiate and, if appropriate, make a recommendation to our board of directors with respect to the proposals from the potential acquiror and CSC. Our board of directors, acting upon the recommendation of the special committee, unanimously (with one abstention) determined that the merger agreement and the transactions contemplated thereby were advisable to and in the best interest of the company and our shareholders, adopted the merger agreement and approved the transactions contemplated thereby and recommended to our shareholders that they vote for the approval of such merger agreement.

     In connection with its determination, our board of directors considered:

     - the determination and recommendation of the special committee and adopted such determination and recommendation in reaching its determination;

     - the factors considered by the special committee, including the positive factors and potential benefits of the merger and the risks and other potentially negative factors concerning the merger, as described above;

     - the fact that the merger consideration and the other terms of the merger agreement resulted from negotiations between the special committee and CSC, and our board of directors' belief that $34.00 per share in cash for each share of the our common stock represented the highest per share consideration that could be negotiated;

     -    the status and history of discussions with another potential bidder;

     - the financial analysis presented by Credit Suisse on April 25, 2007, to the special committee, as well as our board of directors at the request of the special committee, and the oral opinion of Credit Suisse rendered to the special committee on April 25, 2007, which opinion was subsequently confirmed by delivery of a written opinion, dated April 25, 2007, to the effect that as of that date and based upon and subject to the factors, assumptions, limitations and other considerations described in the written opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders; and

     - its belief that the merger was more favorable to shareholders than the potential value that might result from other alternatives potentially available to the company, in each case given the potential rewards, risks and uncertainties associated with those alternatives.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

(PAGE 32)

     In connection with the merger, the special committee received a written opinion, dated April 25, 2007, from the financial advisor to the special committee, Credit Suisse, to the effect that, as of that date, and based upon and subject to the factors, assumptions, limitations and other considerations described in the written opinion, the merger consideration to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of Credit Suisse is attached as Annex B to this proxy statement.

     You should read this opinion carefully and in its entirety for a discussion of the assumptions made, matters considered and limitations on and the scope of the analysis undertaken by Credit Suisse in rendering its opinion. Credit Suisse addressed its opinion to the special committee of our board of directors, and the opinion does not constitute a recommendation to any shareholder as to how he or she should vote or act with respect to the merger.

APPRAISAL RIGHTS

(PAGE 64)

     Michigan law does not entitle the holders of our common stock to seek appraisal of the fair value of their shares as a result of the merger.

FEDERAL INCOME TAX CONSEQUENCES

(PAGE 42)

     If the merger is completed, the exchange of common stock by our shareholders for the cash merger consideration will be treated as a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

(PAGE 38)

     In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests, which include those summarized below, and considered them, among other matters, in approving the merger agreement:

     - The Chesapeake Group, Inc., a company of which Douglas Land, a director of the company, is the managing director and principal shareholder, was engaged by us to assist us in the merger. The Chesapeake Group engagement letter provides for the payment of a fee of .100 percent to .175 percent (determined solely by the audit committee of our board of directors) of the total transaction value payable only upon the successful closing of the merger;

     - the merger agreement provides for (1) the continued indemnification of our current and former directors and officers following the merger,
          (2) the purchase of directors' and officers' liability insurance at no cost to the beneficiaries for a period of six years following the merger, and (3) CSC's commitment to preserve provisions in our articles of incorporation and bylaws for a period of six years following the merger with respect to indemnification and expense advancement of present and former directors and officers of ours and our subsidiaries that are presently in our articles of incorporation and bylaws;

     -    under the terms of his existing employment agreement with us, Rajendra
          B. Vattikuti, our President, Chief Executive Officer and Chairman, is entitled to receive upon termination by us without cause, or by Mr. Vattikuti under certain conditions (including after a change in control), immediate vesting of all of his stock options and an amount equal to 2.99 times his base salary in effect immediately prior to such termination, plus the greater of his most recent bonus or the bonus received immediately prior to such bonus;

     - under the terms of his existing employment agreement with us, James Trouba, our Chief Financial Officer, is entitled to receive upon termination by us without cause, or by Mr. Trouba under certain conditions (including after a change in control), an amount equal to 12 months of his base salary and immediate vesting of all of his stock options;

     - under the terms of our Executive Severance Plan, Siva Velu, a Senior Vice President, is entitled to receive, upon termination by us after a change in control, termination pay equal to one year of salary and reimbursement for up to twelve months of COBRA continuation of health care coverage and immediate vesting of all of his stock options;

     - upon a change in control, all of the options granted to our directors and employees will become fully vested; and

     - the merger agreement provides that we have the right to enter into retention/severance agreements with our key employees in an aggregate amount not to exceed $8 million to be allocated as agreed to by us and CSC. One or more of our executive officers may be a party to such retention/severance agreements.

     Stock Options

     Pursuant to the merger agreement, each of the outstanding stock options under our equity incentive plans, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, such outstanding stock options will be canceled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (1) the excess, if any, of $34.00 over the per share exercise price for the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger.

     Our current directors and executive officers holding in-the-money options will receive cash payments at the closing of the merger in approximate amounts (before withholding) indicated in the following table:

                             Number of        Option           Approximate Option
Name                       Option Shares   Exercise Price(s)    Settlement Amount
----                       -------------   -----------------   ------------------
Rajendra B. Vattikuti          14,885         $       3.12         $   459,649
James Trouba                   60,000         $10.34-13.08         $ 1,392,200
Sivaprakasm Velu               64,925         $10.94-17.75         $ 1,369,485
Muraleedharar Bhaskaran        47,007         $ 3.12-13.75         $ 1,035,986
Stephen P. Nicholas            28,775         $13.08-13.75         $   599,444
Jon Umstead                     5,625         $      13.08         $   117,675
James E. Barlett               15,000         $12.69-24.72         $   259,500
William Brooks                 38,500         $ 3.85-24.72         $   683,135
Brian Hershkowitz              15,000         $      24.72         $   139,200
Douglas Land                  102,000         $ 2.50-24.72         $ 2,592,250
Ronald Machtley                55,000         $ 2.50-24.72         $ 1,200,860
John Stanley                   75,400         $ 2.50-24.72         $ 1,677,910
David Wasserman                15,000         $14.13-24.72         $   242,950
Gary C. Wendt                  20,000         $10.44-24.72         $   360,750
                              -------         ------------         -----------
TOTAL                         557,117         $ 2.50-24.72         $12,130,994
                              =======         ============         ===========

     Change of Control and Severance Payments

     The following table shows the total potential amount of all change of control and severance payments for our executive officers who are entitled to receive such payments under their existing agreements with us assuming that a change of control has occurred. The amounts listed in the table do not include the cash payments for in-the-money options which is described in the table above, or the value of continued benefits in the event of termination of the executive officer's employment with us.

                            Total Potential
                         Change of Control and
Name                    /or Severance Payments
----                    ----------------------
Rajendra B. Vattikuti         $2,184,000
James Trouba                  $  265,000
Sivaprakasam Velu             $  300,000
                              ----------
TOTAL                         $2,749,000
                              ==========

     Special Committee Compensation Arrangements

     Each member of the special committee will receive remuneration in the amount of $50,000, plus expenses in consideration for his acting in such capacity.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate", "may," "will," and "continue" or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known or unknown risks over which we have no control, including, without limitation:

     - the requirement that our shareholders approve the merger agreement with CSC;

     -    failure to satisfy the conditions to the merger;

     - the effect of the announcement of the merger on our customer relationships, operating results and business generally, including our ability to retain key employees; and

     - other risks detailed in our current filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006.

     You should not place any undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ from those anticipated in forward-looking statements, except as required by law.

                      THE SPECIAL MEETING OF SHAREHOLDERS

     We are furnishing this proxy statement to you, as a holder of our common stock, as part of the solicitation of proxies by our board of directors for use at the special meeting of shareholders.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of shareholders of Covansys Corporation will be held at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan, on __________, 2007, at __:00 a.m., local time.

PURPOSE OF THE SPECIAL MEETING

     The purpose of the special meeting is:

     - to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 25, 2007, among CSC, SAC, a wholly owned subsidiary of CSC, and Covansys, as such agreement may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

     - to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and approve the merger; and

     - to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

OUR BOARD OF DIRECTORS' RECOMMENDATION

     Our board of directors has approved the merger and adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of the company and our shareholders. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

RECORD DATE; STOCK ENTITLED TO VOTE

     The holders of record of shares of our common stock as of the close of business on ______, 2007, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were approximately _____ shares of our common stock outstanding held by approximately __________ shareholders of record.

QUORUM

     A quorum of our shareholders is necessary to have a valid meeting of shareholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and "broker non-votes" will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

VOTE REQUIRED

     Pursuant to the requirements of the Michigan Business Corporation Act and the merger agreement, we are seeking approval of the merger agreement by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

     Each holder of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment of that meeting. Failure to vote your shares either in person or by proxy will have the same effect as a vote "AGAINST" the proposal to approve the merger agreement.

     Brokers or other nominees who hold shares of our common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares of our common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the proposal to approve the merger agreement.

VOTING

     Holders of record of our common stock may vote their shares by attending the special meeting and voting their shares of our common stock in person, by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope, or by submitting a proxy through the Internet or by telephone. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted "FOR" the proposal to approve the merger agreement and "FOR" approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of the proposal to approve the merger agreement.

     Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact D.F. King, our proxy solicitor, at:

                           Call Collect: 212-269-5550
                         Call Toll-Free: 1-800-859-8509

     Shareholders who hold their shares of our common stock in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

REVOCABILITY OF PROXIES

     You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

     -    signing and submitting another proxy with a later date;

     - accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

     - following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

     -    voting in person at the meeting.

     Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

     We have retained D.F. King to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $15,000, plus expenses relating to the solicitation.

PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING

     We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

     The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting. The failure to vote shares of our common stock would have no effect on the approval of the adjournment proposal.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL SO THAT PROXIES MAY BE USED FOR THAT PURPOSE, SHOULD IT BECOME NECESSARY. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting, unless our board of directors fixes a new record date for the special meeting.

     The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the proposal to approve the merger agreement in the event that there are insufficient votes to approve that proposal. Our board of directors retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any of our shareholders.

OTHER BUSINESS

     We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In the course of evaluating the direction of our business, our board of directors periodically considers various strategic options to maximize shareholder value through profitable revenue growth and efficiency gains, as well as through possible acquisitions of other businesses, commercial alliance arrangements and strategic combinations with other companies. During the relevant time periods discussed below, our board of directors consisted of eight non-employee directors, and one employee director--Mr. Vattikuti.

     In late January 2007, Brent Bickett, a senior executive of Fidelity Information Services, Inc., the company's largest shareholder, contacted Mr. Land, a non-employee director of the company and the managing director and principal shareholder of The Chesapeake Group, which had been retained by the company to provide financial advisory services. Mr. Bickett informed Mr. Land that a large, publicly traded technology company, which we refer to as the potential acquiror, was exploring an acquisition in the technology services industry and was interested in discussing a potential strategic acquisition with Mr. Land. Mr. Bickett suggested that he and Mr. Land have a preliminary meeting with the executives of the potential acquiror to explore if this was an opportunity of mutual interest.

     The potential acquiror's financial advisor contacted Mr. Land on February 5, 2007 to determine if Mr. Land would be interested in discussing a possible transaction between the potential acquiror and us. Mr. Land informed Mr. Vattikuti of this discussion and it was agreed that Mr. Land would attend a meeting with Mr. Bickett and the potential acquiror so that Mr. Land could understand the potential acquiror's interest in a transaction with us.

     In mid-February 2007, Mr. Land met with representatives of the potential acquiror and its financial advisor to determine its interest in us. The potential acquiror expressed an interest in expanding its technology services business, particularly in India. Mr. Land generally discussed our business and agreed to relay the information provided by the potential acquiror to Mr. Vattikuti and our board of directors.

     Subsequently, Messrs. Land and Vattikuti were invited to the potential acquiror's headquarters to discuss a possible acquisition of us.

     During the week of February 18, 2007, Dr. Paul Tucker, CSC's Vice President of Corporate Development, through one of CSC's advisors, contacted Mr. Vattikuti's office to request a meeting to include Mr. Vattikuti, Dr. Tucker and CSC's President and Chief Operating Officer, Michael Laphen, to discuss various potential types of strategic relationships. After some scheduling discussions, such a meeting was scheduled to occur on April 5, 2007 in New York City.

     On February 22, 2007, our board of directors met in executive session after the conclusion of the regularly scheduled board meeting, during which Mr. Land discussed with our board of directors his meeting with representatives of the potential acquiror. Our board of directors encouraged Messrs. Land and Vattikuti to continue discussions with the potential acquiror. Our board of directors determined that non-public information would not be provided to the potential acquiror at this time.

     On February 26, 2007, Messrs. Land and Vattikuti met with certain members of management of the potential acquiror, who reiterated the potential acquiror's interest in expanding its presence in the technology services sector through an acquisition.

     On March 4, 2007, a representative of the potential acquiror contacted Mr. Land to confirm its interest in pursuing further discussions regarding a potential acquisition of us.

     On March 7, 2007, Mr. Land received an oral indication from the potential acquiror that it would be prepared to acquire the company at a possible valuation range of $30.00-$31.00 per share of our common stock. The potential acquiror indicated that this was a preliminary indication subject to due diligence and that this analysis was based solely on publicly available information regarding the company and would be subject to its further due diligence review.

     On March 8, 2007, Mr. Land informed Mr. Vattikuti of his conversation with certain members of management of the potential acquiror and its expression of interest.

     On March 9, 2007, our board of directors held a special meeting attended by representatives of Butzel Long, counsel to the company. At this meeting, Messrs. Vattikuti and Land updated our board of directors on Mr. Land's discussions with the potential acquiror and of the potential acquiror's oral indication that it would be prepared to acquire us at a potential valuation range of $30.00 - $31.00 per share of our common stock. Mr. Land further informed our board of directors that the potential acquiror indicated that the indication was preliminary and subject to due diligence. In light of this indication of interest from the potential acquiror, our board of directors formed a special committee of non-management and independent members of our board of directors to facilitate a timely and effective process with respect to our review of a potential transaction with the potential acquiror and in order to avoid any appearance of a conflict of interest. John Stanley was appointed chairman of the special committee. The special committee was also comprised of William C. Brooks, Brian Hershkowitz and Gary C. Wendt. Our board of directors authorized the special committee to retain its own financial and legal advisors and the special committee retained Katten Muchin Rosenman LLP as its legal advisor. Our board of directors did not determine whether it would sell the company.

     On March 15, 2007, the special committee met telephonically to discuss proposed financial advisors for the special committee. Several investment banks submitted proposals and were interviewed by members of the special committee.

     On March 16, 2007, we signed a non-disclosure agreement with the potential acquiror allowing it access to our non-public information.

     Also on March 16, 2007, the potential acquiror and members of our management team held all-day financial due diligence meetings.

     Between March 16, 2007 and April 21, 2007, the potential acquiror continued its due diligence and Mr. Vattikuti and other members of our management met with senior management of the potential acquiror to discuss the possible integration of our business into the business of the potential acquiror.

     On March 19, 2007, the special committee held two telephonic meetings with representatives of Katten Muchin Rosenman to clarify the role of the special committee in their review, evaluation and negotiation of a potential proposal from the potential acquiror. Katten Muchin Rosenman described to the special committee its fiduciary duties in connection with its review, evaluation and negotiation of a proposal from the potential acquiror.

     On March 22, 2007, our board of directors held a special meeting. Mr. Stanley updated our board of directors on the status of due diligence being conducted by the potential acquiror. Our board of directors outlined the timeframe and process under which the potential acquiror expected to proceed. At Mr. Stanley's request, Katten Muchin Rosenman described the role of the special committee in reviewing, negotiating and evaluating a potential acquisition of the company. Our board of directors determined to delegate to the special committee the authority to review, negotiate and evaluate the terms of a potential transaction, and, if appropriate, to make a recommendation to our board of directors regarding a possible transaction with the potential acquiror. Our board of directors did not determine whether it would sell the company.

     On March 23, 2007, the special committee retained Credit Suisse to serve as the special committee's financial advisor.

     On March 28, 2007, Dr. Tucker contacted Mr. Vattikuti's office to reconfirm the scheduled April 5, 2007 meeting among Mr. Vattikuti, Dr. Tucker and Mr. Laphen and was informed that Mr. Vattikuti would need to reschedule the meeting to a time either before or after the first week of April 2007. Dr. Tucker and Mr. Vattikuti agreed to meet on March 30, 2007.

     On March 30, 2007, Mr. Vattikuti met with Dr. Tucker in Detroit, Michigan. At this meeting, Dr. Tucker expressed CSC's interest in acquiring us, citing CSC's recent formulation of its strategic plans and, in particular, its interest in expanding its operations in India.

     On April 2, 2007, the special committee and representatives from Credit Suisse and Katten Muchin Rosenman met telephonically to discuss the progress of the potential acquiror's due diligence. The special committee also discussed at length the process for the ongoing negotiations with the potential acquiror.

     During the week of April 2, 2007, Dr. Tucker telephoned Mr. Vattikuti and informed him that CSC would be interested in pursuing discussions of a potential acquisition of us.

     On April 6, 2007, Mr. Vattikuti received a letter of interest from CSC, dated April 5, 2007, indicating CSC's interest in an acquisition of the company. CSC stated in its letter that it was prepared to pay a preliminary price of $32.00 per share of our common stock, subject to due diligence and the approval of CSC's board of directors.

     Also on April 6, 2007, on a conference call among Mr. Vattikuti, Mr. Land, Mr. Stanley and representatives of Credit Suisse and Katten Muchin Rosenman, Mr. Vattikuti described his conversations with Dr. Tucker regarding a potential transaction.

     On April 8, 2007, the special committee, together with representatives from Credit Suisse, Katten Muchin Rosenman and Butzel Long met telephonically to discuss CSC's indication of interest. Katten Muchin Rosenman described to the special committee its fiduciary duties in connection with CSC's written indication of interest. Credit Suisse advised the special committee about various factors regarding CSC. After a discussion, the special committee agreed to recommend to our board of directors that CSC be permitted to have access to our non-public information in order to conduct due diligence in connection with a potential acquisition of us, subject to entering into a confidentiality agreement. The special committee also agreed to recommend to our board of directors that the special committee be authorized to review, negotiate and evaluate any acquisition proposal with respect to the company by CSC.

     On April 9, 2007, our board of directors held a special meeting telephonically, together with representatives of Credit Suisse, Katten Muchin Rosenman and Butzel Long. The special committee requested that our board of directors empower it to review, negotiate and evaluate any acquisition proposal by CSC and make a recommendation to our board of directors regarding any such acquisition proposal. Our board of directors approved and authorized the special committee to take such actions. Katten Muchin Rosenman described to our board of directors its fiduciary duties in light of CSC's written indication of interest. Subsequent to this meeting, CSC commenced its due diligence investigation of the company, and prior to beginning such investigation, executed a confidentiality agreement.

     On April 10, 2007, representatives of the company, Credit Suisse, The Chesapeake Group, the potential acquiror and the potential acquiror's financial advisor met at the offices of Butzel Long to discuss the status of the potential acquiror's ongoing due diligence review of the company.

     On April 11, 2007, the potential acquiror's legal advisors delivered to Katten Muchin Rosenman a draft of a proposed merger agreement.

     On April 13, 2007, the special committee held a telephonic meeting with representatives of Credit Suisse and Katten Muchin Rosenman to discuss the status of negotiations with respect to each of the potential acquiror and CSC.

     On April 13, 2007, representatives of Credit Suisse and the potential acquiror met in Detroit, Michigan to discuss the potential transaction, including timing, due diligence, the potential acquiror's necessary regulatory clearances in connection with the proposed transaction and the potential acquiror's view on the value of our business.

     Also on April 13, 2007, representatives of the company, including Mr. Vattikuti, Mr. Trouba, Mr. Velu, Stephen Nicholas, Senior Vice President of Automotive, Manufacturing & Telecommunications, Muralee Bhaskar, Senior Vice President of Retail, Wholesale and Distribution, Madhav Mohan, Senior Vice President of Bank and Financial Services and Sreedhar Kajeepeta, Senior Vice President and Chief Technology Officer, Credit Suisse, The Chesapeake Group, representatives from CSC, including Mr. Laphen, Dr. Tucker, Mary Jo Morris, President of Global Transformation Solutions, Thomas Kenyon, Vice President of Global Transformation Solutions Group, Neeraj Nityanand, Vice President of India Sourcing Strategy/Business Development for Americas Business Development, Robert George, Director of Corporate Internal Audit and Adam Sheipe,

Director of Business Development, and UBS Securities LLC, CSC's financial advisor, met in Detroit, Michigan for a management discussion and to discuss CSC's ongoing due diligence review of the company.

     On April 16, 2007, Katten Muchin Rosenman delivered a revised draft of the merger agreement proposed by the potential acquiror to the potential acquiror and delivered a draft of a proposed merger agreement to CSC. Negotiations on both agreements continued through April 24, 2007.

     On April 17, 2007, the special committee met at Credit Suisse's offices in New York City together with representatives of Credit Suisse and Katten Muchin Rosenman. At this meeting, representatives of Credit Suisse reviewed its discussions with each of the potential acquiror and CSC, and discussed various other factors related to the proposed transaction, including the financial capability of, and strategic rationale for, each of the potential acquiror and CSC to consummate the proposed transaction as well as other market factors.

     On April 19, 2007, representatives of Credit Suisse and Dr. Tucker met telephonically to discuss the proposed transaction, including timing, due diligence, CSC's necessary regulatory clearances in connection with the proposed transaction and CSC's view on the value of our business.

     On April 20, 2007, we received a revised draft of the proposed merger agreement from counsel for the potential acquiror.

     On April 22, 2007, we received a revised draft of the proposed merger agreement from Gibson, Dunn & Crutcher LLP, CSC's legal advisor.

     Also on April 22, 2007, CSC delivered a letter to Mr. Vattikuti in which it reconfirmed its preliminary indicated price of $32.00 per share of our common stock, subject to certain conditions.

     On April 23, 2007, the potential acquiror delivered a letter to Mr. Land and Mr. Vattikuti in which it submitted a non-binding offer to purchase 100% of our equity for $31.50 per share of our common stock, subject to certain conditions.

     On April 24, 2007, representatives of Credit Suisse advised the financial advisors of each of the potential acquiror and CSC to submit its best and final offer by the end of that day. The potential acquiror reconfirmed in writing that its best and final offer was $31.50 per share of our common stock, and requested that representatives of Credit Suisse present its offer to the special committee. CSC raised its indicated price to $34.00 per share of our common stock and confirmed in writing that such price was its best and final offer, and requested that representatives of Credit Suisse present such offer to the special committee. Katten Muchin Rosenman continued negotiations with the legal advisors of each of the potential acquiror and CSC regarding the terms of their respective proposed drafts of the merger agreement.

     On April 24, 2007, the special committee held a meeting in Detroit, Michigan. Representatives of Credit Suisse attended the meeting both in person and telephonically and representatives of Katten Muchin Rosenman participated telephonically. Representatives of

Credit Suisse informed the special committee of the best and final offers provided by each of the potential acquiror and CSC. Katten Muchin Rosenman discussed with the special committee the status of the negotiations with each of the potential acquiror and CSC regarding their respective proposed drafts of the merger agreement.

     On April 25, 2007, the special committee met in Detroit, Michigan. Representatives of Credit Suisse attended the meeting both in person and telephonically and representatives of Katten Muchin Rosenman participated telephonically. At the meeting, Katten Muchin Rosenman reviewed with the special committee its fiduciary duties when considering the proposal from CSC. Representatives of Credit Suisse reviewed with the special committee its financial analyses of the potential acquiror's and CSC's offers. Credit Suisse then delivered its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated April 25, 2007, to the effect that, as of that date and based upon and subject to the factors, assumptions, limitations and other considerations described in the written opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement with CSC was fair, from a financial point of view, to such holders. Katten Muchin Rosenman then reviewed with the special committee the terms of the merger agreement with CSC and the differences between the terms of the merger agreement with CSC and the terms, as then existed, of the merger agreement with the potential acquiror. After consultation with its advisors and subsequent discussion of factors it deemed appropriate, the special committee determined, to recommend to our board of directors that it adopt the merger agreement and determine that the merger and merger agreement are advisable, fair to, and in the best interest of the company and our shareholders and recommend to our shareholders that they approve of the merger agreement at a special meeting. Mr. Wendt abstained from the special committee's recommendation.

     Immediately following the special committee's meeting, our board of directors met in Detroit, Michigan. Representatives of Butzel Long were in attendance, representatives of Credit Suisse attended the meeting both in person and telephonically and representatives from Katten Muchin Rosenman participated telephonically. Katten Muchin Rosenman reviewed with our board of directors its fiduciary duties when considering the proposal from CSC. At the request of the special committee, representatives of Credit Suisse reviewed with our board of directors the financial analyses of CSC's proposal. Mr. Vattikuti also presented management's perspective of the proposed transaction. Mr. Stanley informed our board of directors that the special committee had received from Credit Suisse its oral opinion, to be subsequently confirmed in writing, to the effect that, as of the date of the written opinion and based upon and subject to the factors, assumptions, limitations and other considerations to be described in the written opinion, the merger consideration to be received by holders of common stock pursuant to the merger agreement with CSC was fair, from a financial point of view, to such holders. Katten Muchin Rosenman then reviewed with our board of directors the terms of the merger agreement with CSC and the differences between the terms of the merger agreement with CSC and the terms, as then existed, of the merger agreement with the potential acquiror. Mr. Stanley then reported to our board of directors that the special committee had determined, with Mr. Wendt abstaining, to recommend to our board of directors that it adopt the merger agreement with CSC and that it recommend to our shareholders that they approve the merger agreement with CSC. After discussing the terms of CSC's merger agreement, our board of directors, with Mr. Land abstaining, unanimously approved the merger agreement and determined that the merger and merger agreement are advisable, fair to, and in the best interest of the company and our shareholders and recommended to our shareholders that they approve the merger agreement at a special meeting.

     On the afternoon of April 25, 2007, the company and CSC and their respective financial and legal advisors finalized the merger agreement and the disclosure schedules and CSC and the company executed the definitive merger agreement. That evening, the company and CSC issued a joint press release announcing the execution of the merger agreement.

CONSIDERATIONS RELATING TO THE MERGER; RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

     Special Committee

     The special committee, with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the merger agreement. The special committee, unanimously with one abstention, determined that the proposed merger was advisable to, and in the best interest of, the company and our shareholders, that it was advisable to, and in the best interest of, the company and our shareholders to enter into the merger agreement with CSC and to consummate the transactions contemplated thereby and recommended to our board of directors that it adopt and declare advisable such transactions and agreements and recommend approval of such agreement to our shareholders.

     In the course of its deliberations, the special committee considered the following substantive factors and potential benefits of the merger, which the special committee believed supported a decision to proceed with the merger agreement with CSC:

     - our business, competitive position, strategy, prospects and the risk that we will not be able to successfully implement our strategy and achieve our prospects; the competitive position of current and likely competitors in the industry in which we compete; and current industry, economic and market conditions, including the trends of maturation of the technology services industry, consolidation in the industry and increasing competition from larger competitors;

     - the merger consideration would be all cash, would not be subject to a financing condition and would provide certainty of value to our shareholders;

     - the per share merger consideration of $34.00 represents a 31% premium over the closing price of our common stock on April 24, 2007, the last trading date prior to our board of directors' determination to adopt the merger agreement;

     - the financial analyses presented, and the oral opinion rendered, to the special committee by Credit Suisse on April 25, 2007, which oral opinion was subsequently confirmed by delivery of a written opinion, dated April 25, 2007, to the effect that, as of that date and based upon and subject to the factors, assumptions, limitations and other considerations described in the written opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such shareholders; a copy of the full text of the Credit Suisse opinion is attached to this proxy statement as Annex B; you are urged to read the opinion carefully and in its entirety for a description of, among other things, the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Credit Suisse in rendering its opinion;

     -    the status and history of discussions with another potential bidder;

     - current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $34.00 per share to be paid as consideration pursuant to the merger;

     - the fact that the provisions of the merger agreement were determined through arms' length negotiations between the special committee and its counsel, on the one hand, and CSC and its counsel, on the other hand;

     - the terms and conditions of the merger agreement, including our ability, under certain circumstances, to furnish information to and engage in negotiations with a third party should we receive an acquisition proposal superior to CSC's;

     - the ability of our shareholders to vote against the approval of the merger agreement at the special meeting; and

     - the special committee's conclusion that CSC has the financial ability and acquisition experience to complete the merger and the other transactions contemplated by the merger agreement.

In the course of its deliberations, the special committee also considered a variety of risks and other potentially negative factors, including the following:

     - the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

     - the risks and contingencies related to the announcement and pendency of the merger, including the effect of the merger on our customers, employees, suppliers, and our relationships with other third parties, including the potential negative reaction of these parties to the fact that we would be acquired by CSC;

     - the conditions to CSC's obligation to complete the merger and the right of CSC to terminate the merger agreement in certain circumstances, including for certain breaches by us of our representations, warranties, covenants, and agreements in the merger agreement;

     - the risk that the merger might not receive regulatory approvals and clearances necessary to complete the merger or that governmental authorities could attempt to condition the merger on one or more of the parties' compliance with certain burdensome terms or conditions;

     - the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay CSC a termination fee of $40 million if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

     - the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

     - the interests that our directors and executive officers have or may have with respect to the merger, in addition to their interests as shareholders of Covansys generally, as described in "The Merger--Interests of Our Directors and Executive Officers in the Merger;"

     - the fact that there is no assurance that all conditions to the parties' obligations to complete the merger can be satisfied and the merger consummated; and

     - the fact that the failure to complete the merger could adversely affect us due to potential disruptions in its operations and the obligation to pay the fees and expenses noted above.

     The foregoing summarizes the material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger to our board of directors based upon the totality of the information presented to and considered by it.

     Board of Directors

     Our board of directors consists of nine directors, eight of whom are non-employee directors. Our board of directors established the special committee and empowered it to review, evaluate, negotiate and, if appropriate, make a recommendation to our board of directors with respect to the proposals from the potential acquiror and CSC. Our board of directors, acting upon the recommendation of the special committee, unanimously (with one abstention) determined that the merger agreement and the transactions contemplated thereby were advisable to and in the best interest of the company and our shareholders, approve the merger agreement and the transactions contemplated thereby and recommended to our shareholders that they vote for the approval of such merger agreement.

     In connection with its determination, our board of directors considered:

     - the determination and recommendation of the special committee and adopted such determination and recommendation in reaching its determination;

     - the factors considered by the special committee, including the positive factors and potential benefits of the merger and the risks and other potentially negative factors concerning the merger, as described above;

     - the fact that the merger consideration and the other terms of the merger agreement resulted from negotiations between the special committee and CSC, and our board of directors' belief that $34.00 per share in cash for each share of our common stock represented the highest per share consideration that could be negotiated;

     -    the status and history of discussions with another potential bidder;

     - the financial analysis presented by Credit Suisse on April 25, 2007, to the special committee, as well as our board of directors at the request of the special committee, and the oral opinion of Credit Suisse rendered to the special committee on April 25, 2007, which opinion was subsequently confirmed by delivery of a written opinion, dated April 25, 2007, to the effect that, as of that date and based upon and subject to the factors, assumptions, limitations and other considerations described in the written opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders; and

     - its belief that the merger was more favorable to shareholders than the potential value that might result from other alternatives potentially available to us, in each case given the potential rewards, risks and uncertainties associated with those alternatives.

     The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. Our board of directors considered the merger agreement and the merger based upon the totality of the information presented to and considered by it.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     The special committee retained Credit Suisse to act as its financial advisor in connection with the merger. In connection with Credit Suisse's engagement, the special committee requested that Credit Suisse advise it with respect to the fairness, from a financial point of view, to holders of Covansys common stock of the merger consideration set forth in the merger agreement. On April 25, 2007, in a meeting of the special committee held to evaluate the merger, Credit Suisse rendered to the special committee an oral opinion, subsequently confirmed in writing and dated April 25, 2007, to the effect that, as of that date and based upon and subject to the factors, assumptions, limitations and other considerations described in Credit Suisse's opinion, the merger consideration to be received by the holders of Covansys common stock in the Merger was fair to such holders, from a financial point of view.

     THE FULL TEXT OF CREDIT SUISSE'S WRITTEN OPINION, DATED APRIL 25, 2007, TO THE SPECIAL COMMITTEE, WHICH SETS FORTH, AMONG OTHER THINGS, THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS AND QUALIFICATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY CREDIT SUISSE IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B HERETO AND IS INCORPORATED HEREIN BY REFERENCE IN ITS ENTIRETY. COVANSYS SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CREDIT SUISSE'S OPINION WAS PROVIDED TO THE SPECIAL COMMITTEE IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF OUR COMMON STOCK OF THE MERGER CONSIDERATION SET FORTH IN THE MERGER AGREEMENT AND DOES NOT ADDRESS ANY OTHER ASPECT OR IMPLICATION OF THE MERGER OR ANY OTHER AGREEMENT, ARRANGEMENT OR UNDERSTANDING ENTERED INTO IN CONNECTION WITH THE MERGER OR OTHERWISE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE OR ACT ON ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE'S OPINION HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse reviewed the April 24, 2007 draft of the merger agreement, referred to as the Draft Merger Agreement, and certain publicly available business and financial information relating to the company. Credit Suisse also reviewed certain other information and data relating to the company, including financial forecasts, provided to and discussed with Credit Suisse by us, and Credit Suisse met with our management to discuss the business and prospects of the company. Credit Suisse also considered certain of our financial and stock market data, and Credit Suisse compared that data with similar data for other publicly held companies in businesses that Credit Suisse deemed similar to ours. Credit Suisse also considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

     In connection with Credit Suisse's review, Credit Suisse did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to our financial forecasts that Credit Suisse reviewed, our management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance.

Credit Suisse assumed, with the consent of the special committee, that the final executed merger agreement would conform to the Draft Merger Agreement reviewed by Credit Suisse in all respects material to Credit Suisse's analyses. Credit Suisse also assumed, with the consent of the special committee, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the company or the merger and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof.

     In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the company, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse's opinion addressed only the fairness, from a financial point of view, to holders of our common stock of the merger consideration to be received by such holders in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Credit Suisse's opinion is necessarily based upon information made available to Credit Suisse as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. Credit Suisse's opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to us, nor did it address our underlying business decision to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the company.

     FINANCIAL ANALYSES

     In preparing its opinion, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse made qualitative judgments with respect to the analyses and factors that it considered. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, transaction or business used in Credit Suisse's analyses as a comparison is identical to ours or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

     Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the proposed merger, which consideration was determined between us and CSC, and the decision to enter into the merger agreement was solely that of the special committee and our board of directors. Credit Suisse's opinion and financial analyses were only one of many factors considered by the special committee of our board of directors and our board of directors in their evaluation of the proposed merger and should not be viewed as determinative of the views of either of them or our management with respect to the merger or the consideration to be paid in the merger.

     The following is a summary of the material financial analyses reviewed with the special committee in connection with Credit Suisse's opinion dated April 25, 2007. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE'S FINANCIAL ANALYSES. The implied per share equity reference ranges set forth below were based on the fully diluted shares outstanding of our common stock, including the dilutive effect of all outstanding in-the-money warrants and options based on our publicly available information.

     SELECTED COMPANY ANALYSIS

     Credit Suisse reviewed financial and stock market information of us and the following ten selected publicly traded companies in the information technology services industry:

     -    iGate Corporation;

     -    Patni Computer Systems Ltd.;

     -    Syntel, Inc.;

     -    Sapient Corporation;

     -    CGI Group Inc.;

     -    Perot Systems Corporation;

     -    BearingPoint, Inc.;

     -    Keane, Inc.;

     -    CIBER, Inc.; and

     -    Answerthink, Inc.

Credit Suisse reviewed, among other things, per share stock prices of the selected companies as a multiple of calendar years 2007 and 2008 estimated earnings per share. Credit Suisse also reviewed the enterprise values of the selected companies as a multiple of calendar years 2007 and 2008 estimated revenues and estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. Credit Suisse then applied a range of selected multiples derived from the selected companies to corresponding financial data of the company, based on the estimates of our management, in order to derive implied estimated aggregate enterprise and equity value reference ranges and an implied estimated per share equity reference range. All multiples were based on closing stock prices on April 23, 2007 except for Keane, Inc. which was based on the stock price on February 5, 2007 (the date prior to its sale to Caritor, Inc.) and publicly available information and research analysts' estimates.

     This analysis indicated the following implied per share equity reference range for our common stock, as compared to the merger consideration:

  IMPLIED PER SHARE EQUITY
REFERENCE RANGE FOR COVANSYS   PER SHARE CONSIDERATION IN MERGER
----------------------------   ---------------------------------
       $25.20 - $33.60                      $34.00

     SELECTED TRANSACTIONS ANALYSIS

     Credit Suisse reviewed publicly available information and data for the following fifteen selected transactions in the information technology services industry:

                 ACQUIROR                                       TARGET
-------------------------------------------   -----------------------------------------
Caritor, Inc.                                 Keane, Inc.
Silver Lake Partners/TPG                      Sabre Holdings
The Capgemini Group                           Kanbay International, Inc.

Electronic Data Systems Corporation           MphasiS BFL Limited
Oracle Corporation                            i-flex Solutions
Affiliated Computer Services Inc.             Superior Consultants Holding Corporation
General Atlantic Partners/                    GE Capital International Services (Gecis)
Oak Hill Capital Partners
Fidelity National Information Services        Covansys Corporation
                                              (minority investment)
Citibank Overseas Investment Corporation      e-Serve International Limited
International Business Machines Corporation   Daksh eServices
CGI Group, Inc.                               American Management Systems, Incorporated
Sungard Data Systems Inc.                     Systems & Computer Technology Corp.
Hewlett-Packard Company                       Digital GlobalSoft Limited
International Business Machines Corporation   PwC Consulting
CGI Group, Inc.                               IMRglobal Corp.

     Credit Suisse compared the enterprise value of each target company as a multiple of that target company's last twelve months of revenue and EBITDA. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Credit Suisse then applied ranges of selected multiples derived from the selected transactions to 2006 revenues and EBITDA of the company, as provided and adjusted by our management to reflect certain divestitures and one time charges.

     This analysis indicated the following implied per share equity reference range for our common stock, as compared to the merger consideration:

  IMPLIED PER SHARE EQUITY
REFERENCE RANGE FOR COVANSYS   PER SHARE CONSIDERATION IN MERGER
----------------------------   ---------------------------------
       $24.92 - $34.13                      $34.00

     DISCOUNTED CASH FLOWS ANALYSES

     Credit Suisse performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flows that our business could generate from fiscal years 2007 through 2011. Credit Suisse calculated the unlevered, after-tax free cash flows by using EBITDA for each of fiscal years 2007 through 2011 and adjusting EBITDA for cash taxes, capital expenditures, changes in working capital, after-tax proceeds from sales and transfers of certain businesses, and non-cash stock compensation. The estimated fiscal years 2007 through 2012 financial data of the company were based on estimates of our management. Credit Suisse calculated our terminal value at the end of 2011 by applying to our fiscal year 2012 EBITDA a range of forward terminal EBITDA multiples of 9.0x to 11.0x. The present value of the cash flows and the terminal value of us on a per share basis were calculated using discount rates ranging from 13.5% to 15.0%.

     This analysis indicated the following implied per share equity reference range for our common stock, as compared to the merger consideration:

  IMPLIED PER SHARE EQUITY
REFERENCE RANGE FOR COVANSYS   PER SHARE CONSIDERATION IN MERGER
----------------------------   ---------------------------------
       $30.20 - $36.20                      $34.00

     MISCELLANEOUS

     The special committee selected Credit Suisse based on Credit Suisse's qualifications, experience and reputation, and its familiarity with us and our business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     From time to time, Credit Suisse and its affiliates have in the past provided, are currently providing and in the future may provide, investment banking and other financial services to us and CSC, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the company, CSC and any other company that may be involved in the merger and, accordingly may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

     We agreed to pay Credit Suisse a customary fee in connection with its engagement, a significant portion of which is contingent upon the consummation of the proposed merger. Credit Suisse will also receive a fee for rendering its opinion to the special committee. In addition, we also agreed to reimburse Credit Suisse for all reasonable expenses, including the reasonable fees and expenses of Credit Suisse's outside legal counsel, resulting from or arising out of its engagement. In addition, we agreed to indemnify Credit Suisse and related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of Credit Suisse's engagement.

DELISTING AND DEREGISTRATION OF COVANSYS CORPORATION COMMON STOCK

     If the merger is completed, our common stock will be removed from trading on Nasdaq and deregistered under the Exchange Act, and we will no longer file reports with the SEC.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests, which include those summarized below, and considered them, among other matters, in approving the merger agreement:

     - The Chesapeake Group, Inc., a company of which Mr. Land, a director of the company, is the managing director and principal shareholder, was engaged by us to assist us in the merger. The Chesapeake Group engagement letter provides for the payment of a fee of .100 percent to .175 percent (determined solely by the audit committee of our board of directors) of the total transaction value payable only upon the successful closing of the merger.

     - the merger agreement provides for (1) the continued indemnification of our current and former directors and officers following the merger,
          (2) the purchase of directors' and officers' liability insurance at no cost to the beneficiaries for a period of six years following the merger, and (3) CSC's commitment to preserve provisions in our articles of incorporation and bylaws for a period of six years following the merger with respect to indemnification and expense advancement of present and former directors and officers of ours and our subsidiaries that are presently in our articles of incorporation and bylaws;

     - under the terms of his existing employment agreement with us, Mr. Vattikuti is entitled to receive upon termination by us without cause, or by Mr. Vattikuti under certain conditions (including after a change in control), immediate vesting of all of his stock options and an amount equal to 2.99 times his base salary in effect immediately prior to such termination, plus the greater of his most recent bonus or the bonus received immediately prior to such bonus;

     - under the terms of his existing employment agreement with us, Mr. Trouba is entitled to receive upon termination by us without cause, or by Mr. Trouba under certain conditions (including after a change in control), an amount equal to 12 months of his base salary and immediate vesting of all of his stock options;

     - under the terms of the Executive Severance Plan, Mr. Velu is entitled to receive upon termination by us after a change of control, termination pay equal to one year of salary and reimbursement for up to twelve months of COBRA continuation of health care coverage and immediate vesting of all of his stock options;

     - upon a change in control, all of the options granted to our directors and employees will become fully vested; and

     - the merger agreement provides that we have the right to enter into retention/severance agreements with our key employees in an aggregate amount not to exceed $8 million to be allocated as agreed to by us and CSC. One or more of our executive officers may be a party to such retention/severance agreements.

     Stock Options

     Pursuant to the merger agreement, each of the outstanding stock options under our equity incentive plans, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, such outstanding stock options will be canceled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (1) the excess, if any, of $34.00 over the per share exercise price for the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger.

     Our current directors and executive officers holding in-the-money options will receive cash payments at the closing of the merger in approximate amounts (before withholding) indicated in the following table:

                             Number of          Option         Approximate Option
Name                       Option Shares   Exercise Price(s)    Settlement Amount
----                       -------------   -----------------   ------------------
Rajendra B. Vattikuti          14,885         $       3.12         $   459,649
James Trouba                   60,000         $10.34-13.08         $ 1,392,200
Sivaprakasm Velu               64,925         $10.94-17.75         $ 1,369,485
Muraleedharar Bhaskaran        47,007         $ 3.12-13.75         $ 1,035,986
Stephen P. Nicholas            28,775         $13.08-13.75         $   599,444
Jon Umstead                     5,625         $      13.08         $   117,675
James E. Barlett               15,000         $12.69-24.72         $   259,500
William Brooks                 38,500         $ 3.85-24.72         $   683,135
Brian Hershkowitz              15,000         $      24.72         $   139,200
Douglas Land                  102,000         $ 2.50-24.72         $ 2,592,250
Ronald Machtley                55,000         $ 2.50-24.72         $ 1,200,860
John Stanley                   75,400         $ 2.50-24.72         $ 1,677,910
David Wasserman                15,000         $14.13-24.72         $   242,950
Gary C. Wendt                  20,000         $10.44-24.72         $   360,750
                              -------         ------------         -----------
TOTAL                         557,117         $ 2.50-24.72         $12,130,994


     Change of Control and Severance Payments

     The following table shows the total potential amount of all change of control and severance payments for our executive officers who are entitled to receive such payments under their existing agreements with us assuming that a change of control has occurred. The amounts listed in the table do not include the cash payments for in-the-money options which is described in the table above, or the value of continued benefits in the event of termination of the executive officer's employment with us.

                        Total Potential Change of Control
Name                        and/or Severance Payments
----                    ---------------------------------
Rajendra B. Vattikuti              $2,184,000
James Trouba                       $  265,000
Sivaprakasam Velu                  $  300,000
                                   ----------
TOTAL                              $2,749,000
                                   ==========

     Special Committee Compensation Arrangements

     Each member of the special committee will receive remuneration in the amount of $50,000, plus expenses in consideration for his acting in such capacity.

     Indemnification of Officers and Directors

     The merger agreement provides for director and officer indemnification for specified time periods. We describe these provisions under the caption "The Merger Agreement-Indemnification and Insurance."

     Benefit Arrangements

     For one year following the merger, with respect to each Covansys employee who continues to be employed by CSC following the closing of the merger, CSC has agreed to provide salary and benefits that are comparable in the aggregate to those provided by Covansys immediately prior to the merger.

     Arrangements with CSC

     None of our executive officers have entered into new employment agreements or arrangements with CSC.

NO FINANCING CONDITION

     The merger is not conditioned on CSC's ability to obtain financing.

                               REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and CSC have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and have requested "early termination" of the waiting period.

     A pre-merger notification is also being made to the German Federal Cartel Office, the consent or deemed approval of which is also necessary for the transaction to be completed. In addition, Covansys and CSC conduct operations in India and a number of other jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We and CSC are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to Covansys and CSC. It is possible that the Department of Justice or the Federal Trade Commission, the German Federal Cartel Office or any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger.

     We are not aware of any state regulatory requirements that remain to be complied with in order to complete the merger, other than the filing of the certificate of merger with the Department of Labor and Economic Growth of the State of Michigan.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Code, the regulations promulgated under the Code and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

     This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Covansys common stock in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of Covansys common stock subject to special rules, such as shareholders whose functional currency is not the U.S. dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle, constructive sale or conversion transaction. This discussion assumes that holders of Covansys common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein and accordingly the Internal Revenue Service may not agree with the positions described in this proxy statement.

     We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR SHARES OF COVANSYS COMMON STOCK PURSUANT TO THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

     If a partnership holds Covansys common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Covansys common stock, you should consult your own tax advisor.

     For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of Covansys common stock that is:

     - a citizen or individual resident of the United States for U.S. federal income tax purposes;

     - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

     - a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

     - an estate that is subject to U.S. federal income tax on all of its income regardless of source.

     A "non-U.S. holder" is a beneficial owner (other than a partnership) of Covansys common stock that is not a U.S. holder.

     U.S. Holders

     The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction to U. S. holders for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder's adjusted tax basis in the shares surrendered. This gain or loss will be capital gain or loss and will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to, or in connection with, the merger.

     Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

     A U.S. holder, other than a corporation or other exempt recipient, will be subject to information reporting on the cash received pursuant to the merger. In addition, under the backup withholding rules of the Code, the exchange agent generally is required to withhold 28% of all payments to which a shareholder or other payee is entitled, unless the shareholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct (or certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee's U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

     Non-U.S. Holders

     Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

     - the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

     - the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

     - we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of Covansys common stock at any time during the five years preceding the merger, in which case the purchaser of our common stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder's net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes.

     A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

                              THE MERGER AGREEMENT

     The following sections describe the material provisions of the merger agreement among CSC, SAC and Covansys. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to that agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this document. This summary may not contain all of the information about the merger agreement that is important to you. You are encouraged to read carefully the merger agreement in its entirety.

     THE MERGER AGREEMENT HAS BEEN INCLUDED WITH THIS PROXY STATEMENT TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. IT IS NOT INTENDED TO PROVIDE ANY FACTUAL, BUSINESS OR OPERATIONAL INFORMATION ABOUT COVANSYS. SUCH INFORMATION CAN BE FOUND ELSEWHERE IN THIS PROXY STATEMENT AND IN THE OTHER PUBLIC FILINGS COVANSYS MAKES WITH THE SEC, WHICH ARE AVAILABLE WITHOUT CHARGE AT COVANSYS' WEBSITE AT www.covansys.com OR AT www.sec.gov.

     THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES COVANSYS, CSC AND SAC MADE TO EACH OTHER. THESE REPRESENTATIONS AND WARRANTIES WERE MADE AS OF SPECIFIC DATES AND ARE SUBJECT TO QUALIFICATIONS, LIMITATIONS AND EXCEPTIONS AGREED TO BY COVANSYS, CSC AND SAC IN CONNECTION WITH NEGOTIATING THE TERMS OF THE MERGER AGREEMENT. MOREOVER, THESE REPRESENTATIONS AND WARRANTIES ARE SUBJECT TO CONTRACTUAL STANDARDS OF MATERIALITY THAT MAY BE DIFFERENT FROM THOSE GENERALLY APPLICABLE TO DISCLOSURES TO SHAREHOLDERS AND IN SOME CASES MAY HAVE BEEN MADE SOLELY FOR THE PURPOSE OF ALLOCATING RISK AMONG COVANSYS, CSC AND SAC, AND TO PROVIDE CONTRACTUAL RIGHTS AND REMEDIES TO THE PARTIES RATHER THAN TO ESTABLISH MATTERS AS FACTS. ACCORDINGLY, YOU SHOULD NOT RELY ON THE REPRESENTATIONS AND WARRANTIES AS CHARACTERIZATIONS OF THE ACTUAL STATE OF AFFAIRS.

THE MERGER

     Structure. Under the merger agreement, SAC will be merged with and into Covansys, and Covansys will survive the merger as a wholly owned subsidiary of CSC. All of Covansys' and SAC's respective rights, and all of their respective liabilities, will become those of the surviving entity.

     Effective Time. The merger will become effective upon the filing of a certificate of merger with the Department of Labor and Economic Growth of the State of Michigan or at such later time as is agreed upon by CSC and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on the closing date, which closing date will not be later than the second business day after satisfaction or waiver of the conditions to the closing of the merger described in the merger agreement.

     Covansys Articles of Incorporation. At the effective time of the merger, the merger agreement provides that our articles of incorporation will be amended and restated in its entirety to be identical to the articles of incorporation of SAC, in effect immediately prior to the effective time.

     Covansys Bylaws. At the effective time of the merger, the merger agreement provides that our bylaws will be amended and restated in its entirety to be identical to the bylaws of SAC, in effect immediately prior to the effective time.

MERGER CONSIDERATION; CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares held by us as treasury shares, or shares held by CSC or SAC, which shall be canceled without any payment thereof) will be converted at the effective time of the merger into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes.

     As soon as reasonably practicable after the effective time of the merger, the paying agent, designated by CSC and reasonably agreed to by us, will send a letter of transmittal to each person who was a holder of record of our common stock immediately prior to the effective time of the merger. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. At any time following the first anniversary of the closing of the merger, CSC may require the paying agent to deliver to it any funds that have been made available to the paying agent and that have not been distributed to holders of the Covansys stock certificates, and CSC shall then be responsible for the payment of any funds to the holders of those stock certificates.

     Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of CSC, $34.00 in cash for each share represented by the stock certificate, and that stock certificate will be canceled.

     In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

     - the certificate is properly endorsed or otherwise is in proper form for transfer, and

     -    the person requesting such payment:

     - pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

     - establishes to the satisfaction of the surviving corporation in the merger that such taxes have been paid or are not applicable.

     No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

DIRECTORS AND OFFICERS

     The merger agreement provides that the directors and officers of SAC immediately before the effective time of the merger will be the directors and officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

TREATMENT OF COVANSYS STOCK OPTIONS

     Upon the consummation of the merger, all outstanding options to acquire our common stock under our equity incentive plans will become fully vested and will either be exercised by the option holder or canceled and automatically converted into the right to receive a cash payment equal to the positive product obtained by multiplying (x) the aggregate number of shares of our common stock that were issuable upon exercise of the options immediately prior to the consummation of the merger and (y) the amount by which $34.00 exceeds the exercise price for each share of our common stock underlying the options. Options that have a per share exercise price equal to or greater than $34.00 will automatically be canceled and extinguished without conversion or payment of consideration.

TREATMENT OF COVANSYS WARRANTS

     Upon the consummation of the merger, the holders of the warrants to purchase shares of our common stock shall be entitled to either (a) upon payment of the applicable exercise price of such shares underlying the warrants an amount in cash equal to the product of the (x) merger consideration, multiplied by (y) the number of shares underlying the warrants, or (b) the product of (x) $34.00 minus the applicable exercise price, multiplied by (y) the number of shares underlying the warrants. One of the holders of warrants is only permitted to exercise its warrant pursuant to clause (a) above.

REPRESENTATIONS AND WARRANTIES

     Of Covansys. We made a number of representations and warranties to CSC and SAC relating to, among other things:

     - our, and each of our subsidiaries', proper organization, good standing and qualifications;

     -    our subsidiaries;

     -    our, and each of our subsidiaries' capital structure;

     - our corporate power and authority to enter into and perform the merger agreement and related matters with respect to the merger, the approval of our board of directors of the merger agreement and the requisite shareholder approval of the agreement and the merger;

     - our shareholder rights agreement and the inapplicability of the rights plan to the merger;

     - the absence of any violation of, or conflict with, our charter documents, applicable law or certain contracts as a result of entering into the merger agreement and consummation of the merger;

     - the governmental filings and approvals required in connection with the merger;

     - the documents that we have filed with the SEC since January 1, 2005, and the accuracy and preparation of certain specified financial statements and other information contained in those documents;

     -    the preparation of our financial reports in compliance with GAAP;

     - our compliance with the Sarbanes-Oxley Act of 2002, including internal controls over financial reporting and disclosure controls and procedures;

     - the absence of a company material adverse effect (as defined in "The Merger Agreement - Definition of Company Material Adverse Effect") since December 31, 2006, and the absence of certain other changes or events since December 31, 2006;

     -    tax matters;

     -    our intellectual property;

     - our compliance with applicable laws, permits and judgments, and our possession of material permits and licenses;

     - our compliance with the Foreign Corrupt Practices Act and the absence of unlawful payments, contribution and gifts;

     - certain outstanding, pending and threatened litigation as of the date of the merger agreement;

     - our engagement of, and payment of fees to, brokers, investment bankers and financial advisors;

     -    transactions with affiliates;

     - matters relating to our benefit plans and agreements and compliance with the Employee Retirement Income Security Act of 1974;

     - title to tangible properties and assets and our rights to use our leased properties;

     -    environmental matters;

     -    our material contracts;

     - the accuracy of information supplied by us in connection with this proxy statement;

     -    insurance policies;

     -    the receipt of a fairness opinion from Credit Suisse; and

     - notification of material whistleblower claims to the audit committee of our board of directors.

     Of CSC and SAC. CSC and SAC made a number of representations and warranties in the merger agreement relating to, among other things:

     - their proper organization, good standing and corporate power to operate their respective businesses;

     - their corporate power and authority to enter into and perform the merger agreement and related matters with respect to the merger;

     - the authorization, approval, execution, delivery, and performance by them of the merger agreement and the transactions contemplated by the merger agreement;

     - the absence of any violation of, or conflict with, their organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

     - the required consents and approvals of governmental entities as a result of the merger;

     - the accuracy of information supplied by them in connection with this proxy statement;

     -    SAC's lack of prior operating activity; and

     - the sufficiency of CSC's cash resources to pay the aggregate merger consideration.

     Expiration of Representations and Warranties. The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

CONDUCT OF OUR BUSINESS BEFORE CLOSING OF THE MERGER

     Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions unless we obtain CSC's prior written consent, we will carry on our, and will cause each of our subsidiaries to carry on their, businesses in the ordinary course consistent with past practice, and in compliance with all applicable laws and, to the extent consistent therewith, use commercially reasonable efforts in a manner consistent with past practices to preserve intact our business organization, to keep available the services of our present executive officers and other key employees and to preserve our relationships with customers, suppliers, licensors, licensees and others having business dealings.

     In addition we have agreed, with specified exceptions, to various additional restrictions, including restrictions on our and our subsidiaries' ability to:

     - declare, set aside or pay any dividends on, or other distributions in respect of, our capital stock;

     - split, combine or reclassify our capital stock, issue any other securities in respect of, in lieu of or in substitution for shares of our capital stock or other equity or voting interests;

     - purchase, redeem or otherwise acquire any of our or our subsidiaries' securities, other than in connection with the repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements;

     - issue, deliver, sell, authorize, pledge or otherwise acquire any of our or our subsidiaries' securities, other than issuances upon the exercise of outstanding warrants or vested options or grants of options to newly hired employees issued in the ordinary course of business at an exercise price no less than then current market price;

     - amend or propose to amend our or our subsidiaries' organizational documents;

     - acquire or agree to acquire any business, assets or securities, in each case involving the payment of $5,000,000 individually or in excess of $15,000,000 in the aggregate other than ordinary course investments in investment securities;

     - enter into any binding agreement, agreement in principal, letter of intent or similar contract with respect to any joint venture, strategic partnership or alliance, except for standard commercial partnership and alliances consistent with past practice;

     - sell, lease, license, encumber otherwise dispose of any properties, assets or any subsidiaries' securities other than the sales of inventory in the ordinary course of business consistent with past practices, sale or disposition of property or assets which are not material, individually or in the aggregate, to the business, the sale of goods or non-exclusive licenses of intellectual property in the ordinary course of business consistent with past practices or dispositions of other investment assets in the ordinary course of business;

     -    make any loans or advances, subject to limited exceptions;

     - make any material change in our principles of accounting or revalue any of our assets, except as required by a change in GAAP or legal requirements;

     - make any material tax election, change any material tax election or settle or compromise any material tax liability;

     - except as required by applicable law, increase the amount of any salary, cash bonus, compensation or fringe benefits or, or pay any bonus or grant severance or termination pay to any employee, except in the ordinary course of business consistent with past practice;

     - except as required by applicable law, increase any benefit under any employee benefit plan, or make any contribution to any employee benefit plan, other than as required under any such plan;

     - except as required by applicable law, accelerate, amend, or modify any company stock options, other than by operation of any agreement for such stock options;

     - except as required by applicable law, enter into any employment, severance, termination or indemnification agreement with any employee or enter into any collective bargaining agreement, except in the ordinary course of business with respect to new hires consistent with past practice;

     - except as required by applicable law, grant any stock-related award or performance award to any person, except in the ordinary course of business consistent with past practice;

     - except as required by applicable law, enter into any agreement with any employee, the benefits of which are contingent upon, or the terms of which are materially altered in favor of an employee upon an event such as the merger;

     - any action or omission to take any action which would result in the material loss or reduction of value of our intellectual property, taken as a whole;

     - enter into or change certain material agreements with respect to our intellectual property;

     - adopt a plan of our or our subsidiaries' complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the merger with SAC);

     - hire or offer to hire employees, other than in the ordinary course of business, consistent with past practice;

     - other than pursuant to our existing credit facility or replacement thereof, or bonds for customer contracts consistent with past practice, incur any indebtedness, or issue and sell options, warrants, calls, or other rights to acquire any debt securities, enter into any "keep well" or other contract to maintain any


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

          financial statement or similar condition of another person, or enter any similar arrangement;

     - make any individual or series of related payments outside of the ordinary course of business or make or commit to make capital expenditures inconsistent with or beyond those contained in our capital expenditure budget;

     - enter into, modify or amend in a manner adverse in any material respect to us or our subsidiaries, or terminate, any lease, sublease or material contract or waive any material rights or claims thereunder in any manner that is adverse to the company, other than accelerating, terminating or cancelling material contracts in the ordinary course of business consistent with past practice;

     - enter into any contract containing any non-competition, exclusivity or other material restrictions on us, our subsidiaries, SAC or CSC, or any of their respective businesses following the closing go of the merger;

     - permit our employees to exercise their options with a promissory note or through a net exercise to the extent not previously permitted by the applicable option plan;

     -    fail to use commercially reasonable efforts to maintain insurance;

     - pay, discharge or satisfy any claims, actions or proceedings, other than the payment, discharge or satisfaction of any such claims, actions or proceedings, (i) in the ordinary course of business and consistent with past practice, properly reflected or reserved against in our and our subsidiaries' consolidated financial statements (or the notes thereto) at December 31, 2006, or (ii) incurred in the ordinary course of business consistent with past practice that do not exceed $2 million in the aggregate; or

     - agree in writing or otherwise to take any of the actions described above.

NO SOLICITATION OF THIRD PARTIES BY COVANSYS

     In General. We and our subsidiaries will not, and will not permit or authorize our or our subsidiaries' respective officers, directors, employees, investment bankers, attorneys, accountants, or other advisors, or representatives to, directly or indirectly:

     - solicit, initiate or knowingly take any other action to facilitate, any acquisition proposal;

     - engage in any discussions or negotiations regarding any acquisition proposal;

     - terminate, amend or waive any rights under any standstill or other similar agreements; or


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

     - take any action to render our shareholders' rights plan inapplicable to an acquisition proposal or allow it to expire;

     For purposes of the merger agreement, "acquisition proposal" means any proposal or offer from any person, other than CSC or SAC to engage in any transaction or series of related transactions involving:

     - the acquisition of more than 25% of any class or series of our capital stock outstanding as of the date of such acquisition that would result in a third party or group unrelated to us to beneficially own 25% or more of any class or series of our capital stock as of the date of such acquisition;

     - any merger, consolidation, business combination or similar transaction pursuant to which shareholders of Covansys immediately proceeding such transaction would hold less than 51% of the voting equity interest in the resulting entity;

     - any sale, lease, exchange, transfer license, acquisition or disposition of more than 25% of our and our subsidiaries' consolidated assets; or

     -    any liquidation or dissolution of us.

     Unsolicited Acquisition Proposals. Before our shareholders approve the proposal to adopt the merger agreement, in response to an unsolicited, bona fide written acquisition proposal, our board of directors or a committee thereof can furnish information, subject to a confidentiality agreement (on terms no less restrictive than those contained in the confidentiality agreement between us and
CSC), and participate in discussions or negotiations, but only if our board of directors or a committee thereof determines in good faith following consultation with its financial and legal advisors that the acquisition proposal is, or is reasonably likely to constitute, a "superior offer."

     For purposes of the merger agreement, "superior offer" means any unsolicited, bona fide written acquisition proposal for at least a majority of our outstanding equity securities or more than 50% of our and our subsidiaries' consolidated assets and on terms which our board of directors or a committee thereof determines in good faith after taking into account among other things
(a) all other legal, financial and regulatory and other aspects of the offer and
(b) the business, legal and financial condition of the offeror more favorable to our shareholders than the terms of the merger agreement, including any changes to the merger agreement proposed by CSC from a financial point of view.

     We have agreed to notify CSC as promptly as reasonably practicable if we receive, and in any event within two days after we receive, any acquisition proposal, and have agreed to provide CSC with written notice of the material terms and conditions of any such acquisition proposal, request or inquiry, and the identity of the person making such proposal, request or inquiry and a copy of all written material provided in connection with such acquisition, proposal, request or inquiry. Additionally, we have agreed to keep CSC informed on a reasonably current basis of the status of any such acquisition proposal, request or inquiry, including any changes to the terms


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

thereof, and shall promptly provide within two days copies of all written communications relating to such acquisition proposal.

CHANGE IN BOARD OF DIRECTORS RECOMMENDATION

     We have agreed that neither our board of directors nor any committee of our board of directors will:

     - withdraw or modify in a manner adverse to CSC the recommendation of advisability by our board of directors, or any committee of our board of directors, of the merger agreement or the merger (we sometimes refer herein to any such action or agreement as a "change of recommendation");

     -    adopt, approve or recommend any acquisition proposal; or

     - cause or permit us to enter into any letter of intent or acquisition agreement or other agreement constituting or related to, or which is intended to or reasonably likely to lead to any acquisition proposal.

     Notwithstanding our obligations under the merger agreement, our board of directors or a committee thereof may, prior to obtaining the approval of our shareholders' to the adoption of this merger agreement, in response to an unsolicited, bona fide written acquisition proposal, make a change of recommendation, if:

     - our board of directors, or a committee thereof, determines in good faith (after consultation with outside legal counsel and financial advisor) that such acquisition proposal constitutes a superior offer;

     - we provide prior written notice to CSC of the intention to take such action (which we sometimes refer to herein as an "change of recommendation notice") at least three business days in advance that it is prepared to make a change of recommendation and we provide CSC with the material terms and conditions relating to the superior proposal and, in the event of material revisions to the superior offer, our board of directors delivers to CSC a new change of recommendation notice;

     - after delivering the change of recommendation notice, we provide CSC with an opportunity to make such adjustments in the terms and conditions of the merger agreement during such three business day period and negotiate to make a proposal; and

     - our board of directors, or any committee thereof, determines, after consulting with our outside legal counsel and financial advisors, that the failure of our board of directors to effect a change of recommendation or to terminate the merger agreement would reasonably be expected to result in a breach of its fiduciary obligations to our shareholders under applicable law.


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

     The covenant in the merger agreement generally prohibiting us from soliciting acquisition proposals does not prevent us from complying with Item 1012 of Regulation M-A and Rules 14d-9 and 14e-2(a), each as promulgated under the Exchange Act with regard to an acquisition proposal or from making any disclosure to our shareholders if our board of directors determines in good faith that failure to take such action would be inconsistent with applicable law.

EMPLOYEE BENEFITS

     Until the end of the twelfth month following the closing of the merger, CSC will provide or cause to be provided to our employees who continue to be employed by CSC or the surviving corporation in the merger with salary and benefits that are comparable in the aggregate to those offered to our employees immediately prior to the closing of the merger.

CONDITIONS TO CLOSING

     Mutual Conditions. The obligations of the parties to complete the merger are subject to the following mutual conditions:

     - approval of the proposal to approve the merger agreement by the requisite shareholder vote at the special meeting;

     - the expiration or termination of the waiting period and the receipt of any approvals required under applicable United States antitrust laws, and the receipt or expiration, as applicable, of any material approval or waiting period under any other applicable competition, merger control, antitrust, or similar law; and

     - the absence of any outstanding or currently existing order, judgment, decision, decree, injunction, ruling, writ or assessment, issued by any court of competent jurisdiction or other legal restraint or prohibition having the effect of restraining, enjoining or otherwise prohibiting the merger.

     Conditions to Covansys' Obligation to Complete the Merger. Our obligation to complete the merger is subject to the following additional conditions:

     - CSC's and SAC's representations and warranties contained in the merger agreement shall be true and correct on the date of the merger agreement and on the closing date, except for any failure to be so true and correct which would not, individually or not the aggregate with all such failures, have or reasonably be expected to have a material adverse effect on CSC or SAC's ability to consummate the transactions contemplated by the merger agreement of the obligations of CSC and SAC to perform in all material respects their covenants and obligations under the merger agreement, it being understood that all references to material adverse effect and all materiality qualifiers and such qualifications in such representations and warranties shall be disregarded except on the date of the merger agreement and on the closing date to the extent such


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

          representations and warranties that by their terms speak as of a specified date will be determined as of that date;

     - the performance, in all material respects, by CSC and SAC of all obligations required to be performed by them under the merger agreement; and

     - CSC's delivery to us at closing of a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties and obligations.

     Conditions to CSC's and SAC's Obligations to Complete the Merger. CSC's and SAC's obligations to complete the merger are subject to the following additional conditions:

     - our representations and warranties contained in the merger agreement shall be true and correct on the date of the merger agreement and on the closing date, and except for any failure to be so true and correct which would not, individually or in the aggregate with all such failure, have or reasonably be expected to have a company material adverse effect, it being understood that all references to company material adverse effect and all materiality qualifiers and similar qualifications in such representations and warranties shall be disregarded;

     - the performance, in all material respects, by us of all obligations required to be performed by us under the merger agreement; and

     - our delivery to CSC and SAC at closing of a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties and obligations.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after approval of our shareholders has been obtained, as follows:

     -    by mutual written consent of CSC, SAC, and us;

     -    by either CSC or us, if:

          - the merger has not been completed by December 31, 2007, provided that a party cannot invoke this right to terminate if its action or failure to act has been a principal cause of or resulted in the failure to complete the merger, and such action or failure to act was a breach of the merger agreement;

          - there is an outstanding or currently existing order, judgment, decision, decree, injunction, ruling, writ or assessment, issued by any court of competent jurisdiction or other legal restraint or prohibition having the effect of


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

               permanently restraining, enjoining or otherwise prohibiting the merger which has become final and nonappealable; or

          - our shareholders do not adopt the merger agreement at a duly held shareholders meeting called for such purpose.

     -    by CSC, if:

          - our board of directors, or a committee thereof, changes its recommendation to our shareholders that they vote "FOR" the adoption of the merger agreement;

          - we do not include our board of directors' recommendation to our shareholders that they vote in favor of the adoption of the merger agreement in the proxy statement and do not circulate an amendment to the proxy statement that includes such recommendation within five business days after notice thereof from CSC;

          - our board of directors does not reaffirm its recommendation to our shareholders that they vote in favor of the adoption of the merger agreement and the merger within 20 days after an acquisition proposal is publicly disclosed;

          - we breach in any material respect certain obligations under the merger agreement; or

          - we have a breach of, or inaccuracy in, any representation, warranty, covenant or agreement by us in the merger agreement which would result in the failure of certain conditions to closing; provided that if such the breach or inaccuracy is curable, CSC may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after we receive notice of such breach or inaccuracy;

     -    by us, if:

          - CSC or SAC has a breach of, or inaccuracy in, any representation, warranty, covenant or agreement by CSC or SAC in the merger agreement which would result in the failure of certain conditions to closing; provided that if such breach or inaccuracy is curable, we may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after CSC receives notice of such breach or inaccuracy; or

          - we enter into a definitive agreement to effectuate a superior offer in accordance with the terms of the merger agreement.


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

TERMINATION FEE AND EXPENSES

     The merger agreement provides that, in general, regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger agreement and the merger will be borne by the party incurring such fees and expenses. The merger agreement requires, however, that we pay CSC a termination fee of $40 million if the merger agreement is terminated by us because we entered into a definitive agreement to effectuate a superior offer.

     In addition, if the merger agreement is terminated:

     - by either party, if our shareholders do not adopt the merger agreement at a duly held shareholders meeting called for such purpose;

     - by CSC, if our board of directors, or a committee thereof, changes its recommendation to our shareholders that they vote "FOR" the adoption of the merger agreement;

     - by CSC, if we do not include our board of directors' recommendation to our shareholders that they vote in favor of the adoption of the merger agreement in the proxy statement and do not circulate an amendment to the proxy statement that includes such recommendation within five business days after notice thereof from CSC;

     - by CSC, if our board of directors does not reaffirm its recommendation to our shareholders that they vote in favor of the adoption of the merger agreement and the merger within 20 days after an acquisition proposal is publicly disclosed;

     - by CSC, if we breach in any material respect certain obligations under the merger agreement; or

     - by CSC, upon our willful breach of, or inaccuracy in, any representation, warranty, covenant or agreement by us in the merger agreement which would result in the failure of certain conditions to closing; provided that if such willful breach or inaccuracy is curable, CSC may not terminate the merger agreement unless such material breach or inaccuracy is not cured within 30 days after we receive notice of such breach or inaccuracy;

and (i) prior to such termination an acquisition proposal has been made known to us or otherwise becomes publicly known, any person has publicly announced or made known an intention to make an acquisition proposal, or an acquisition proposal is made directly to our shareholders and (ii) within 12 months after such termination, we enter into an acquisition agreement with respect to, or consummate, an acquisition proposal, the merger agreement requires us to pay CSC a termination fee of $40 million; provided that for purposes of this the term "acquisition proposal" shall have the meaning discussed regarding such term earlier in this summary, except that the references therein to "25%" shall be deemed to be references to "a majority."


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

     The merger agreement also requires us to pay CSC up to $4 million for all documented out-of-pocket costs and expenses incurred by it in connection with the merger agreement if the merger agreement is terminated pursuant to the following:

     - by either party, if our shareholders do not adopt the merger agreement at a duly held shareholders meeting called for such purpose;

     - by CSC, if our board of directors, or a committee thereof, changes its recommendation to our shareholders that they vote "FOR" the adoption of the merger agreement;

     - by CSC, if we do not include our board of directors' recommendation to vote in favor of the adoption of the merger agreement in the proxy statement and do not circulate an amendment to the proxy statement that includes such recommendation within five business days after notice thereof from CSC;

     - by CSC, if our board of directors does not reaffirm its recommendation to our shareholders that they vote in favor of the adoption of the merger agreement and the merger within 20 days after an acquisition proposal is publicly disclosed;

     - by CSC, if we breach in any material respect certain obligations under the merger agreement; or

     - by CSC, upon our breach of, or inaccuracy in, any representation, warranty, covenant or agreement in the merger agreement which would result in the failure of certain conditions to closing; provided that if such breach or inaccuracy is curable, CSC may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after we receive notice of such breach or inaccuracy; or

     - by us, if we enter into a definitive agreement to effectuate a superior offer in accordance with the terms of the merger agreement.

     Such $4 million reimbursement of expenses shall be credited against the termination fee if we are required to pay the termination fee. CSC has agreed to pay us up to $4 million for all documented out-of-pocket costs and expenses incurred by us in connection with the merger agreement if the merger agreement is terminated by us upon the breach of, or inaccuracy in, any representation, warranty, covenant or agreement by CSC or SAC in the merger agreement which would result in the failure of certain conditions to closing, provided that if such breach or inaccuracy is curable, we may not terminate the merger agreement unless such breach or inaccuracy is not cured within 30 days after CSC or SAC receives notice of such breach or inaccuracy.

INDEMNIFICATION AND INSURANCE

     CSC will cause the surviving corporation to maintain articles of incorporation and bylaws that contain provisions relating to indemnification, exculpation and the liability of its directors and officers that are no less favorable than such provisions included in the Covansys articles of incorporation and bylaws as of the date of the merger agreement and to not amend, repeal or otherwise modify such provisions for at least six years after the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors, officers, employees, fiduciaries or agents of Covansys or any of our subsidiaries, except as required by applicable law.

     CSC will cause the surviving corporation in the merger to indemnify and provide advancement of expenses to the current or former directors or officers of Covansys and its subsidiaries from liabilities arising out of or pertaining to any action or omission in their capacity as an officer, director, fiduciary or agent of Covansys or any of our subsidiaries, occurring on or before the effective time of the merger, to the same extent as provided in the Covansys articles of incorporation and bylaws as of the date of the merger agreement.

     CSC agreed to maintain as of the effective time directors' and officers' liability insurance policy with a claim period of six years from the effective time of the merger for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. CSC's obligation to provide this insurance coverage is subject to a cap of 400% of the aggregate premiums paid by us for the period from January 1, 2006, to and including December 31, 2006. If CSC cannot maintain the policy without exceeding the 400% cap, CSC is required to obtain as much insurance coverage as can be obtained for such 400% amount. Alternatively, CSC may purchase a six-year "tail" on our current officers' and directors' liability insurance.

DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT

     For purposes of the merger agreement, "company material adverse effect" means any event, circumstance, change, effect or development (each, a "Change") that, individually or in the aggregate, and taken together with all Changes, (i) is, or is reasonably likely to be, materially adverse to the business, results of operations, assets (including intangible assets), financial condition of Covansys and its subsidiaries, taken as a whole, or (ii) would have a material adverse effect on the ability of Covansys to consummate the merger prior to December 31, 2007; provided, however, that no Change to the extent resulting from any of the following shall be taken into account when determining whether a "company material adverse effect" under clause (i) of this definition has occurred:

     -    general market, economic or political conditions;

     - general market, economic or political conditions in the industries in which Covansys or any of its subsidiaries conducts business;

     - any change arising as a result of any weather conditions, natural disasters, acts of war, sabotage or terrorism, military actions or the escalation thereof or other force majeure events;


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

     - general market, economic or political conditions in India (including any changes arising out of acts of terrorism or war, weather conditions or other force majeure events);

     - changes in GAAP or changes in the interpretation of GAAP with respect to tax matters or as a result of or arising from an audit review of the consolidated financial statements of Covansys and its subsidiaries, in either case, pursuant to which Covansys is required to change its prior accounting policies or practices;

     - any material weakness in internal controls over financial reporting, in and of itself (it being understood that the underlying causes or consequences of any such material weakness may be deemed to constitute a company material adverse effect and may be taken into consideration when determining whether there has occurred a company material adverse effect);

     -    any changes in law;

     - the pendency or announcement of the merger agreement, including without limitation the merger or any customer or supplier reaction to the identity of CSC;

     - compliance with the terms of, or the taking of any action required by, the merger agreement;

     - any litigation brought or threatened by shareholders of either Covansys or CSC (whether on behalf of Covansys, CSC or otherwise) asserting allegations of a breach of fiduciary duty relating to the merger agreement, violations of securities laws in connection with this proxy statement or otherwise in connection with the merger agreement;

     - any action required to comply with the rules and regulations of the SEC or the SEC comment process, in each case, in connection with this proxy statement;

     - any decrease in the market price or trading volume of Covansys' common stock (it being understood that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself and themselves, a company material adverse effect and may be taken into consideration when determining whether there has occurred a company material adverse effect);

     - Covansys' failure to meet any internal or published projections, forecasts or revenue or earnings predictions or published industry analyst expectations (it being understood that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself and themselves, a company material adverse effect and may be taken into consideration when determining whether there has occurred a company material adverse effect); or


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

     - the formal investigation of Covansys, captioned In the Matter of Covansys Corp. (C-03825), being conducted by the enforcement staff of the SEC.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     Covansys, CSC and SAC may amend the merger agreement at any time before or after approval of the matters presented in connection with the merger by the shareholders of Covansys and CSC in a written instrument signed on behalf of each of Covansys, CSC and SAC.

     Covansys, CSC or SAC may extend the time for performance of any of the obligations or other acts of the other party under the merger agreement, waive any inaccuracies in the other party's representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement.

SPECIFIC PERFORMANCE

     In the merger agreement, Covansys, CSC and SAC have agreed that monetary damages may not be a sufficient remedy for a breach of the merger agreement and that each of Covansys, CSC and SAC will be entitled to equitable relief, including injunction or specific performance, as a remedy for any such breach.

OTHER AGREEMENTS

     In addition to the agreements described above, we have agreed in the merger agreement to take several other actions, including the following:

     - We agreed to take such actions as are necessary to render our Rights Agreement dated December 1, 2004, inapplicable to the merger, the merger agreement and the other transactions contemplated by the merger agreement. We also agreed to terminate our Rights Agreement at the Expiration Date (as defined in the Rights Agreement).

     - Prior to the execution of the merger agreement, our board of directors approved the transaction contemplated thereon, including the acquisition of Covansys and shares of capital stock of Covansys by CSC and CSC becoming an substantial shareholder under applicable Michigan laws.

     - We agreed to provide CSC information concerning our business and to give CSC access to our books, records, properties, and personnel and to cause our subsidiaries to do the same.

     - Except as would violate applicable law, we and CSC have agreed to consult with each other prior to issuing any press release or other public announcements with respect to the merger.

     - We, CSC and SAC have agreed to file as promptly as practicable all notifications and reports under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, which we refer to as the HSR Act, with respect to the


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

          transactions contemplated by the merger agreement, to make as promptly as reasonably practicable any required submissions under the foreign antitrust laws which we or CSC determine should be made with respect to the transactions contemplated by the merger agreement, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or foreign antitrust laws, and to use their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent to cause the expiration or termination of the applicable waiting periods under the HSR Act or foreign antitrust laws as soon as practicable.

     - We, CSC and SAC have agreed to promptly supply the other with any information that may be required in order to effectuate any HSR Act or foreign antitrust laws filings.

     - We and CSC have agreed to notify the other promptly upon the receipt of any comments from any governmental entity in connection with any HSR Act or foreign antitrust laws filings, of any request by any officials of any governmental entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any laws in connection with the merger agreement.

     - We, CSC and SAC have agreed to use reasonable best efforts to take all actions, and to do, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. We, CSC and SAC each have agreed to use our reasonable best efforts to obtain all consents, approvals, orders and authorizations of, and make all registrations, declarations or filings with, any governmental entity, obtain all waivers, consents and approvals from third parties, prevent the entry, enactment or promulgation of any threatened or pending order or legal restraint that could materially and adversely affect CSC's, SAC's and our ability to consummate the transactions under the merger agreement, lift any order or legal restraint that could materially and adversely affect CSC's, SAC's and our ability to consummate the transactions under the merger agreement, and in the event that any proceeding relating to the merger agreement to cooperate to defend against it.

     - If any takeover law or similar law is or becomes applicable to this merger agreement, we have agreed to use all commercially reasonable efforts to ensure that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such law on the merger.

                                APPRAISAL RIGHTS

     Michigan law does not entitle the holders of shares of our common stock to seek appraisal of the fair value of their shares in connection with the merger.

                                MARKET PRICE DATA

     Our common stock is traded on the Nasdaq under the symbol "CVNS." The table below shows, for the periods indicated the high and low sales prices for shares of common stock as reported by the Nasdaq.

                                            Covansys
                                          Common Stock
                                        ---------------
                                         High      Low
                                        ------   ------
Year Ended December 31, 2005
First quarter                           $14.95   $11.31
Second quarter                          $15.70   $ 9.36
Third quarter                           $16.88   $12.71
Fourth quarter                          $16.90   $13.51

Year Ended December 31, 2006
First quarter                           $17.21   $13.33
Second quarter                          $18.00   $12.38
Third quarter                           $18.75   $10.84
Fourth quarter                          $24.68   $16.89

Year Ended December 31, 2007
First quarter                           $27.26   $21.76
Second quarter (through May 17, 2007)    33.55    26.46

     The following table sets forth the closing sales prices per share of our common stock, as reported on Nasdaq on April 25, 2007, the last full trading day before the public announcement of the proposed merger, and on May 17, 2007, the latest practicable date before the printing of this proxy statement:

                 Common Stock
                 ------------
April 25, 2007      $26.80
May 17, 2007        $33.50

     If the merger is consummated, each share of our common stock will be converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes, and our common stock will be removed from listing on the Nasdaq and there will be no further public market for shares of our common stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table contains information as of May 10, 2007 about the beneficial ownership of shares of our common stock by:

     - each person who we know to own beneficially more than 5% of the outstanding shares of our common stock;

     -    our directors;

     - Rajendra B. Vattikuti, who was serving as our President, Chief Executive Officer and Chairman on May 10, 2007;

     - James Trouba, who was serving as our Chief Financial Officer on May 10, 2007;

     - our three other most highly compensated executive officers who were serving as executive officers on May 10, 2007; and

     -    all of our directors and executive officers as a group.

In general, "beneficial ownership" includes those shares a person or entity has or shares the power to vote or the power to transfer, and rights to acquire that power within 60 days. Except as otherwise noted, the persons named in the table below have sole power to vote and transfer all shares shown as beneficially owned by them.

                                       SHARES OF        OPTIONS OR WARRANTS       PERCENT OF
                                      COMMON STOCK         EXERCISABLE        OUTSTANDING VOTING
NAME                               BENEFICIALLY OWNED     WITHIN 60 DAYS           SHARES (1)
----                               ------------------   -------------------   ------------------
CDR-Cookie Acquisition, L.L.C.(2)       2,000,000           5,000,000                5.5%
  375 Park Avenue
  New York, NY 10152
Fidelity National Financial, Inc.(3)    9,317,000           4,000,000                25.5%
  601 Riverside Avenue
  Jacksonville, Florida 32204
Rajendra B. Vattikuti                   6,311,756              14,885                17.3%
William C. Brooks                              --              26,500                   *
Douglas S. Land                           235,382              90,000                   *
Ronald K. Machtley                             --              43,000                   *
John A. Stanley                            11,000              63,400                   *
David H. Wasserman(4)                          --               3,750                   *
Gary C. Wendt                              58,014               6,250                   *
Siva Velu                                  44,986              52,425                   *
Stephen B. Nicholas                            --              16,275                   *
James S. Trouba                                --              30,000                   *
Muralee Bhaskaran                          15,800              37,007                   *
Jon Umstead                                    --               1,875                   *
Brian Hershkowitz                           1,500                  --                   *
Directors and Executive Officers
   as a group (13 persons)              6,678,438             385,367                18.3%

*    Less than 1% of the outstanding voting shares of common stock.

(1) Percentages are based on a total of 36,502,131 shares of common stock outstanding as of May 14, 2007.

(2) Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R Fund VI") is the sole member of CDR-Cookie Acquisition, L.L.C. ("CDR-Cookie") and a beneficial owner of the 2,000,000 shares of common stock and 5,000,000 warrants for common stock beneficially owned directly by CDR-Cookie. CD&R Associates VI Limited Partnership is the general partner of CD&R Fund VI and has the power to direct CD&R Fund VI as to the voting and disposition of shares and warrants beneficially owned directly by CDR-Cookie. CD&R Investment Associates VI, Inc. is the managing general partner of CD&R Associates VI Limited Partnership and has the power to direct CD&R Associates VI Limited Partnership as to its direction of CDR-Cookie's voting and disposition of the shares and warrants beneficially owned directly by CDR-Cookie. No person controls the voting and dispositive power of CD&R Investment Associates VI, Inc. with respect to the shares and warrants beneficially owned directly by CDR-Cookie. Each of CD&R Associates VI Limited Partnership and CD&R Investment Associates VI, Inc. expressly disclaims beneficial ownership of the shares owned by CD&R Fund
     VI. Does not include options owned by David Wasserman, who is an officer of CDR-Cookie and one of our directors.

(3) Fidelity National Financial Inc. is the beneficial owner of the shares held of record by its subsidiary Fidelity Information Services, Inc.


(4) Does not include shares of common stock and warrants beneficially owned directly by CDR-Cookie, of which Mr. Wasserman is an officer, or options assigned by Mr. Wasserman to his employer, Clayton, Dubilier & Rice, Inc., as to all of which Mr. Wasserman disclaims beneficial ownership.


                          FUTURE SHAREHOLDER PROPOSALS

If the merger is consummated, we will not have public shareholders and there will be no public participation in any future meetings of shareholders. However, if the merger is not completed, we will hold an annual meeting of shareholders in 2007.

Proposals of shareholders intended to be presented at the 2007 annual meeting of shareholders must have been received by us at our principal office in Farmington Hills, Michigan not later than December 31, 2006 for inclusion in the proxy statement for that meeting.

                         HOUSEHOLDING OF PROXY STATEMENT

In accordance with Rule 14a-3(e)(l) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Covansys Corporation,
Attention: Brett D. Pynnonen, General Counsel, 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334, (248) 488-2088.

                       WHERE YOU CAN FIND MORE INFORMATION

Covansys files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

Covansys' filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact
D.F. King, our proxy solicitor, at 1-800-859-8509 (toll free) or 212-269-5500 (collect).

By Order of our board of directors,


-------------------------------------
Brett D. Pynnonen, Secretary

________, 2007

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

                                     ANNEX A

AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 25, 2007, BY AND AMONG COMPUTER
    SCIENCES CORPORATION, SURFSIDE ACQUISITION CORP. AND COVANSYS CORPORATION

                                                                     APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         COMPUTER SCIENCES CORPORATION,

                           SURFSIDE ACQUISITION CORP.,

                                       AND

                              COVANSYS CORPORATION

                           DATED AS OF APRIL 25, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER.....................................................      1

   Section 1.1  The Merger...............................................      1
   Section 1.2  Effective Time; Closing..................................      2
   Section 1.3  Effect of the Merger.....................................      2
   Section 1.4  Articles of Incorporation and Bylaws.....................      2
   Section 1.5  Directors and Officers...................................      2
   Section 1.6  Effect on Capital Stock..................................      2
   Section 1.7  Surrender of Certificates................................      3
   Section 1.8  No Further Ownership Rights in Company Common Stock......      5
   Section 1.9  Lost, Stolen or Destroyed Certificates...................      5
   Section 1.10 Warrants.................................................      5
   Section 1.11 Further Action...........................................      5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY.....................      6

   Section 2.1  Organization; Standing and Power; Charter Documents;
                Subsidiaries.............................................      6
   Section 2.2  Capital Structure........................................      7
   Section 2.3  Authority; Non-Contravention; Consents...................      9
   Section 2.4  SEC Filings; Financial Statements; Internal Controls;
                Sarbanes-Oxley Act Compliance............................     11
   Section 2.5  Absence of Certain Changes or Events.....................     13
   Section 2.6  Taxes....................................................     14
   Section 2.7  Intellectual Property....................................     16
   Section 2.8  Compliance; Permits; FCPA................................     20
   Section 2.9  Litigation...............................................     20
   Section 2.10 Brokers' and Finders' Fees...............................     21
   Section 2.11 Related Party Transactions...............................     21
   Section 2.12 Employee Matters.........................................     21
   Section 2.13 Property.................................................     24
   Section 2.14 Environmental Matters....................................     25
   Section 2.15 Contracts................................................     25
   Section 2.16 Proxy Statement..........................................     27
   Section 2.17 Insurance................................................     28
   Section 2.18 Fairness Opinion.........................................     28
   Section 2.19 Whistleblower Notification...............................     28

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......     28

   Section 3.1  Organization.............................................     29
   Section 3.2  Authority; Non-Contravention; Consents...................     29
   Section 3.3  Disclosure...............................................     30
   Section 3.4  Ownership and Interim Operations of Merger Sub...........     30

   Section 3.5  Financial Capability.....................................     30

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...........................     30

   Section 4.1  Conduct of Business of Company...........................     30

ARTICLE V ADDITIONAL AGREEMENTS..........................................     34

   Section 5.1  Proxy Statement..........................................     34
   Section 5.2  Meetings of Shareholders; Board Recommendation...........     35
   Section 5.3  Acquisition Proposals....................................     35
   Section 5.4  Access to Information....................................     38
   Section 5.5  Public Disclosure........................................     39
   Section 5.6  Regulatory Filings; Reasonable Efforts...................     39
   Section 5.7  Notification of Certain Matters..........................     41
   Section 5.8  Equity Awards and Employee Benefits......................     41
   Section 5.9  Indemnification; Insurance...............................     43
   Section 5.10 Section 16 Matters.......................................     44
   Section 5.11 Merger Sub Compliance....................................     45
   Section 5.12 Conveyance Taxes.........................................     45

ARTICLE VI CONDITIONS TO THE MERGER......................................     45

   Section 6.1  Conditions to the Obligations of Each Party..............     45
   Section 6.2  Additional Conditions to the Obligations of Company......     45
   Section 6.3  Additional Conditions to the Obligations of Parent and
                Merger Sub...............................................     46

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER............................     47

   Section 7.1  Termination..............................................     47
   Section 7.2  Notice of Termination; Effect of Termination.............     48
   Section 7.3  Fees and Expenses........................................     48
   Section 7.4  Amendment................................................     50
   Section 7.5  Extension; Waiver........................................     50

ARTICLE VIII GENERAL PROVISIONS..........................................     50

   Section 8.1  Non-Survival of Representations and Warranties...........     50
   Section 8.2  Notices..................................................     50
   Section 8.3  Interpretation; Certain Definitions......................     51
   Section 8.4  Counterparts; Facsimile Signatures.......................     54
   Section 8.5  Entire Agreement; Third-Party Beneficiaries..............     54
   Section 8.6  Severability.............................................     54
   Section 8.7  Specific Performance.....................................     54
   Section 8.8  Governing Law............................................     54
   Section 8.9  Consent to Jurisdiction..................................     54
   Section 8.10 Assignment...............................................     55
   Section 8.11 Waiver of Jury Trial.....................................     55

                             INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement ......................................   38
Acquisition Proposal ......................................................   40
affiliate .................................................................   54
Agreement .................................................................    1
Balance Sheet Date ........................................................   13
beneficial ownership ......................................................   54
business day ..............................................................   54
Capitalization Date .......................................................    7
Certificate ...............................................................    3
Certificate of Merger .....................................................    2
Change ....................................................................   54
Change of Recommendation ..................................................   39
Change of Recommendation Notice ...........................................   39
Closing ...................................................................    2
Closing Date ..............................................................    2
Code ......................................................................    4
Company ...................................................................    1
Company Balance Sheet .....................................................   13
Company Board Recommendation ..............................................   10
Company Charter Documents .................................................    7
Company Common Stock ......................................................    3
Company Disclosure Letter .................................................    6
Company Employee ..........................................................   23
Company Employee Agreement ................................................   23
Company Employee Plans ....................................................   23
Company ERISA Affiliate ...................................................   23
Company Financials ........................................................   12
Company International Plan ................................................   23
Company IP ................................................................   21
Company IP Agreements .....................................................   18
Company Material Adverse Effect ...........................................   54
Company Material Contract .................................................   27
Company Options ...........................................................    8
Company Permits ...........................................................   21
Company Preferred Stock ...................................................    7
Company Products ..........................................................   17
Company SEC Documents .....................................................   12
Company Securities ........................................................    8
Company Stock Plans .......................................................    8
Company Termination Fee ...................................................   52
Confidentiality Agreement .................................................   10
Consent ...................................................................   11
Continuing Employees ......................................................   44
Contract ..................................................................   55
Copyrights ................................................................   20
D&O Insurance .............................................................   46
Deferred Compensation Plan ................................................   45
Derivative Work ...........................................................   20
Domain Names ..............................................................   20
Effective Time ............................................................    2
End Date ..................................................................   49
Engagement Letter .........................................................   22
Environmental Law .........................................................   55
ERISA .....................................................................   23
Exchange Act ..............................................................   11
Exchange Fund .............................................................    3
Financial Advisor .........................................................   22
Foreign Antitrust Laws ....................................................   11
Fortune ...................................................................   56
GAAP ......................................................................   12
Governmental Entity .......................................................   11
Hazardous Substance .......................................................   56

HIPAA .....................................................................   45
HSR Act ...................................................................   11
include ...................................................................   54
includes ..................................................................   54
including .................................................................   54
Indemnified Parties .......................................................   46
Insurance Policies ........................................................   29
Intellectual Property .....................................................   20
Intellectual Property Rights ..............................................   20
IRS .......................................................................   24
Junior Preference Shares ..................................................    7
knowledge .................................................................   56
Labor Organization ........................................................   25
Law .......................................................................   56
Leased Real Property ......................................................   26
Leases ....................................................................   26
Legal Restraint ...........................................................   36
Licensed Company IP .......................................................   21
Liens .....................................................................    7
MBCA ......................................................................    1
Merger ....................................................................    2
Merger Consideration ......................................................    3
Merger Sub. ...............................................................    1
Merger Sub Capital Stock ..................................................    3
Nasdaq ....................................................................   12
Notice Period .............................................................   39
NYSE ......................................................................   12
Option Consideration ......................................................   43
Order .....................................................................   21
Owned Company IP ..........................................................   21
Parent ....................................................................    1
Parent Material Adverse Effect ............................................   56
Patents ...................................................................   20
Paying Agent ..............................................................    3
Pension Plan ..............................................................   24
Permits ...................................................................   21
Permitted Encumbrances ....................................................   14
Person ....................................................................   56
plan of merger ............................................................   54
Proceeding ................................................................   22
Proxy Statement ...........................................................   29
Representatives ...........................................................   37
Requisite Shareholder Approval ............................................   10
Rights ....................................................................    1
Rights Plan ...............................................................    1
Rights Plan Amendment .....................................................    1
Sarbanes-Oxley Act ........................................................   12
SEC .......................................................................   11
Securities Act ............................................................   12
Shareholders' Meeting .....................................................   37
Subsidiary ................................................................    6
Subsidiary Charter Documents ..............................................    7
Subsidiary Securities .....................................................    9
Superior Offer ............................................................   40
Surviving Corporation .....................................................    2
Tax .......................................................................   15
Tax Returns ...............................................................   15
Taxes .....................................................................   15
Taxing Authority ..........................................................   15
Terminating Plan ..........................................................   45
the business of ...........................................................   54
Trade Secrets .............................................................   21
Trademarks ................................................................   20
Triggering Event ..........................................................   50
Voting Debt ...............................................................    9
Warrant ...................................................................    5
without limitation ........................................................   54

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of April 25, 2007, by and among Computer Sciences Corporation, a Nevada corporation ("PARENT"), Surfside Acquisition Corp., a Michigan corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and Covansys Corporation, a Michigan corporation ("COMPANY").

                                    RECITALS

     A. The Board of Directors of Company has, in accordance with the Michigan Business Corporation Act (the "MBCA"), (i) determined that the Merger is fair to, and in the best interests of, Company and its shareholders and declared the Merger to be advisable, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby upon the terms and conditions contained herein, and adopted the plan of merger contained in this Agreement, and (iii) resolved to recommend that the holders of shares of Company Common Stock approve this Agreement and the plan of merger contained herein in accordance with the applicable provisions of the MBCA and directed that such matter be submitted to Company's shareholders at the Shareholders' Meeting;

     B. Parent, as the sole shareholder of Merger Sub, has approved and adopted this Agreement and approved the Merger.

     C. Concurrently with the execution of this Agreement, and as a condition to Parent and Merger Sub entering into this Agreement, Company and EquiServe Trust Company, N.A. are entering into an amendment (the "RIGHTS PLAN AMENDMENT") to that certain Rights Agreement, dated as of December 1, 2004, as amended (the "RIGHTS PLAN"), so as to render the rights issued thereunder (the "RIGHTS") inapplicable to this Agreement and the transactions contemplated hereby.

     D. Prior to the execution of this Agreement, the Board of Directors of Company has approved in advance the transactions contemplated by this Agreement including the acquisition of Company and shares of the capital stock of Company by Parent and Parent becoming an "interested shareholder", for purposes of
Section 782 of the MBCA.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

          Section 1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCA, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

          Section 1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Department of Labor and Economic Growth of the State of Michigan in accordance with the relevant provisions of the MBCA (the time of such filing with the Department of Labor and Economic Growth of the State of Michigan (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on the Closing Date. The closing of the Merger (the "CLOSING") shall take place at the offices of Katten Muchin Rosenman LLP, located at 575 Madison Avenue, New York, New York, at 10:00 a.m., New York City time, on the second business day after the satisfaction or waiver of all of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the date on which the Closing actually occurs, the "CLOSING DATE").

          Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and Section 724 of the MBCA.

          Section 1.4 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation of Company shall be amended and restated in its entirety to be identical to the articles of incorporation of Merger Sub, in effect immediately prior to the Effective Time, until thereafter amended in accordance with the MBCA and as provided in such articles of incorporation; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Covansys Corporation". At the Effective Time, the bylaws of Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the MBCA and as provided in such bylaws.

          Section 1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

          Section 1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any shares of capital stock of Company, the following shall occur:

          (a) Company Common Stock. Each share of the Common Stock, no par value, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b)), together with any Rights associated therewith, will be canceled and extinguished and automatically converted into the right to receive $34.00 in cash, without interest (the "MERGER CONSIDERATION") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7(c) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond, if required, in the manner provided in Section 1.9). As of the Effective Time, such shares of Company Common Stock and any associated Rights with respect thereto shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (b) Cancellation of Treasury and Parent Owned Stock. Each share of Company Common Stock held by Company or Parent or any direct or indirect wholly-owned Subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or the payment of any consideration therefor.

          (c) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub (the "MERGER SUB CAPITAL STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of capital stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted.

          (d) Stock Options. At the Effective Time, all Company Options outstanding under the Company Stock Plans shall be treated in accordance with
Section 5.8.

          Section 1.7 Surrender of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Parent shall appoint an institution reasonably acceptable to Company to act as the paying agent (the "PAYING AGENT"), in accordance with an agreement reasonably satisfactory to Company, to receive the funds necessary to make the payments contemplated by
Section 1.6.

          (b) Parent to Provide Merger Consideration. At or prior to the Effective Time, Parent shall deposit or cause the Merger Sub to deposit with the Paying Agent for payments in accordance with this Section 1.7, cash, for the benefit of the holders of Company Common Stock, in an amount sufficient to make payments of the Merger Consideration, pursuant to Section 1.6 and such funds shall hereinafter be referred to as the "EXCHANGE FUND." The Paying Agent shall, pursuant to irrevocable instructions, make payments out of the Exchange Fund and the Exchange Fund shall not be used for any purpose other than to fund payments upon surrender of Certificates. All expenses of the Paying Agent shall be paid by the Parent or Surviving Corporation.

          (c) Exchange Procedures. Immediately after the Effective Time, Parent shall mail, or shall cause the Paying Agent to mail, to each holder of record (as of the Effective Time) of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 1.6(a): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates shall be entitled to receive in exchange therefor by check an amount in cash (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.6(a) and the Certificates so surrendered shall forthwith be canceled.

          (d) Transfers of Ownership. If payment of the Merger Consideration is to be made to a Person other than a Person in whose name in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the payment thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid any transfer and other Taxes required by reason of the payment to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

          (e) Withholding. Each of Parent, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "CODE") or under any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

          (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to Company shareholders pursuant to this Section 1.7. To the extent that there are losses with respect to such investments, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments so as to ensure that the Exchange Fund is maintained at a level sufficient to make such payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to Company shareholders pursuant to this Section 1.7 shall promptly be paid to Parent.

          (g) Termination of Exchange Fund. Notwithstanding anything to the contrary in this Section 1.7(g), neither Parent, Merger Sub, the Paying Agent, the Surviving Corporation nor any party hereto shall be liable to any Person for any cash from the Exchange Fund properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates one year after the Effective Time shall, at the request of Parent, be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not surrendered such Certificates in compliance with this
Section 1.7(g) shall after such delivery to Parent look only to Parent, and Parent shall thereafter be liable, for the Merger Consideration pursuant to
Section 1.6(a), with respect to the shares of Company Common Stock formerly represented thereby.

          Section 1.8 No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, including any Rights associated with such Company Common Stock. After the Effective Time, there shall be no further registration of transfers on the records of Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided and in accordance with the procedures set forth in Section 1.7.

          Section 1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6(a); provided, however, that Parent or the Paying Agent, may, in its discretion, require the delivery of a suitable indemnity, as determined in Parent's reasonable discretion.

          Section 1.10 Warrants. The warrants to purchase shares of Company Common Stock issued as of September 15, 2004 by Company to Fidelity Information Services, Inc., an Arkansas Corporation and CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company (each, a "WARRANT") may be exercised prior to the Effective Time in accordance with the terms and conditions applicable to such Warrant and upon such exercise shall result in the issuance of shares of Company Common Stock that shall be subject to the terms of this Agreement. Each Warrant that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall after the Effective Time entitle the holder of such Warrant to receive from the Surviving Corporation, upon the exercise of the Warrant and delivery of a Subscription Notice (as defined in such Warrant), in lieu of any shares of Company Common Stock issuable upon exercise prior to the Effective Time, either (a) upon payment of the applicable Exercise Price (as defined in such Warrant), an amount in cash equal to the product of the Merger Consideration multiplied by the total number of shares of Company Common Stock subject to the Warrant designated in such Subscription Notice or (b) upon a valid election for a cashless exercise pursuant to the terms of such Warrant, an amount in cash equal to (i) the product of the Merger Consideration multiplied by the total number of shares of Company Common Stock subject to the Warrant designated in such Subscription Notice, minus (ii) the aggregate Exercise Price with respect to all shares of Company Common Stock subject to the Warrant designated in such Subscription Notice.

          Section 1.11 Further Action. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as disclosed in the correspondingly numbered section of the disclosure letter dated the date of this Agreement and delivered by Company to Parent immediately prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), that specifically relates to such section or in another section of the Company Disclosure Letter to the extent that it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such section, Company hereby represents and warrants to Parent and Merger Sub as follows:

          Section 2.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

          (a) Organization; Standing and Power. Company and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside of the United States). Each of Company and its Subsidiaries has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. Each of Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside of the United States) other than where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "SUBSIDIARY," when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries (it being understood that, for purposes of this Agreement, Fortune shall be deemed to be a Subsidiary of Company).

          (b) Charter Documents. Company has delivered or made available to
Parent: (i) a true and correct copy of the Restated Articles of Incorporation (including any Certificate of Designations) and Bylaws of Company, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS") and (ii) the certificate of incorporation and bylaws, or like organizational documents, each as amended to date (collectively, the "SUBSIDIARY CHARTER DOCUMENTS"), of each of its Subsidiaries, and each such instrument is in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents. No Subsidiary is in violation of any of its applicable Subsidiary Charter Documents, except where such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) Subsidiaries. Section 2.1(c) of the Company Disclosure Letter lists all of the Subsidiaries of Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been validly issued, were issued free of preemptive rights, and are fully paid and nonassessable and are owned directly or indirectly by Company, free and clear of all pledges, liens, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association, limited liability company or other entity, other than ordinary course investments in investment securities.

          Section 2.2 Capital Structure.

          (a) Capital Stock. The authorized capital stock of Company consists of: (i) 200,000,000 shares of Company Common Stock, without par value, and (ii) 1,000,000 shares of preferred stock, no par value (the "COMPANY PREFERRED STOCK"), of which 200,000 shares of Company Preferred Stock are designated as Series A Voting Convertible Preferred Stock and 37,620 shares of Company Preferred Stock are designated as Series B Participating Preferred Stock (the "JUNIOR PREFERENCE SHARES"). At the close of business on the business day immediately preceding the date hereof (the "CAPITALIZATION DATE"): (i) 36,492,526 shares of Company Common Stock were issued and outstanding, (ii) 9,000,000 shares of Company Common Stock were subject to issuance pursuant to the Warrants, and (iii) no shares of Company Preferred Stock were issued and outstanding; provided that 37,620 Junior Preference Shares have been reserved for issuance in connection with the Rights Plan. Section 2.2(a) of the Company Disclosure Letter sets forth a list of each outstanding Warrant, and (1) the name of the holder of such Warrant, (2) the number and class of shares of Company capital stock subject to such Warrant, (3) the exercise price of such Warrant and (4) the date on which such Warrant expires. All of the outstanding shares of capital stock of Company are, and all shares of capital stock of Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Dissenters' rights are not available pursuant to Section 762 of the MBCA with respect to shares of Company Common Stock in connection with the transactions contemplated by this Agreement.

          (b) Options. (i) As of the close of business on the Capitalization Date, an aggregate of 1,617,085 shares of Company Common Stock were subject to issuance pursuant to outstanding options or stock appreciation rights to purchase Company Common Stock ("COMPANY OPTIONS") granted under the Covansys Corporation 1996 Stock Option Plan, as amended, and the Covansys Corporation 2007 Stock Option Plan (collectively, the "COMPANY STOCK PLANS"). All shares of Company Common Stock subject to issuance under the Company Stock Plans upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.2(b)(i) of the Company Disclosure Letter sets forth each Company Option outstanding as of the Capitalization Date, the number of shares of Company Common Stock issuable thereunder or related thereto, the expiration date and the exercise price thereof.

               (ii) There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation, rights to purchase or acquire Company Preferred Stock or other similar rights with respect to Company, other than in respect of the Junior Preference Shares. Other than the Company Options and the Warrants, there are no outstanding (i) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of Voting Debt, capital stock, voting securities or other ownership interests in Company, (ii) options, restricted stock warrants, rights or other agreements or commitments to acquire from Company or any of its Subsidiaries, or obligations of Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) Company, (iii) obligations of Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Voting Debt, capital stock, voting securities or other ownership interests in Company (the items in clauses
(i), (ii) and (iii), together with the capital stock of Company, being referred to collectively as "COMPANY SECURITIES"). All outstanding shares of Company Common Stock, all outstanding Warrants, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of Company have been issued and granted in compliance in all material respects with all requirements set forth in applicable Contracts.

               (iii) There are no outstanding Contracts requiring Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any Company Securities or Subsidiary Securities or (B) dispose of any Subsidiary Securities. Other than as set forth in Section 2.2(b)(iii) of the Company Disclosure Letter, Company is not a party to any voting agreement with respect to any Company Securities or Subsidiary Securities.

               (iv) To the knowledge of Company, all Company Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the accounting measurement date, except where such violations would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of Company, all Company Options granted after December 31, 2004, were granted with respect to a class of stock of Company that is "service recipient stock" (within the meaning of applicable regulations under Code Section 409A).

          (c) Voting Debt. No bonds, debentures, notes or other indebtedness of Company or any of its Subsidiaries (i) having the right to vote on any matters on which shareholders or other equity owners may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital stock or voting securities of Company or any of its Subsidiaries, is issued or outstanding as of the date hereof (collectively, "VOTING DEBT").

          (d) Warrants. Since the issuance of each of the Warrants, (i) no adjustment has occurred to the Exercise Price (as defined, respectively, in each of the Warrants) or the number of shares of Company Common Stock subject to the Warrants, and (ii) there has been no Change that requires any such adjustment.

          (e) Subsidiary Securities. There are no outstanding (i) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of Company, (ii) options, restricted stock, warrants, rights or other agreements or commitments to acquire from Company or any of its Subsidiaries, or obligations of Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of Company, (iii) obligations of Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Voting Debt, capital stock, voting securities or other ownership interests in any Subsidiary of Company (the items in clauses (i), (ii) and (iii), together with the capital stock or other equity interests of such Subsidiaries, being referred to collectively as "SUBSIDIARY SECURITIES").

          Section 2.3 Authority; Non-Contravention; Consents.

          (a) Authority. Company has all requisite corporate power and authority to enter into this Agreement and, in the case of the consummation of the Merger, and the other transactions contemplated hereby, subject to obtaining the Requisite Shareholder Approval and the filing of the Certificate of Merger pursuant to the MBCA. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary by Company to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than in the case of consummation of the Merger, obtaining the Requisite Shareholder Approval and the filing of the Certificate of Merger pursuant to the MBCA. This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity. The making of any offer or proposal, or indication of interest in making an offer or proposal, and the taking of any other action by Parent or Merger Sub in accordance with this Agreement and the transactions contemplated hereby have been consented to by the Board of Directors of Company under provisions of the confidentiality agreement, dated April 9, 2007, between Parent and Company (the "CONFIDENTIALITY AGREEMENT").

          (b) Company Board Recommendation. The Board of Directors of Company, by resolutions duly adopted at a meeting of all directors duly called and held, has in accordance with the MBCA (i) determined that the Merger is fair to, and in the best interests of, Company and its shareholders and declared the Merger to be advisable, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the MBCA upon the terms and conditions contained herein and adopted the plan of merger contained in this Agreement, and (iii) resolved to recommend that the holders of shares of Company Common Stock approve this Agreement and the plan of merger contained herein in accordance with the applicable provisions of the MBCA and directed that such matter be submitted to Company's shareholders at the Shareholders' Meeting (collectively, the "COMPANY BOARD RECOMMENDATION").

          (c) Requisite Shareholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class, is the only vote of the holders of any class or series of Company capital stock required to approve this Agreement and the Merger. The approval of this Agreement and the Merger by the vote required by the preceding sentence is referred to herein as the "REQUISITE SHAREHOLDER APPROVAL".

          (d) Takeover Laws. The bylaws of Company provide that Company will not be subject to the provisions of the MBCA regarding control share acquisitions. The Board of Directors of Company, by resolutions duly adopted at a meeting of all directors duly called and held, approved in advance the transactions contemplated by this Agreement, including the acquisition of Company and shares of the capital stock of Company by Parent and Parent becoming an "interested shareholder", for purposes of Section 782 of the MBCA, and such approval is sufficient to render inapplicable to the Agreement and the transactions contemplated hereby Section 780 of the MBCA. Such resolutions and approvals have not been subsequently rescinded, modified or withdrawn in any way.

          (e) Rights Plan. Company has taken all necessary action, including executing the Rights Plan Amendment, to render the Rights Plan inapplicable to this Agreement and the transactions contemplated hereby. The Rights Plan, as so amended, has not been further amended or modified. Copies of all such amendments to the Rights Plan have been previously provided to Parent.

          (f) Non-Contravention. The execution and delivery of this Agreement by Company does not, and performance of this Agreement by Company will not: (i) conflict with or violate the Company Charter Documents or any of the Subsidiary Charter Documents, (ii) subject to obtaining the Requisite Shareholder Approval and compliance with the requirements set forth in Section 2.3(g), conflict with or violate any Law applicable to Company or any of its Subsidiaries or by which Company or any of its Subsidiaries or any of their respective properties is bound or affected, (iii) subject to obtaining the Requisite Shareholder Approval and compliance with the requirements set forth in Section 2.3(g), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party, or give to others any rights of termination, amendment, acceleration or cancellation, or require any consent, under any Contract, or (iv) result in the creation of any Lien on any of the properties or assets of Company or any of its Subsidiaries, except in the case of each of clauses (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (g) Consents. No consent, approval, order or authorization of, or registration, declaration or filing (any of the foregoing being a "CONSENT") with any federal, state or foreign government, any instrumentality, political subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") is required to be obtained or made by Company in connection with the execution and delivery of this Agreement or the consummation of the

Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Department of Labor and Economic Growth and appropriate documents with the relevant authorities of other states to satisfy the applicable material Laws of states in which Company is qualified to do business, (ii) the filing of the Proxy Statement with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) such Consents, as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and any applicable foreign antitrust, competition or merger control Laws ("FOREIGN ANTITRUST LAWS"), that are applicable to the transactions contemplated by this Agreement, (iv) such material Consents as may be required under applicable state securities, "blue sky" or federal laws, the securities laws of any foreign country, or the rules and regulations of the NASDAQ Global Select Market ("NASDAQ") or the New York Stock Exchange ("NYSE"), and (v) such other Consents, which if not obtained or made would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 2.4 SEC Filings; Financial Statements; Internal Controls; Sarbanes-Oxley Act Compliance.

          (a) SEC Filings. Company has filed with or furnished to the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be so filed or furnished by it since January 1, 2005 (the "COMPANY SEC DOCUMENTS"). Company has made available to Parent all such Company SEC Documents (except to the extent such Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to conform in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT"), as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (the "COMPANY FINANCIALS"), as amended or supplemented prior to the date of this Agreement: (i) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (ii) fairly presents in all material respects the consolidated financial position of Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of Company's operations, shareholders' equity and cash flows for the periods indicated; provided, that unaudited interim financial statements may not contain footnotes required by GAAP to be included in audited financial statements and are subject to normal year-end audit adjustments which are not, individually or in the aggregate, material in amount or significance, in each case as permitted by GAAP and the applicable rules and regulations of the SEC.

          (c) Internal Controls. Company has implemented and maintains a system of internal controls over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that provide reasonable assurance that
(i) transactions are executed only in accordance with authorizations of management and directors and (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP. Company has implemented and maintains disclosure controls and procedures sufficient to ensure that information required to be disclosed by Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC's rules and forms. None of Company or its Subsidiaries has been made aware of (A) any significant deficiencies or material weaknesses in the design or operation of Company's internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), which would, individually or in the aggregate, have a Company Material Adverse Effect or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls over financial reporting.

          (d) Undisclosed Liabilities. The balance sheet of Company, dated as of December 31, 2006 (the "BALANCE SHEET DATE"), contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the "COMPANY BALANCE SHEET." Neither Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent, or otherwise) of the type required to be disclosed by GAAP on the Company Balance Sheet (or reflected in the footnotes thereto) that would, individually or in the aggregate, reasonably be expected to be material to Company and its Subsidiaries taken as a whole, other than (a) liabilities as and to the extent reflected or reserved against on the Company Balance Sheet and (b) liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice.

          (e) Off-Balance Sheet Arrangements. Neither Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate or other entity, including any structured finance, special purpose or limited purpose entity or person, on the other hand) the purpose or effect of which is to avoid disclosure of any material transaction involving Company or any of its Subsidiaries in Company's consolidated financial statements, or is otherwise a party to any arrangement described in Section 303(a)(4) of Regulation S-K promulgated by the SEC.

          (f) Sarbanes-Oxley Compliance. The chief executive officer and chief financial officer of Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with Company SEC Documents. Neither Company nor, to the knowledge of Company, any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

          Section 2.5 Absence of Certain Changes or Events. Since the Balance Sheet Date, (a) there has not been any Company Material Adverse Effect and (b) except for actions expressly contemplated by this Agreement or publicly disclosed by Company in Company SEC Documents filed or furnished prior to the date hereof, (i) the business of each of Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice and (ii) there has not been (A) other than cash dividends made by any wholly owned Subsidiary of Company to Company or one of its Subsidiaries, any split, combination or reclassification of any shares of capital stock, declaration, setting aside or paying of any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock of Company or any Subsidiary; (B) any change in any method of accounting or accounting principles or practice by Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP or regulatory accounting principles; (C) any amendment of Company Charter Documents; (D) any acquisition, redemption or amendment of any Company Securities or Subsidiary Securities; (E) (1) any incurrence or assumption of any long-term or short-term debt or issuance of any debt securities by Company or any of its Subsidiaries except for short-term debt incurred to fund operations of the business or owed to Company or any of its wholly-owned Subsidiaries, in each case, in the ordinary course of business consistent with past practice, (2) any assumption, guarantee or endorsement of the obligations of any other Person (except direct or indirect wholly-owned Subsidiaries of Company) by Company or any of its Subsidiaries, (3) any loan, advance or capital contribution to, or other investment in, any other Person by Company or any of its Subsidiaries (other than customary loans or advances to employees or direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practice) or (4) any mortgage or pledge of Company's or any of its Subsidiaries' assets, tangible or intangible, or any creation of any Lien thereupon (other than Permitted Encumbrances); (F) any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its Subsidiaries (other than the Merger); (G) any material revaluation by Company or any of its Subsidiaries of any of its assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice; or (H) any communication between Nasdaq and Company with respect to the actual or potential de-listing of the Company Common Stock. For purposes of this Agreement, the term "PERMITTED ENCUMBRANCES" shall mean (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings, (b) Liens imposed by Law, such as landlord's, mechanics', laborers', carriers', materialmen's, suppliers' and vendors' Liens arising in the ordinary course of business for sums not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) Liens securing the performance of bids, tenders, leases, contracts (other than for the payment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and
(d) such other imperfections of title, charges, easements, restrictions and encumbrances as do not materially detract from the value of or otherwise materially interfere with the present use of any of Company's or its Subsidiaries' properties or otherwise materially impair Company's or its Subsidiaries' business operations.

          Section 2.6 Taxes.

          (a) Definition. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, net worth, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

          (b) Tax Returns and Audits.

     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

               (i) Company and each of its Subsidiaries have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports and any amendments thereto ("TAX RETURNS") relating to any and all Taxes concerning or attributable to Company, its Subsidiaries or their respective operations and such Tax Returns are true and correct and have been completed in accordance with applicable Law.

               (ii) Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes and have timely withheld and paid to the appropriate foreign or domestic Governmental Entity exercising any taxing or Tax regulatory authority (a "TAXING AUTHORITY") all Taxes and any other amounts required to be paid or withheld in connection with amounts paid or owed to any employee, independent contractor, creditor or other third party.

               (iii) Neither Company nor any of its Subsidiaries is delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Company or any of its Subsidiaries, nor does Company or any of its Subsidiaries have in effect any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Tax Return of Company or any of its Subsidiaries is presently in progress, nor has Company or any of its Subsidiaries received written notification of any request for such an audit or other examination.

               (v) There are no Liens on the assets of Company or any of its Subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

               (vi) None of the assets of Company or any of its Subsidiaries is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (vii) Neither Company nor any of its Subsidiaries is, nor has been at any time during the 5-year period ending with the Effective Time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (viii) Neither Company nor any of its Subsidiaries (1) is, or since January 1, 2002 has been, a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (2) is a party to any Tax sharing, indemnification or allocation agreement, nor does Company or any of its Subsidiaries owe any amount under any such agreement, or (3) has any liability for the Taxes of any Person (other than Company or any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

               (ix) Neither Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

               (x) Neither Company nor any of its Subsidiaries has participated in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Section 6707A(c)(2) of the Code.

               (xi) Company and each of its Subsidiaries are in compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or non-U.S. government.

               (xii) No claim has been made in writing by any Taxing Authority in a jurisdiction where none of the Company or any of its Subsidiaries files Tax Returns to the effect that any of Company or its Subsidiaries is or may be subject to taxation by, or any of Company or its Subsidiaries is required to file any Tax Return in, that jurisdiction.

               (xiii) Neither Company nor any of its Subsidiaries (a) has agreed to or is required to make any adjustment under Section 481 of the Code that will require an adjustment to taxable income for any period following the Effective Time, (b) has received written notification that the Internal Revenue Service is proposing any such adjustment, or (c) has an application pending with the Internal Revenue Service requesting permission for any changes in methods of accounting.

               (xiv) To the knowledge of Company, (a) neither Company nor any of its Subsidiaries has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code and (b) Company is not and, within the past three years, has not been a passive foreign investment company within the meaning of Section 1297 of the Code.

               (xv) Company has not within the past three years received written notification from any U.S. federal or state Taxing Authority making or proposing any adjustment of Tax items of the Company or any of its Subsidiaries pursuant to Section 482 of the Code.

               (xvi) Neither Company nor any of its Subsidiaries has entered into a gain recognition agreement described in Treas. Reg. Section 1.367(a)-8 that would be outstanding after the Effective Time.

               (xvii) Neither Company nor any of its Subsidiaries is party to or bound by any closing agreement with any U.S. federal or state Taxing Authority that has been entered into within the past three years.

          Section 2.7 Intellectual Property.

          (a) Section 2.7(a) of Company Disclosure Letter contains a complete and accurate list (by name and version number), as of the date hereof, of all Company owned material products (i) currently distributed, marketed, or sold by Company or its Subsidiaries and (ii) that Company expects or intends to make available commercially or for revenue that are in development by the Company or any of its Subsidiaries as of the Closing Date ("COMPANY PRODUCTS"), provided that Company makes no representation or warranty that all such Company Products will in fact be made commercially available as of the Closing Date or that there are no other products that may become available at that time.

          (b) Section 2.7(b) of Company Disclosure Letter contains a complete and accurate list, as of the date hereof, of the following Owned Company IP: (i) all such registered Trademarks and material unregistered Trademarks; (ii) all such Patents, if any, and (iii) all registered Copyrights, in each case listing, as applicable, (A) the name of the current owner, (B) the jurisdiction where the application/registration was filed or issued, and (C) the application or registration number. To the knowledge of Company, none of the Owned Company IP is invalid, except for any such invalidity that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) Section 2.7(c) of Company Disclosure Letter contains a complete and accurate list, as of the date hereof, of Company's Domain Name registrations. Section 2.7(c) of Company Disclosure Letter identifies, for each Domain Name registration, the named owner, and the registrar with which that Domain Name is registered. To the knowledge of Company, Company's use and registration of its Domain Names do not infringe any third party's Intellectual Property Rights, except for any such infringement that would not, individually or in the aggregate, have a Company Material Adverse Effect. In the case in which Company or any of its Subsidiaries has acquired ownership of a Domain Name registration from another party, Company or its Subsidiary has, to the knowledge of Company, made or procured a transfer of the Domain Name in accordance with the procedure of the registrar, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (d) In each case in which Company or any of its Subsidiaries has acquired assignments of ownership of any registered Trademarks, registered Copyrights, or Patents currently included in the Owned Company IP from another Person as set forth in the Company

Disclosure Letter, Company or one of its Subsidiaries has recorded or caused to be recorded each such assignment with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in the applicable jurisdiction, in each case in accordance with applicable Laws, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (e) "COMPANY IP AGREEMENTS" shall mean any material Contract that is in effect on the date hereof and (i) under which Company or any of its Subsidiaries uses or otherwise exploits or has the right to use or otherwise exploit any Licensed Company IP, other than licenses and related services agreements for software that is used or otherwise exploited by Company or any of its Subsidiaries but not incorporated into any Company Products and that has not been materially customized solely for use or exploitation by Company or any of its Subsidiaries by the relevant licensor or service provider; or (ii) under which Company or any of its Subsidiaries has licensed to others any rights under or agreed to transfer to others any of the Company IP or Company Intellectual Property Rights, other than customer licenses or other similar agreements entered into in the ordinary course of business. To the knowledge of Company, neither the Company nor any of its Subsidiaries is in breach of any of the Company IP Agreements and, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (1) the parties contracting with Company or any of its Subsidiaries under the Company IP Agreements are not in breach thereof; (2) there are no pending disputes regarding the scope of such Company IP Agreements, performance under the Company IP Agreements, or with respect to payments made or received under such Company IP Agreements; and (3) all Company IP Agreements are in full force and effect.

          (f) To the knowledge of Company, the Owned Company IP, together with the Licensed Company IP, is sufficient for the conduct of the business of Company and its Subsidiaries as currently conducted.

          (g) Company and its Subsidiaries own all right, title and interest in the Owned Company IP, free and clear of all Liens other than (i) encumbrances, restrictions or other obligations arising under any of the Company IP Agreements and (ii) Liens that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

          (h) Company and each of its Subsidiaries has taken reasonable and appropriate steps that, as a whole, are reasonable and appropriate to protect and preserve the confidentiality of any Trade Secrets that comprise any part of the Company IP. To the knowledge of Company, all use and disclosure by Company or any of its Subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written or other agreement with such Person or were otherwise lawful, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Company and its Subsidiaries have used commercially reasonable efforts to enforce any policy they respectively maintain with respect to the confidentiality of Trade Secrets, except for any failure to enforce that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (i) To the knowledge of Company, the Company Products and the conduct by the Company and its Subsidiaries of their respective businesses have not infringed upon or otherwise violated and do not infringe upon or otherwise violate the Intellectual Property Rights of any third party, except for any such infringement that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of Company, no Person or any of such Person's products is infringing upon in any material respect any Owned Company IP.

          (j) There is no Proceeding involving a third party pending or, to the knowledge of Company, filed or threatened with respect to, and Company has not been notified in writing of, any alleged infringement or other violation in any material respect by Company or any of its Subsidiaries or any of its or their current products or services or other operation of Company's or its Subsidiaries' business of the Intellectual Property Rights of such third party. There is no pending or, to the knowledge of Company, threatened claim challenging the validity or enforceability of, or contesting Company's or any of its Subsidiaries' ownership of or rights with respect to, any of the Owned Company IP. To the knowledge of Company, Company and its Subsidiaries are not subject to any Order that restricts or impairs the use of any Company Intellectual Property or Intellectual Property Rights, other than restrictions or impairments that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

          (k) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Offer and the Merger) will not result in (i) Company or its Subsidiaries granting to any third party any rights or licenses to any Intellectual Property or Intellectual Property Rights pursuant to any Company IP Agreement, (ii) any right of termination or cancellation under any Company IP Agreement, (iii) the imposition of any Lien on any Owned Company IP, or (iv) after the Merger, Parent or any of its Subsidiaries being required, under the terms of any agreement to which Company or any of its Subsidiaries is a party, to grant any third party any rights or licenses to any of Parent's or any of its Subsidiaries' material Intellectual Property or material Intellectual Property Rights, except, in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (l) Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to prevent viruses and other disabling codes from entering Company Products. For the avoidance of doubt, any unauthorized access caused, in whole or in part, by the operating systems, hardware or software of third parties shall not be deemed to be caused by the Company Products.

          (m) To the knowledge of Company, the Company Disclosure Letter contains a complete and accurate list of all software that is distributed as "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License) that is incorporated into or bundled with (i) a Company Product or (ii) any material software used by the Company or any of its Subsidiaries and covered in whole or material part by any Owned Company IP.

          (n) To the knowledge of Company, neither Company nor any of its Subsidiaries has experienced any material defects in the software and hardware used in their business as it is currently conducted (including any error or omission in the processing of any data) that, if not resolved, would, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

          (o) To the knowledge of Company, Company's and its Subsidiaries' collection and dissemination of personal customer information in connection with their business has been conducted in accordance with applicable privacy policies published or otherwise adopted by Company and its Subsidiaries and any applicable Laws, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (p) For purposes of this Agreement, the following terms have the meanings set forth herein:

               (i) "DERIVATIVE WORK" shall have the meaning set forth in 17 U.S.C. Section 101.

               (ii) "DOMAIN NAMES" shall mean any alphanumeric designation that is registered with, or assigned by, any domain name registrar, domain name registry, or other domain name registration authority as part of an electronic address on the Internet.

               (iii) "INTELLECTUAL PROPERTY" shall mean any or all of the following: (1) proprietary inventions (whether patentable or not), invention disclosures, industrial designs, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (2) business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person including databases and data collections and all rights therein; (3) original works of authorship (including computer program, source code, object code, whether embodied in software, firmware or otherwise), architecture, documentation, files, records, schematics, verilog files, netlists, emulation and simulation reports, test vectors and hardware development tools; and (4) any similar or equivalent property of any of the foregoing (as applicable).

               (iv) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (1) patents and applications therefor, if any, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (2) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated ("COPYRIGHTS"); (3) industrial designs and any registrations and applications therefor; (4) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("TRADEMARKS"); and (5) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person; including databases and data collections and all rights therein ("TRADE SECRETS").

               (v) "COMPANY IP" shall mean all material Intellectual Property that is used or held for use by Company or any of its Subsidiaries.

               (vi) "LICENSED COMPANY IP" means all Company IP and the Intellectual Property Rights of the Company other than the Owned Company IP.

               (vii) "OWNED COMPANY IP" shall mean that portion of the Company IP and the Intellectual Property Rights of the Company that are owned by Company and its Subsidiaries.

          Section 2.8 Compliance; Permits; FCPA.

          (a) Compliance. The Company and each of its Subsidiaries is, and at all times since the Balance Sheet Date has been, in compliance in all material respects with all Laws applicable to Company or any of its Subsidiaries or to the conduct of the business or operations of Company and its Subsidiaries, except for such violations or noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no outstanding or currently existing order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Entity ("ORDER"), that is binding on Company or any of its Subsidiaries that prohibits or materially impairs any material business practice of Company or any of its Subsidiaries, any acquisition of material property by Company or any of its Subsidiaries or the conduct of business by Company and its Subsidiaries as currently conducted, except for such Order that would not, individually or in the aggregate, have a Company Material Adverse Effect. No representation or warranty is made in this
Section 2.8 with respect to (i) compliance with the Securities Act, the Exchange Act or Sarbanes-Oxley, to the extent such compliance is covered in this Agreement, (ii) applicable Laws with respect to Taxes, (iii) Environmental Laws,
(iv) ERISA matters, (v) the MBCA and (vi) Intellectual Property.

          (b) Permits. Company and its Subsidiaries hold, to the extent legally required, all material permits, licenses, consents, authorizations and approvals from Governmental Entities ("PERMITS") that are required to conduct their business as currently conducted (collectively, "COMPANY PERMITS"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Company, threatened, except for such noncompliance, suspensions or cancellation that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) Foreign Corrupt Practices Act. Neither Company nor any of its Subsidiaries (including any of their respective officers or directors) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

          Section 2.9 Litigation. As of the date hereof, there is no suit, claim, action, investigation, proceeding, arbitration or mediation by or before any Governmental Entity (each, a "PROCEEDING") pending or, to the knowledge of Company, threatened against

Company or any of its Subsidiaries or any properties or assets of Company or of any of its Subsidiaries other than any such Proceeding that (a) does not involve an amount in controversy in excess of $750,000, (b) does not seek material injunctive relief, or (c) if resolved in accordance with plaintiff's demands, would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither Company nor any Subsidiary of Company is subject to any outstanding Order, that would, individually or in the aggregate, have a Company Material Adverse Effect. As of the date hereof, no executive officer or director of the Company or any of its Subsidiaries is a defendant in any Proceeding in connection with his status as an executive officer or director of the Company or any of its Subsidiaries.

          Section 2.10 Brokers' and Finders' Fees. Except for fees payable to Credit Suisse Securities (USA) LLC (the "FINANCIAL ADVISOR") pursuant to an engagement letter with Company dated March 23, 2007 (the "ENGAGEMENT LETTER"), and fees payable to The Chesapeake Group, pursuant to an engagement letter with Company dated April 16, 2007, Company has not incurred any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and other than provisions relating generally to the indemnification of officers and directors, Company has not entered into any indemnification agreement or arrangement with any Person in connection with this Agreement and the transactions contemplated hereby. Complete and correct copies of the Engagement Letters, or accurate descriptions of the material terms of which and amounts payable by Company thereunder, have been provided to Parent, and the Engagement Letters have not been amended or modified in any respect.

          Section 2.11 Related Party Transactions. Except as set forth in the Company SEC Documents filed prior to the date hereof, or compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between Company or any of its Subsidiaries, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of Company, on the other hand.

          Section 2.12 Employee Matters.

          (a) List. Section 2.12(a) of the Company Disclosure Letter contains an accurate and complete list of (i) each material plan, program, policy, agreement, collective bargaining agreement, or other material arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-related awards, fringe, retirement, death, disability or medical benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act ("ERISA"), which is or has been maintained, contributed to, or required to be contributed to, in each case, within the past 5 years, by Company or any Subsidiary of Company or any other Person under common control with Company or any Subsidiary of Company within the meaning of Section 414 of the Code (each, including each Subsidiary of Company, a "COMPANY ERISA AFFILIATE") for the benefit of any current or former employee, consultant or director of Company or any Company ERISA Affiliate (each a "COMPANY EMPLOYEE"), and with respect to which Company or any Company ERISA Affiliate has or may have any liability or obligation, contingent or otherwise (collectively, the "COMPANY EMPLOYEE PLANS"), and (ii) each employment, severance or consulting agreement between Company or any Company ERISA Affiliate and any Company Employee (each a "COMPANY EMPLOYEE AGREEMENT"). Neither Company nor any Company ERISA Affiliate has any plan or commitment (i) to establish, adopt or enter into any new Company Employee Plan or Company Employee Agreement, or (ii) to modify or amend any Company Employee Plan or Company Employee Agreement (except to the extent required by Law or as required by this Agreement).

          (b) Documents. Company has made available to Parent correct and complete copies of: (i) all material documents embodying each Company Employee Plan and each Company Employee Agreement including all amendments, summary plan descriptions, trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan;
(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required to be filed for any Company Employee Plan; (iv) if a Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent IRS determination letter for each Company Employee Plan intended to be qualified under Section 401(a) of the Code; (vi) all material communications relating to any established or proposed Company Employee Plan that relates to any material amendments, terminations, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to Company or any of its Subsidiaries; (vii) all material correspondence to or from any governmental agency in the past three (3) years relating to any Company Employee Plan; (viii) discrimination test results for each Company Employee Plan for the last three (3) plan years which was subject to discrimination testing ; (ix) all prospectuses prepared in connection with each Company Employee Plan; and (x) visa and work permit information with respect to the current Company Employees.

          (c) Company International Plans. With respect to any Company Employee Plan that is maintained in any non-U.S. jurisdiction (each, a "COMPANY INTERNATIONAL PLAN"), Company has made available to Parent correct and complete copies of, to the extent applicable, (i) all such International Employee Plans, including all amendments, supplements and modifications to such Plans, (ii) the most recent annual report or similar compliance documents required to be filed with any Governmental Entity with respect to such Company International Plan, and (iii) any document comparable to the IRS determination letter referenced in
Section 2.12(b)(v).

          (d) Employee Plan Compliance. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with applicable Laws, including ERISA and the Code. All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received timely determination letters from the IRS, no such determination letter has been revoked nor has revocation been threatened, and no act or omission has occurred, that would reasonably be expected to result in the loss of its qualification. There are no audits, inquiries or proceedings pending or, to the knowledge of Company or any Company ERISA Affiliates, threatened by the Internal Revenue Service ("IRS") or the Department of Labor, or any similar Governmental Entity with respect to any

Company Employee Plan. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no Proceedings pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan. Neither the Company or any Company Employee Plan, nor to the knowledge of the Company any "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of Company, each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) of the Company has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, except for such noncompliance that would not reasonably be expected to result in any material liability under Section 409A of the Code to plan participants.

          (e) No Pension or Welfare Plans. Neither Company nor any Company ERISA Affiliate has ever maintained or contributed to in the last six years (i) a "employee pension benefit plan," within the meaning of Section 3(2) of ERISA ("PENSION PLAN") that is subject to Title IV of ERISA or Section 412 of the Code, (ii) a Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) a Pension Plan which is a "multiple employer plan" for purposes of ERISA, (iv) a "funded welfare plan" within the meaning of Section 419 of the Code, or (v) except as listed in Section 2.12(e) of the Company Disclosure Letter, a Company International Plan that is a defined benefit pension plan. There are no Company Employee Plans or Company Employee Agreements under which welfare benefits are provided to past or present employees of the Company and its subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Recommendation Act of 1985 ("COBRA"), Section 4980B of the Code, Title I of ERISA or any similar state or local laws, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (f) Executive Loans. Neither Company nor any Company ERISA Affiliate has violated Section 402 of the Sarbanes-Oxley Act and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of Company, cause such a violation.

          (g) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of an individual's termination of employment within one year prior to or three years following the transactions contemplated hereby), constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee. None of the Company Employee Agreements or Company Employee Plans have a provision providing for a tax gross-up for taxes incurred under Section 4999 of the Code.

          (h) Employment Law Matters. Company and each of its Company ERISA
Affiliates: (i) is in compliance in all material respects with all applicable foreign, federal, state and local Laws, respecting employment, employment practices, wages and hours, health and safety, social security filings and payments, secondment and expatriation rules, paid vacations and, in each case, with respect to Company Employees; and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material Proceedings pending against Company or any Company ERISA Affiliate under any worker's compensation policy or long-term disability policy. Neither Company, nor any Company ERISA Affiliate, reasonably anticipates any direct or indirect material liability with respect to any misclassification of any person as an independent contractor, rather than as an employee, or with respect to any employee leased from another employer.

          (i) Labor. No work stoppage or labor strike against Company or any Company ERISA Affiliate is pending or, to the knowledge of Company, threatened or reasonably anticipated. None of the Company Employees are represented by a labor organization, employee group or association or works council (each, a "LABOR ORGANIZATION") or is subject to work rules or practices agreed to with any Labor Organization and, to the knowledge of Company, there are no activities or proceedings of any Labor Organization, to organize any Company Employees. There are no Proceedings, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither Company nor any Company ERISA Affiliate is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement, union contract or similar agreement with respect to Company Employees and no collective bargaining agreement is being negotiated with respect to Company Employees. Neither Company nor any of its Subsidiaries has incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar applicable Law which remains unsatisfied. During the past five (5) years, neither Company nor any of its Company ERISA Affiliates are or have been a party to any redundancy agreements (including social plans or job protection plans).

          Section 2.13 Property.

          (a) Properties. Neither Company nor any of its Subsidiaries owns any real property. Section 2.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all leases, subleases and other agreements (collectively, the "LEASES"), under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (collectively, the "LEASED REAL PROPERTY"). All such Leases are in full force and effect, each in accordance with its respective terms, and neither Company nor any of its Subsidiaries is in default under any Lease, and, to the knowledge of Company, no event has occurred that with notice or lapse of time or both would constitute a material default thereunder, except, in each case, for any default that would not, individually or in the aggregate, have a Company Material Adverse Effect. Company has heretofore made available to Parent true, correct and complete copies of all of the Leases (including all modifications, amendments, supplements, waivers and side letters thereto).

          (b) Valid Title. To the knowledge of Company, Company and each of its Subsidiaries have and own valid title to, or, in the case of the Leased Real Properties, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens other than Permitted Encumbrances, and except for such defects in title that would not have a Company Material Adverse Effect.

          Section 2.14 Environmental Matters.

          (a) Company and its Subsidiaries are and for the last three years have been in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of Company and its Subsidiaries, except for such failures to be in compliance as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Neither Company nor any of its Subsidiaries has produced, processed, manufactured, generated, treated, handled, stored, released or disposed of any Hazardous Substance, except in compliance with applicable Environmental Laws, at any property that Company or any of its Subsidiaries has at any time owned, operated, occupied or leased; and to the knowledge of the Company, neither Company nor any of its Subsidiaries is liable for any releases of Hazardous Substances by any third party.

          (c) Neither Company nor any of its Subsidiaries has received written notice of, is a party to or to the knowledge of Company is the subject of any Proceeding alleging any liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law.

          (d) Company has provided to Parent copies of the Phase I and Phase II environmental assessment reports listed in Section 2.14(d) of the Company Disclosure Letter, which is a true and complete list of all Phase I and Phase II environmental assessment reports in the Company's possession relating to any property that Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

          Section 2.15 Contracts.

          (a) Material Contracts. For purposes of this Agreement, "COMPANY MATERIAL CONTRACT" shall mean:

               (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) with respect to Company and its Subsidiaries (whether or not filed by Company with the SEC);

               (ii) any employment or consulting Contract (in each case, under which Company has continuing obligations as of the date hereof) with any executive officer or other

Company Employee or member of Company's Board of Directors with a current base salary in excess of $275,000, other than those that are terminable by Company or any of its Subsidiaries on no more than 30 days notice without material liability or financial obligation to Company

               (iii) any Contract or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iv) any agreement of indemnification or any guaranty that is material to Company and its Subsidiaries, taken as whole (in each case, under which Company has continuing obligations as of the date hereof), other than any agreement of indemnification entered into with a customer or a vendor in the ordinary course of business;

               (v) any Contract containing any covenant applicable to Company or any of its Subsidiaries (or, after the Effective Time, the Surviving Corporation or Parent) (A) limiting in any respect any such Person's right to engage in any line of business or to operate in any geographic area or distribution channel, to make use of, disclose, enforce or assign any Intellectual Property or compete with any Person in any line of business, (B) granting any exclusive rights or
(C) otherwise prohibiting or limiting the right of any such Person to purchase, sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies, other than such Contracts that may be cancelled without material liability to Company or its Subsidiaries upon notice of 180 days or less;

               (vi) any Contract relating to the disposition or acquisition by Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than Company's Subsidiaries;

               (vii) any dealer, distributor, joint venture, joint marketing or joint development agreement, under which Company or any of its Subsidiaries has continuing obligations or costs in excess of $1,000,000 per year, and which may not be canceled without penalty upon notice of 90 days or less;

               (viii) any Contract (A) containing any financial penalty for the failure by Company or any of its Subsidiaries to comply with any support or maintenance obligation or (B) containing any service obligation or cost on the part of Company or any of its Subsidiaries in excess of $1,000,000, other than those obligations that are terminable by Company or any of its Subsidiaries on no more than 90 days notice without liability or financial obligation to Company or its Subsidiaries;

               (ix) any Contract to license any third party to manufacture or reproduce any Company Products or any Contract to sell or distribute any Company Products, except (A) agreements with distributors or sales representatives in the ordinary course of business consistent with past practice, or (B) agreements allowing internal copies made or to be made by end-user customers in the ordinary course of business consistent with past practice;

               (x) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000, other than
(A) accounts receivables and payables in the ordinary course of business and (B) loans to direct or indirect wholly-owned Subsidiaries;

               (xi) (A) any settlement agreement entered into within two years prior to the date of this Agreement relating to Intellectual Property and (B) any settlement agreement not relating to Intellectual Property entered into within one year prior to the date of this Agreement, other than (1) releases immaterial in nature or amount entered into with former employees or independent contractors of Company in the ordinary course of business or (2) settlement agreements for cash only (which has been paid) and does not exceed $1,000,000 as to such settlement; or

               (xii) any other agreement, contract or commitment that provides for payment obligations by Company or any of its Subsidiaries of $5,000,000 or more in any individual case that is not terminable by Company or its Subsidiaries upon notice of 30 days or less without material liability to Company or its Subsidiary and is not disclosed pursuant to clauses (i) through
(xi) above.

          (b) Schedule of Material Contracts. Section 2.15(b) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all Company Material Contracts to which Company or any of its Subsidiaries is a party.

          (c) No Breach. All Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms. Neither Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any counterparty thereto, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract except where such violation, failure to perform or default would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries are in breach of any provision of a Company Material Contract except where such breach would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 2.16 Proxy Statement. The letter to shareholders, notice of meeting, proxy statement and form of proxy that will be provided to shareholders of Company in connection with the Merger (including any amendments or supplements) and any schedules required to be filed with the SEC in connection therewith (collectively, the "PROXY STATEMENT"), will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement is mailed to the shareholders of Company and at the time of the Shareholders' Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding any of the foregoing, no representation or warranty is made by Company with respect to information or other statements supplied or made by, or incorporated by reference from, Parent, Merger Sub or any of their officers, directors, representatives, agents or employees for inclusion or incorporation by reference in the Proxy Statement.

          Section 2.17 Insurance. Section 2.17 of the Company Disclosure Letter sets forth a correct and complete list, as of the date hereof, of all material Insurance Policies owned or held by Company and each Subsidiary. Except as would not have a Company Material Adverse Effect, (i) the Insurance Policies are in full force and effect, and (ii) neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Insurance Policies. For purposes of this Agreement, "INSURANCE POLICIES" shall mean insurance policies covering the assets, business, equipment, properties, operations and employees of Company and its Subsidiaries.

          Section 2.18 Fairness Opinion. Prior to the execution of this Agreement, the Financial Advisor has delivered to Company's Board of Directors and/or a committee thereof its written opinion, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the Parent or the Merger Sub). A copy of such opinion, in writing, shall be made available to Parent within three business days of the date of this Agreement.

          Section 2.19 Whistleblower Notification.

          (a) Whistleblowers. The audit committee of the Board of Directors of Company and Company's external auditors have been notified of all material whistleblower claims. No current attorney representing Company or any of its Subsidiaries has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Company, any of its Subsidiaries or any of its or their officers, directors, employees or agents to Company's Board of Directors or any committee thereof or to any director or officer of Company or any of its Subsidiaries.

          (b) Retaliation. To the knowledge of Company, since January 1, 2005, no employee of Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law described in Section 806 of the Sarbanes-Oxley Act by Company or any of its Subsidiaries.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to Company as follows:

          Section 3.1 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now being conducted.

          Section 3.2 Authority; Non-Contravention; Consents.

          (a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby, and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, and the compliance by Parent and Merger Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement, to comply with the terms of this Agreement, or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to MBCA. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

          (b) Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub, the consummation of the Merger and the other transactions contemplated by this Agreement, and the compliance by Parent and Merger Sub with this provisions of this Agreement do not and will not: (i) conflict with or violate any provision of the Parent Charter Documents or the articles of incorporation or bylaws of Merger Sub, (ii) subject to obtaining the Requisite Shareholder Approval and compliance with the requirements set forth in clauses
(i)-(iv) of Section 3.2(c), conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which Parent or Merger Sub or any of their respective properties or assets are bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party, or give to others any rights of termination, amendment, acceleration or cancellation, under any Contract or Permit to which Parent or Merger Sub is a party or bound by or their respective properties or assets are bound by or subject to or otherwise under which Parent or Merger Sub has rights or benefits, or (iv) result in the creation of any Lien in or upon any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (c) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement, the consummation of the Merger and other transactions contemplated hereby, or the compliance by Parent or Merger Sub with the provisions of this Agreement, except for: (i) the filing of the Certificate of Merger with the Department of Labor and Economic Growth of the State of Michigan and appropriate documents with the relevant authorities of other states in which

Company and/or Parent are qualified to do business, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act or Foreign Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement,
(iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or "blue sky" laws, the securities laws of any foreign country, or Nasdaq or the NYSE, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

          Section 3.3 Disclosure. None of the information supplied or to be supplied by or on behalf of Parent and Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement is mailed to the shareholders of Company, at the time of any amendment to supplement thereof, at the time of the Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent and Merger Sub with respect to statements made or incorporated by reference therein supplied by Company for inclusion or incorporation by reference in the Proxy Statement.

          Section 3.4 Ownership and Interim Operations of Merger Sub. Parent and/or one or more of its wholly-owned subsidiaries owns all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger or the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Merger or the other transactions contemplated by this Agreement.

          Section 3.5 Financial Capability. Parent has the financial capacity to perform and to cause the Merger Sub to perform all of its obligations under this Agreement, and, as of the Closing Date, Parent will have available all funds necessary to pay the Merger Consideration and to perform the other obligations of Parent and Merger Sub with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

          Section 4.1 Conduct of Business of Company.

          (a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall and shall cause each of its Subsidiaries to, except as otherwise expressly contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course, in a manner consistent with past practice and in compliance with all applicable Laws, (ii) pay its debts and Taxes when due, pay or perform other material obligations when due (subject to good faith disputes over such debts, Taxes or obligations), (iii) use commercially reasonable efforts in a manner consistent with past practices to (A) preserve intact its business organization, (B) keep available the services of its present executive officers and Company Employees, and (C) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings in a manner consistent with past practices.

          (b) Required Consent. In addition, without limiting the generality of
Section 4.1(a), except as expressly permitted or expressly required by the terms of this Agreement or as set forth in Section 4.1(b) of the Seller Disclosure Letter, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

               (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interests or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interests (other than dividends or distributions paid to Company or one of its wholly-owned Subsidiaries by a wholly-owned Subsidiary of Company);

               (ii) purchase, redeem or otherwise acquire, directly or indirectly, any Company Securities or Subsidiary Securities, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (iii) issue, deliver, sell, authorize, pledge or otherwise encumber any Company Securities or Subsidiary Securities, other than (i) issuances of Company Common Stock upon the exercise of Warrants or vested Company Options existing on the date hereof, each case in accordance with their present terms, or (ii) grants to newly hired employees of Company Options issued in the ordinary course of business with a per share exercise price that is no less than the then-current market price of a share of Company Common Stock;

               (iv) cause, permit or propose any amendments to Company Charter Documents or any of the Subsidiary Charter Documents;

               (v) acquire or agree to acquire (whether by merging or consolidating with or otherwise) any business, assets or securities, in each case involving the payment of consideration in excess of $5,000,000 individually or in excess of $15,000,000 for all such acquisitions in the aggregate, other than ordinary course investments in investment securities;

               (vi) enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance, except for standard commercial partnerships and alliances consistent with past practice;

               (vii) sell, lease, license, encumber or otherwise dispose of any properties, assets or any Subsidiary Securities except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its Subsidiaries, (C) the sale of goods or non-exclusive licenses of Intellectual Property in the ordinary course of business and in a manner consistent with past practice or (D) dispositions of other immaterial assets in the ordinary course of business and in a manner consistent with past practice;

               (viii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) employee advances for business expenses made in the ordinary course of business consistent with past practices provided such employee advances are in compliance with applicable Law and (B) those made by Company or a Subsidiary to another Subsidiary;

               (ix) except as required by a change in Law or GAAP, (A) make any material change in its methods, principles or practices of accounting since the date of the Company Balance Sheet or (B) revalue any of its assets;

               (x) (A) make or change any material Tax (unless required by applicable Law) election or adopt or change any accounting method in respect of Taxes, (B) enter into any closing agreement, settle or compromise any claim or assessment in respect of Taxes other than with respect to a claim or assessment which exists on the date hereof and in an amount not greater than the liability or reserve that has been recorded with respect hereto on the Company Balance Sheet or (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for Taxes;

               (xi) except as required by applicable Law: (A) increase in any manner (including by means of acceleration of payment) the amount of salary, cash bonus, compensation or fringe benefits of, or pay any bonus to or grant severance or termination pay to any Company Employee, except in the ordinary course of business consistent with past practice, (B) commit to increase or increase any benefit payable under a Company Employee Plan (including any severance plan), or make any contribution to any Company Employee Plan, other than contributions required by Law or the terms of such plans, (C) waive any stock repurchase rights, accelerate (other than by operation of the terms of the respective agreement as in effect on the date hereof), amend or modify (other than by operation of the terms of the respective agreement or as in effect on the date hereof) Company Options, or reprice any Company Options or authorize cash payments in exchange for any Company Options, (D) enter into any employment, severance, termination or indemnification agreement with any Company Employee or enter into any collective bargaining agreement, except in the ordinary course of business with respect to new hires consistent with past practice, (E) make any oral or written representation with respect to any aspect of any Company Employee Plan that is not materially in accordance with the existing written terms of such Company Employee Plan, (F) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Company Employee), except in the ordinary course of business consistent with past practice, or (G) enter into any agreement with any Company Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered in favor of the Company Employee upon the occurrence of a transaction involving Company of the nature contemplated hereby.

               (xii) grant any exclusive rights with respect to any material Intellectual Property of Company or any of its Subsidiaries, divest any Intellectual Property of Company or any of its Subsidiaries, or modify Company's standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to Company or any of its Subsidiaries, except in the ordinary course of business;

               (xiii) enter into any agreement or commitment the effect of which would be to grant to a third party following the Merger any actual or potential right of license to any Intellectual Property owned by Parent or any of its Subsidiaries (other than the Surviving Corporation), other than in the ordinary course of business consistent with past practice;

               (xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its Subsidiaries (other than the Merger or as expressly provided in this Agreement);

               (xv) hire or offer to hire employees, other than in the ordinary course of business, consistent with past practice;

               (xvi) other than pursuant to Company's Credit Agreement with JP Morgan Chase Bank N.A., or any replacement thereof, or bonds for customer contracts consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing;

               (xvii) make any individual or series of related payments outside of the ordinary course of business or make or commit to make capital expenditures inconsistent with or beyond those contained in Company's capital expenditure budget in effect on the date hereof, a copy of which is set forth in
Section 4.1(b)(xvii) of the Company Disclosure Letter;

               (xviii) enter into, modify or amend in a manner adverse in any material respect to Company or any of its Subsidiaries, or terminate any lease, sublease or Company Material Contract, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse in any material respect to Company or any of its Subsidiaries, other than entering into any new, or any modification, amendment or termination of any existing, Company Material Contract in the ordinary course of business, consistent with past practice;

               (xix) enter into any Contracts containing, or otherwise subject the Surviving Corporation or Parent to, any non-competition, exclusivity or other material restrictions on Company, any of its Subsidiaries, the Surviving Corporation or Parent, or any of their respective businesses, following the Closing, other than in the ordinary course of business;

               (xx) permit Company Employees to exercise their Company Options with a promissory note or, to the extent not previously permitted by the applicable Company Stock Plan, through a net exercise;

               (xxi) fail to use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with the Company's past practices;

               (xxii) pay, discharge or satisfy any claims, actions or proceedings, other than the payment, discharge or satisfaction of any such claims, actions or proceedings, (i) in the ordinary course of business and consistent with past practice, properly reflected or reserved against in the consolidated financial statements (or the notes thereto) as of and for the fiscal year ended December 31, 2006 of the Company and its consolidated Subsidiaries, or (ii) incurred in the ordinary course of business consistent with past practice that do not exceed $2 million in the aggregate; or

               (xxiii) agree in writing or otherwise to take any of the actions described in (i) through (xxii) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

          Section 5.1 Proxy Statement. As promptly as practicable, Company shall prepare and file with the SEC the Proxy Statement in preliminary form. Notwithstanding anything contained in this Agreement to the contrary, absent any Order issued by any court of competent jurisdiction or other legal restraint or prohibition (each, a "LEGAL RESTRAINT"), Company shall file with the SEC the definitive Proxy Statement as promptly as practicable following the ten-day period specified in Rule 14a-6 of the Exchange Act or, if later, the date the SEC staff advises Company that they have no further comments, and shall cause the mailing of the definitive Proxy Statement to the shareholders of Company to occur on that day or as promptly as reasonably practicable thereafter. Each of Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC or its staff with respect to the Proxy Statement. Each of Company and Parent shall furnish all information concerning itself and its Subsidiaries to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent, and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to Company, Parent or any of their respective affiliates, officers or directors, should be discovered by Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by Law, disseminated to the shareholders of Company.

          Section 5.2 Meetings of Shareholders; Board Recommendation.

          (a) Meeting of Shareholders. Company shall, as promptly as reasonably practicable after the date of this Agreement, duly call, give notice of, establish a record date for, convene and hold, a meeting of its shareholders (the "SHAREHOLDERS' MEETING"), for the purpose of obtaining the approval and adoption of this Agreement and the approval of the Merger; provided, however, that (i) if Company is unable to obtain a quorum of its shareholders at such time, Company may extend the date of the Shareholders' Meeting by no more than five business days and Company shall use its commercially reasonable efforts during such five business day period to obtain such a quorum as soon as practicable and (ii) Company may delay the Shareholders' Meeting to the extent (and only to the extent) Company determines in good faith that such delay is required by applicable Law or to comply with written or verbal comments made by the SEC with respect to the Proxy Statement; further, provided, that upon receipt by Company, less than 10 days prior to the scheduled date of the Shareholders' Meeting, of an Acquisition Proposal of the type described in
Section 5.3(c), Company shall be entitled to adjourn or postpone the Shareholders' Meeting for such period as it may require to furnish information to and engage in negotiations with the third party making such Acquisition Proposal, but not exceeding 10 days. Subject to Section 5.3(d), the Company Board shall recommend to holders of shares of Company Common Stock they adopt and approve this Agreement, and shall include such recommendation in the Proxy Statement. Subject to Sections 5.3(d) and 7.1, Company will use reasonable best efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of NASDAQ or applicable Law to obtain such approvals.

          (b) Board Recommendation. Except to the extent expressly permitted by
Section 5.3(d), the Proxy Statement mailed to shareholders shall include the Company Board Recommendation.

          Section 5.3 Acquisition Proposals.

          (a) No Solicitation. Subject to the provisions of this Section 5.3, Company agrees that neither it nor any of its Subsidiaries nor any of the officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant) (collectively, "REPRESENTATIVES") of it or its Subsidiaries shall, directly or indirectly: (i) solicit, initiate, or knowingly take any action to facilitate the making, submission or announcement of, any Acquisition Proposal, (ii) engage in any discussions or negotiations (other than to state that they are not permitted to have discussions) regarding any Acquisition Proposal, (iii) terminate, amend, or waive any rights under any "standstill" or other similar agreement between Company or any of its Subsidiaries and any Person (other than Parent) or (iv) take any action to (A) render the Rights issued pursuant to the term of the Rights Plan inapplicable to an Acquisition Proposal or the transactions contemplated thereby or (B) allow the Rights to expire prior to their expiration date (except as otherwise contemplated in connection with the Merger), except in the case of clauses (ii) and (iii) to the extent expressly permitted by this Agreement. Company and each of its Subsidiaries and each of its and their respective Representatives will each immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.3(a) by any Subsidiary of Company or any Representative of Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3(a) by Company. "ACCEPTABLE CONFIDENTIALITY AGREEMENT" means a confidentiality agreement the terms of which are at least as restrictive to the third party as the terms contained in the Confidentiality Agreement.

          (b) Notification of Unsolicited Acquisition Proposals. As promptly as reasonably practicable (and in any event within two days) after receipt of any Acquisition Proposal, Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry; the identity of the Person or Persons making any such Acquisition Proposal, request or inquiry; and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Company shall keep Parent informed on a reasonably current basis of the status and details of any such Acquisition Proposal or request, and shall promptly (and in any event within two days) provide to Parent a copy of all written materials subsequently provided to or by Company in connection with such Acquisition Proposal or request.

          (c) Superior Offers. Notwithstanding anything to the contrary contained in Section 5.3(a), in the event that after the date hereof and prior to obtaining the Requisite Shareholder Approval, (1) Company receives an unsolicited, bona fide written Acquisition Proposal from a third party that did not result from a breach of this Section 5.3 and (2) its Board of Directors or a committee thereof determines in good faith (following consultation with its Representatives) that such Acquisition Proposal is, or is reasonably likely to constitute, a Superior Offer, then Company, its Board of Directors or a committee thereof may directly or indirectly through advisors, agents, other intermediaries or representatives, take the following actions:

               (i) furnish non-public information to the third party making such Acquisition Proposal (provided that (A) Company enters into an Acceptable Confidentiality Agreement with the third party prior to furnishing any non-public information, and (B) substantially concurrently with furnishing such information to such third party, Company furnishes copies of such information to Parent, to the extent not previously provided to Parent); and

               (ii) engage in discussions and negotiations (including exchanging draft agreements) with the third party (and its Representatives) with respect to the Acquisition Proposal.

          (d) Changes of Recommendation. Except as expressly permitted in this
Section 5.3(d), the Board of Directors of Company (or any committee thereof) shall not: (A) withdraw, or modify or change in any manner adverse to Merger Sub, the Company Board Recommendation; (B) approve, adopt or recommend any Acquisition Proposal; or (C) approve or recommend, or allow Company or any Subsidiary to enter into, any letter of intent, acquisition agreement or other similar agreement with respect to any Acquisition Proposal (any of the foregoing a "CHANGE OF RECOMMENDATION"). Notwithstanding anything to the contrary contained in Section 5.2 or this
Section 5.3, in response to an unsolicited, bona fide written Acquisition Proposal after the date hereof and prior to obtaining the Requisite Shareholder Approval, the Board of Directors of Company, or any committee thereof, may effect a Change of Recommendation and terminate this Agreement to enter into a definitive agreement effectuating the Superior Offer described below, if, and only if, all of the following conditions set forth in clauses (i) through (v) are satisfied:

               (i) the Board of Directors of Company, or any committee thereof, shall have determined in good faith (after consultation with outside legal counsel and financial advisors of Company, its Board of Directors or any committee thereof) that such Acquisition Proposal constitutes a Superior Offer (after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent including pursuant to clause (iii) below);

               (ii) Company (A) shall deliver to Parent written notice (a "CHANGE OF RECOMMENDATION NOTICE") of its intention to take such action, at least three business days (the "NOTICE PERIOD") in advance, specifying in such notice the material terms and conditions of such Superior Offer (including the identity of the party making the Superior Offer); and (B) in the event of any material revisions to the Superior Offer after the start of the Notice Period, shall promptly deliver a new Change of Recommendation Notice to Parent and comply with the requirements of this clause (ii) with respect to such new notice;

               (iii) after delivering the Change of Recommendation Notice, Company shall provide Parent with an opportunity to make such adjustments in the terms and conditions of this Agreement during such three business day period, and negotiate with respect thereto during such three business day period;

               (iv) Company's Board of Directors, or any committee thereof, shall have determined, after consultation with outside legal counsel and financial advisors of Company, its Board of Directors or any committee thereof, in good faith, that the failure of the Board of Directors to effect a Change of Recommendation or to terminate this Agreement would reasonably be expected to result in a breach of its fiduciary obligations to the shareholders of Company under applicable Law; and

               (v) Company shall not have breached any of the provisions set forth in Section 5.2 or this Section 5.3.

          (e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit Company, its Board of Directors or any committee thereof from taking and disclosing to its shareholders a position contemplated by Item 1012(a) of Regulation M-A and Rules 14d-9 and 14e-2(a), each as promulgated under the Exchange Act. Nothing contained in this Section 5.3(e) shall be interpreted to affect or otherwise qualify, limit or modify in any way the rights of Parent or Merger Sub set forth in Article VII hereof.

          (f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "ACQUISITION PROPOSAL" shall mean with respect to Company, any offer or proposal (other than an offer, proposal or indication of interest by Parent or Merger Sub), to engage in any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) the purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than, 25% of any class or series of capital stock of Company outstanding as of the consummation of such purchase or other acquisition, or any tender offer (including self-tenders) or exchange offer by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than 25% of any class or series of capital stock of Company outstanding as of the consummation of such acquisition or tender or exchange offer; (ii) a merger, consolidation, business combination or other transaction involving Company or any of its Subsidiaries pursuant to which the shareholders of Company immediately preceding such transaction hold less than 51% of the voting equity interests in the surviving or resulting entity of such transaction; (iii) a sale, lease, exchange, transfer, license, acquisition or disposition of more than 25% of the consolidated assets of Company and its Subsidiaries (including the equity or other ownership of Company's Subsidiaries) taken as a whole; or (iv) a liquidation or dissolution of Company; provided, however, that the consummation of any agreement entered into prior to the date hereof by the Company or any of its Subsidiaries and previously disclosed to Parent with respect to a sale, exchange, divestiture or acquisition of Company Subsidiaries shall not be deemed an Acquisition Proposal.

               (ii) "SUPERIOR OFFER" shall mean any unsolicited, bona fide, written Acquisition Proposal for at least a majority of the outstanding equity securities of Company or more than 50% of the consolidated assets of Company and its Subsidiaries and (a) on terms which the Board of Directors of Company, or a committee thereof, determines in good faith, after taking into account, among other things, (X) all other legal, financial, regulatory and other aspects of the offer and (Y) the business, legal and financial condition of the Person making the offer, more favorable to Company's shareholders (in their capacities as shareholders) than the terms of the Merger (including any revised offer received from Parent) from a financial point of view.

          Section 5.4 Access to Information.

          (a) Subject to applicable Law: (i) Company will afford Parent and Parent's accountants, counsel and other representatives reasonable access during regular and normal business hours to its properties, books, Contracts and records (subject to restrictions imposed by applicable Laws); and (ii) upon request by Parent, Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent a copy of any report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws (other than any such filings that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC); provided, however, that such access noted in (i) and (ii) shall be provided only to the extent such access does not unreasonably interfere with the business operation of Company or any of its Subsidiaries.

          (b) Nothing in this Section 5.4 shall require Company to disclose any information that, in the reasonable judgment of Company, would violate any of its contractual obligations to any third party with respect to confidentiality, provided that Company shall use its commercially reasonable efforts to obtain the consent of such third party to such disclosure. Information obtained by Parent or Merger Sub pursuant to Section 5.4, Section 5.6 and Section 5.7 shall be subject to the provisions of the Confidentiality Agreement, and the Confidentiality Agreement will continue in full force and effect in accordance with its terms (except as provided in Section 8.5).

          (c) No information or knowledge obtained pursuant to this Section 5.4,
Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants, agreements, rights or remedies of the parties hereto, or the conditions to the obligations of the parties hereto under this Agreement.

          Section 5.5 Public Disclosure. Parent and Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the written advice of counsel be required by Law or the rules and regulations of the NYSE or Nasdaq if it has used all reasonable efforts to consult with the other party prior thereto; provided, further, that no such consultation or agreement shall be required following a Change of Recommendation or any termination of this Agreement pursuant to Section 7.1(e) or Section 7.1(f)(ii).

          Section 5.6 Regulatory Filings; Reasonable Efforts.

          (a) Regulatory Filings. Each of Company, Parent and Merger Sub agrees, subject to the other provisions of this Section 5.6, (i) to file as promptly as practicable any and all Notification and Report Forms required under the HSR Act with respect to the transactions contemplated hereby, (ii) to make as promptly as reasonably practicable any required submissions under the Foreign Antitrust Laws which Company or Parent determines should be made with respect to the transactions contemplated hereby, (iii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or Foreign Antitrust Laws, and (iv) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with the other provisions of this Section 5.6 to cause the expiration or termination of the applicable waiting periods under the HSR Act or Foreign Antitrust Laws as soon as practicable, including by requesting early termination thereof.

          (b) Exchange of Information. Parent, Merger Sub and Company each shall promptly supply the other with any information that may be required in order to effectuate any filing or application pursuant to Section 5.6(a). Except where prohibited by applicable Laws, and subject to the Confidentiality Agreement, each of Company and Parent shall consult with the other or its counsel prior to taking a position with respect to any such filing, shall permit the other or its counsel to review and discuss in advance, and shall consider in good faith the views of the other or its counsel in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with this Agreement or the transactions contemplated hereby (including under the HSR Act or any Foreign Antitrust Law), shall coordinate with the other or its counsel in preparing and exchanging such information, and shall promptly provide the other or its counsel with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby; provided that with respect to any such filing, presentation or submission, each of Parent and Company need not supply the other or its counsel with copies (or in case of oral presentations, a summary) to the extent that any Law applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information. Except to the extent prohibited by applicable Laws, Parent and Company, or their respective counsel, shall consult with the other on the strategy for dealing with the Federal Trade Commission, Department of Justice, European Commission or any other Governmental Entity with responsibility for reviewing the Merger with respect to antitrust or competition issues.

          (c) Notification. Each of Parent and Company will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant to this Section
5.6 and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws in connection with this Agreement and the transactions contemplated hereby. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 5.6, Parent, Merger Sub or Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

          (d) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, and subject to the other provisions of this Section 5.6, each of Company, Parent and Merger Sub agrees to use its reasonable best efforts to (i) obtain all consents, approvals, orders and authorizations of, and make all registrations, declarations or filings with, any Governmental Entity that are required to be obtained under Law in connection with the transactions contemplated hereby, (ii) obtain all waivers, consents and approvals from other parties to Contracts to which Company or any of its Subsidiaries is a party necessary for the consummation of the transactions contemplated hereby, (iii) prevent the entry, enactment or promulgation of any threatened or pending Order or Legal Restraint that could materially and adversely affect the ability of the parties hereto to consummate the transactions under this Agreement, (iv) lift or rescind any Order or Legal Restraint that could materially and adversely affect the ability of the parties hereto to consummate the transactions under this Agreement, and (v) in the event that any Proceeding relating hereto or to the transactions contemplated hereby is commenced, whether before or after the date of this Agreement, cooperate to defend against it and respond thereto. In connection with and without limiting the foregoing, Company and its

Board of Directors and Subsidiaries shall, if any Takeover Law or similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger, this Agreement and the transactions contemplated hereby.

          Section 5.7 Notification of Certain Matters.

          (a) By Company. Company shall give written notice to Parent and Merger Sub, promptly upon obtaining knowledge thereof, of the occurrence or non-occurrence of any event that is likely (i) to result in a condition to the Merger, set forth in Article VI, not being satisfied or (ii) to result in any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (b) By Parent. Parent shall give written notice to Company, promptly upon obtaining knowledge thereof, of the occurrence or non-occurrence of any event that is likely (i) to result in a condition to the Merger, set forth in
Article VI, not being satisfied or (ii) to result in any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by either of them under this Agreement.

          Section 5.8 Equity Awards and Employee Benefits.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger, each Company Option shall be either exercised by the option holder or canceled and extinguished and automatically converted into the right to receive an amount in cash from the Surviving Corporation equal to the positive product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option (the "OPTION CONSIDERATION"). Parent shall, or shall cause the Surviving Corporation to, pay to holders of outstanding and unexercised (as of the time immediately prior to the Effective Time) Company Options the Option Consideration. For the avoidance of doubt, each Canceled Company Option having a per share exercise price equal to or greater than the Merger Consideration shall automatically be canceled and extinguished without the conversion thereof or the payment of any consideration therefor. The payment of the Option Consideration to the holder of a Company Option shall be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Option. Prior to the Effective Time, Company shall take all action necessary to effect the terminations anticipated by this Section 5.8(a) under any outstanding Company Options, including, but not limited to, any actions required by the applicable Company Stock Plan.

          (b) During the period from the Effective Time until the end of the twelfth month following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide those employees of the Company who continue to be employed by the Surviving Corporation (or Parent or any of its Subsidiaries) throughout such twelve-month period (the "CONTINUING EMPLOYEES") with salary and other benefits that are comparable in the aggregate to those offered to such employees by the Company immediately prior to the Effective Time.

               (i) With respect to any officer or employee of Company who is covered by a severance policy or plan separate from the standard severance policy for Company's employees, the Parent shall maintain or cause to be maintained such separate policy or plan as in effect as of the date hereof, and as to all other officers and employees, Parent shall maintain or cause to be maintained Company's standard severance policy as in effect as of the date hereof for a period of at least 12 months from the Effective Time.

               (ii) Parent shall honor or cause to be honored all severance agreements and employment agreements with Company's directors, officers and employees in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such agreements.

          (c) Subject to Section 5.8(b) above, Continuing Employees shall be eligible to receive benefits consistent with Parent's applicable human resources policies. Each Continuing Employee shall receive credit for prior service with Company only (i) for purposes of determining the vacation accrual rate pursuant to Parent's standard procedures, (ii) for all purposes under Parent's Pay-In-Lieu-Of-Notice policy, and (iii) for purposes eligibility for participation, matching contributions and vesting under Parent's 401(k) plan. Each Continuing Employee's service for all other purposes shall be calculated based upon the date of hire by Parent or one of its Subsidiaries (including the Surviving Corporation), except as otherwise provided herein or required by Law. Company shall cash-out any accrued and unused vacation, sick leave or time off days prior to the Closing Date that Parent determines are not able to be carried over. Notwithstanding the foregoing, with respect to U.S. employees of Company and its Subsidiaries that become eligible to participate in Parent's employee benefit plans, Parent shall, to the extent permitted by applicable Law, (i) apply prior period(s) of health insurance coverage towards satisfaction of Parent's pre-existing condition limitations upon submission of Certificate(s) of Creditable Coverage, as permitted under the Health Insurance Portability and Accountability Act ("HIPAA"), (ii) provide credit to each such employee for any co-payments and deductibles under Parent's Preferred Access medical plan where paid by the employee prior to the change in coverage for the plan year in which the Closing Date occurs, and (iii) apply immediate prior period participation in Company's short-term disability and long-term disability plans toward satisfaction of pre-existing conditions limitations under Parent's short-term disability and long-term disability plans.

          (d) Effective as of the day immediately preceding the Closing Date,
(i) each of Company and any Company ERISA Affiliate shall terminate Company Employee Plans that includes a Code Section 401(k) arrangement (a "TERMINATING PLAN") pursuant to resolutions of the Company Board of Directors prepared by Company promptly after the date hereof and reviewed and approved by Parent (such approval not to be unreasonably withheld) and (ii) Company shall provide Parent with evidence that such Terminating Plan(s) have been terminated before the Closing Date, and shall take such other actions in furtherance of terminating such Terminating Plan(s) as Parent may reasonably require; provided, however, that Parent may, at its election, instruct Company in writing, no less than seven days prior to the Closing Date, not to terminate any such Terminating Plans and Company shall comply with such instruction.

          (e) Effective as of no later than immediately preceding the Effective Time, the Company shall terminate and, in accordance with the terms thereof, distribute all account balances under the Company's Executive Deferred Compensation Plan (the "DEFERRED COMPENSATION PLAN") pursuant to resolutions of the Company Board of Directors. Company shall provide Parent with evidence that the Deferred Compensation Plan has been terminated before the Effective Time, and shall take such other actions in furtherance of terminating the Deferred Compensation Plan as Parent may reasonably require.

          (f) This Section 5.8 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.8, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.8 or is intended to be an amendment to any Company Employee Plan. Without limiting the foregoing, no provision of this Section 5.8 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter. Nothing in this Section 5.8 is intended to amend any Company Employee Plan, or interfere with Parent's or the Surviving Corporation's right from and after the Effective Time to amend or terminate any Company Employee Plan or the employment or provision of services by any director, employee, independent contractor or consultant.

          Section 5.9 Indemnification; Insurance.

          (a) The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions relating to indemnification, exculpation and the liability of directors and officers no less favorable than such provisions included in the Company Charter Documents as of the date hereof and the Surviving Corporation shall not amend, repeal or otherwise modify such provisions for at least six years after the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of Company or any of its Subsidiaries, except as required by Law.

          (b) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless and provide advancement of expenses to each person who, as of the Effective Time, is a present or former director or officer of Company, in and to the extent of their capacities as such and not as securityholders (collectively, the "INDEMNIFIED PARTIES"), against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Proceeding (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, fiduciary or agent of Company or any of its Subsidiaries, occurring on or before the Effective Time, to the same extent as provided in the Company Charter Documents as of the date hereof.

          (c) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect Company's current directors' and officers' liability insurance ("D&O INSURANCE") in respect of acts or omissions occurring on or before the Effective Time, on terms and conditions no less favorable to the Indemnified Parties than those of the D&O Insurance in effect on the date of this Agreement (which Company represents and warrants are set forth in Section 5.9(c) of the Company Disclosure Letter); provided, however, that in satisfying its obligations under this Section 5.9(c), the Surviving Corporation shall not be obligated to pay annual premiums in excess of 400% of the amount paid by Company for coverage for its last full fiscal year; provided, however, that, if equivalent coverage cannot be obtained or can be obtained only by paying aggregate premiums in excess of 400% of such amount, the Surviving Corporation shall only be required to maintain as much coverage as can be obtained by paying aggregate premiums equal to 400% of such amount. Notwithstanding the foregoing and in lieu of all obligations of the Surviving Corporation under the first sentence of this Section 5.9(c), Parent or, at Parent's written direction, Company, may purchase a "tail" policy of directors and officers liability insurance covering a period of six years after the Effective Time, which policy
(i) shall be on terms and conditions no less favorable to the Indemnified Parties than those of the D&O Insurance in effect on the date of this Agreement and be written by a carrier with the same or better rating as the carrier of the D&O Insurance as of the date of this Agreement, (ii) shall be prepaid and non-cancelable, and (iii) shall have aggregate premiums not in excess of 400% of the aggregate annual amounts paid by Company for coverage for its last full fiscal year; provided, however, that, if equivalent coverage cannot be obtained or can be obtained only by paying aggregate premiums in excess of 400% of such amount, Parent or Company shall obtain (and the Surviving Corporation shall only be required to maintain) as much coverage as can be obtained by paying aggregate premiums equal to 400% of such amount.

          (d) This Section 5.9 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. On and after the Effective Time, the obligations of Parent under Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party under Section 5.9 without the consent of such affected Indemnified Party. In the event Parent or the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, honor the obligations set forth with respect to Parent or the Surviving Corporation, as the case may be, in this Section 5.9.

          Section 5.10 Section 16 Matters. Prior to the Effective Time, Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of derivative securities with respect to Parent Common Stock resulting from the transactions contemplated by Article I and Section 5.8 of this Agreement by each individual who is subject to the reporting requirements of

Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

          Section 5.11 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of Merger Sub's obligations under or relating to this Agreement. Merger Sub shall not engage in any business which is not in connection with or incident to the transactions contemplated by this Agreement.

          Section 5.12 Conveyance Taxes. Parent, Merger Sub and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. All such taxes will be paid by the party bearing the legal responsibility for such payment.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

          Section 6.1 Conditions to the Obligations of Each Party. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing or waiver (to the extent permitted by applicable Law) of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the Requisite Shareholder Approval.

          (b) No Legal Restraint. No Legal Restraint shall have been enacted, issued, promulgated, enforced or entered which has the effect of making illegal or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement.

          (c) Regulatory Approvals. All waiting periods (and any extensions thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated early, and any other material consents or approvals under Foreign Antitrust Laws required to have been obtained prior to the Effective Time with respect to the transactions contemplated hereby shall have been received (or been deemed to have been received by virtue of the expiration or termination of any applicable waiting period).

          Section 6.2 Additional Conditions to the Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent any such representation or warranty is expressly made as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except for any failure to be so true and correct which would not, individually or in the aggregate with all other such failures, have or reasonably be expected to have a Parent Material Adverse Effect (it being understood that for the purpose of this Section 6.2(a), all references to the term "Parent Material Adverse Effect" and all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the representations and warranties of Parent, by an authorized senior executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the representations and warranties of Merger Sub, by an authorized officer of Merger Sub.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by either of them on or prior to the Closing Date, and Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the covenants of Parent, by an authorized senior executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized officer of Merger Sub.

          Section 6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent any such representation or warranty is expressly made as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except for any failure to be so true and correct which would not, individually or in the aggregate with all other such failures, constitute a Company Material Adverse Effect (it being understood that for the purpose of this Section 6.3(a), all references to the term "Company Material Adverse Effect" and all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Parent and Merger Sub shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized senior executive officer of Company.

          (b) Agreements and Covenants. Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of Company by its chief executive officer or chief financial officer.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the terminating party or parties, and except as provided below, whether before or after the Requisite Shareholder Approval having been obtained (with any termination by Parent also constituting an effective termination by Merger Sub):

          (a) by mutual written consent duly authorized by Parent and the Board of Directors of Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by December 31, 2007 (the "END DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent if a Governmental Entity shall have issued an Order or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or other action is final and nonappealable;

          (d) by either Company or Parent, if the Shareholders' Meeting shall have been convened and a vote with respect to the approval of the plan of merger contained in this Agreement shall have been taken thereat (or at any adjournment or postponement thereof) and the Requisite Shareholder Approval shall not have been obtained;

          (e) by Parent (at any time prior to the Requisite Shareholder Approval having been obtained) if a Triggering Event shall have occurred;

          (f) by Company,

               (i) upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's or Merger Sub's representations and warranties or breach by Parent or Merger Sub is curable by Parent or Merger Sub in 30 days through the exercise of reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(f)(i) prior to 30 days following the receipt of written notice from Company to Parent of such breach, provided, further, that Parent and Merger Sub continue to exercise all reasonable efforts to cure such breach through such 30 day period; or

               (ii) pursuant to and in accordance with the terms of Section 5.3(d) to enter into a definitive agreement to effectuate a Superior Offer;

          (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement (other than those set forth in Sections 5.2 and 5.3), or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company in 30 days through the exercise of reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(g) prior to 30 days following the receipt of written notice from Parent to Company of such breach, provided that Company continues to exercise all reasonable efforts to cure such breach through such 30 day period; or

          (h) For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) Company's Board of Directors or any committee thereof shall for any reason have effected a Change of Recommendation, (ii) Company shall have failed to include in the Proxy Statement the Company Board Recommendation and failed to circulate an amendment thereto within five business days after notice thereof by Parent, (iii) Company's Board of Directors fails to reaffirm (publicly, if so requested by Parent) its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within twenty days after the date any Acquisition Proposal or material modification thereto is first publicly disclosed, or (iv) Company shall have breached in any material respect its obligations under Sections 5.2 or 5.3 of this Agreement.

          Section 7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except (i) as set forth in Section 5.5, this Section 7.2, Section
7.3 and Article VIII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with the terms of the Confidentiality Agreement.

          Section 7.3 Fees and Expenses.

          (a) General. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent shall pay any necessary filing fee and expense (other than Company's legal and accounting expenses) for the Notification and Report Forms filed with the Federal Trade Commission and Department of Justice under the HSR Act and premerger or merger notification and reports forms to be submitted to any other Governmental Entity under any local merger control Laws of other jurisdictions, in each case pursuant to Section 5.6(a).

          (b) Reimbursement of Expenses. In the event that this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(d),
(e), (f)(ii) or (g), in addition to any other remedies that Parent or Merger Sub may then have or later have as a result of such termination (including receipt of the Company Termination Fee), the Company shall reimburse Parent and its Affiliates (not later than three business days after submission of statements therefor) for all documented out-of-pocket costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, without limitation, financing fees, fees and expenses of counsel, accountants, investment bankers and other advisors, filing fees and printing expenses, if any, up to a maximum of $4 million, which amount shall be credited against the Company Termination Fee payable pursuant to Section 7.3(c) if any. In the event that this Agreement is terminated by Company pursuant to Section 7.1(f)(i), in addition to any other remedies that Company may then have as a result of such termination, Parent shall reimburse the Company and its Affiliates (not later than three business days after submission of statements therefor) for all documented out-of-pocket costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, without limitation, financing fees, fees and expenses of counsel, accountants, investment bankers and other advisors, filing fees and printing expenses, if any, up to a maximum of $4 million.

          (c) Company Termination Fee. In the event that this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(d),
(e), (f)(ii) or (g) (but only based on Company's willful breach in the case of (g)), Company shall pay Parent a fee equal to $40 million in immediately available funds (the "COMPANY TERMINATION FEE"); provided, however, that in the case of termination under Sections 7.1(d), (e) or (g) (but only based on Company's willful breach in the case of (g)), such payment shall be made only if
(i) prior to such termination of this Agreement, an Acquisition Proposal shall have been made known to Company or shall have been made directly to the shareholders of Company or otherwise become publicly known or any Person shall have publicly announced or made known an intention (whether or not conditional) to make an Acquisition Proposal, and (ii) within twelve months following the termination of this Agreement, the Company enters into a definitive agreement in respect of, or consummates or submits to its shareholders for approval, a transaction in respect of any Acquisition Proposal (whether or not such Acquisition Proposal was made known to the Company or publicly announced prior to termination of this Agreement); provided that for purposes of this Section 7.3(c), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.3, except that the references therein to "25%" shall be deemed to be references to "a majority". Such payment shall be made (i) in the case of a termination of this Agreement pursuant to Sections 7.1(d), (e) or (g) (but only based on Company's willful breach in the case of (g)), upon execution of a definitive agreement described in the previous sentence and (ii) in the case of a termination of this Agreement pursuant to Section 7.1(f)(ii) concurrent with such termination.

          Section 7.4 Amendment. Subject to applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Parent and Company. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

          Section 7.5 Extension; Waiver. At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

          Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement and in any document delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

          Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Parent or Merger Sub, to:

               Computer Sciences Corporation
               2100 East Grand Avenue
               El Segundo, California 90245
               Attention: General Counsel
               Facsimile No.: (310) 322-9767

               With a copy to:

               Gibson, Dunn & Crutcher LLP
               2029 Century Park East
               Los Angeles, California 90067
               Attention: Mark S. Lahive, Esq.
               Facsimile No.: (310) 552-7038

          (b)  if to Company, to:

               Covansys Corporation
               32605 West Twelve Mile Road
               Farmington Hills, Michigan 48334
               Attention: John A. Stanley, Chair of Special Committee
                          of Board of Directors
                          General Counsel
               Facsimile No.: (248) 848-9741

               With a copy to:

               Katten Muchin Rosenman LLP
               575 Madison Avenue
               New York, New York 10022
               Attention: David H. Landau, Esq.
                          Evan L. Greebel, Esq.
               Facsimile No.: (212) 940-8776

          Section 8.3 Interpretation; Certain Definitions. (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words "INCLUDE," "INCLUDES" and "INCLUDING," when used herein, shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all such entity and its Subsidiaries, taken as a whole. For purposes of this Agreement, the term "PLAN OF MERGER" shall mean a plan of merger within the meaning of Section 701 of the MBCA.

          (b) For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 8.3:

     "AFFILIATE" shall have the meanings given to such term in Rule 12b-2 promulgated under the Exchange Act.

     "BENEFICIAL OWNERSHIP" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Phases such as "beneficially own" or "own beneficially" have correlative meanings.

     "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

     "COMPANY MATERIAL ADVERSE EFFECT" shall mean any event, circumstance, change, effect or development (each, a "CHANGE") that, individually or in the aggregate, and taken together with all Changes, (i) is, or is reasonably likely to be, materially adverse to the business, results of operations, assets (including intangible assets), financial condition of Company and its Subsidiaries, taken as a whole, or (ii) would have a material adverse effect on the ability of Company to consummate the Merger prior to the End Date; provided, however, that no Change to the extent resulting from any of the following shall be taken into account when determining whether a "Company Material Adverse Effect" under clause (i) of this definition has occurred: (A) general market, economic or political conditions, (B) general market, economic or political conditions in the industries in which Company or any of its Subsidiaries conducts business, (C) any change arising as a result of any weather conditions, natural disasters, acts of war, sabotage or terrorism, military actions or the escalation thereof or other force majeure events, (D) general market, economic or political conditions in India (including any changes arising out of acts of terrorism or war, weather conditions or other force majeure events), (E) changes in GAAP or changes in the interpretation of GAAP with respect to Tax matters or as a result of or arising from an audit review of the consolidated financial statements of Company and its Subsidiaries, in either case, pursuant to which Company is required to change its prior accounting policies or practices, (F) any material weakness in internal controls over financial reporting, in and of itself (it being understood that the underlying causes or consequences of any such material weakness may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Company Material Adverse Effect), (G) any changes in Law, (H) the pendency or announcement of this Agreement, including without limitation the Merger or any customer or supplier reaction to the identity of Parent, (I) compliance with the terms of, or the taking of any action required by, this Agreement, (J) any litigation brought or threatened by shareholders of either Company or Parent (whether on behalf of Company, Parent or otherwise) asserting allegations of a breach of fiduciary duty relating to this Agreement, violations of securities Laws in connection with the Proxy Statement or otherwise in connection with this Agreement, (K) any action required to comply with the rules and regulations of the SEC or the SEC comment process, in each case, in connection with the Proxy Statement, (L) any decrease in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself and themselves, a Company Material Adverse

Effect and may be taken into consideration when determining whether there has occurred a Company Material Adverse Effect), (M) Company's failure to meet any internal or published projections, forecasts or revenue or earnings predictions or published industry analyst expectations (it being understood that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself and themselves, a Company Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Company Material Adverse Effect), or (N) the formal investigation of Company, captioned In the Matter of Covansys Corp. (C-03825), being conducted by the Enforcement Staff of the SEC.

     "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature.

     "ENVIRONMENTAL LAW" means any and all applicable Laws and regulations promulgated thereunder, relating to the protection of the environment (including, without limitation, ambient air, surface water, groundwater or land) or human health as affected by the environment or Hazardous Substances or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.

     "FORTUNE" means Fortune Info Tech Ltd., a company organized under the laws of India.

     "HAZARDOUS SUBSTANCE" means any substance, material or waste that is characterized or regulated under any Environmental Law as "hazardous," "pollutant," "contaminant," "toxic" or words of similar meaning or effect, including, without limitation, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

     "KNOWLEDGE" of a Person shall mean, with respect to any matter in question, the knowledge of the Chief Executive Officer, Chief Financial Officer or General Counsel of such Person.

     "LAW" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

     "PARENT MATERIAL ADVERSE EFFECT" shall mean any Change that would prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent or Merger Sub to perform in all material respects their covenants and obligations under this Agreement.

     "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          Section 8.4 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile signatures shall be acceptable and binding.

          Section 8.5 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing) and shall survive any termination of this Agreement in accordance with its terms and (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.9.

          Section 8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

          Section 8.7 Specific Performance. The parties hereby acknowledge and agree that money damages may not be a sufficient remedy for any breach of this Agreement and that each party shall be entitled to equitable relief, including injunction or specific performance, as a remedy for any such breach.

          Section 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          Section 8.9 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal district court located within Wayne County, in the State of Michigan, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Michigan with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal district court located in Wayne County in the State of Michigan, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Parent may assign any or all of its rights and obligations under this Agreement to one or more of its direct or indirect wholly-owned Subsidiaries without the consent of the Company, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 8.11 Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                      *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                        COMPUTER SCIENCES CORPORATION


                                        By: /s/ Paul T. Tucker
                                            ------------------------------------
                                        Name: Paul T. Tucker
                                        Title: Vice President - Corporate
                                               Development


                                        SURFSIDE ACQUISITION CORP.


                                        By: /s/ Paul T. Tucker
                                            ------------------------------------
                                        Name: Paul T. Tucker
                                        Title: Vice President


                                        COVANSYS CORPORATION


                                        By: /s/ Rajendra B. Vattikuti
                                            ------------------------------------
                                        Name: Rajendra B. Vattikuti
                                        Title: President and Chief Executive
                                               Officer

                 Signature Page to Agreement and Plan of Merger

                                     ANNEX B

                 OPINION OF CREDIT SUISSE SECURITIES (USA) LLC,
                   FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

                                 CREDIT SUISSE SECURITIES (USA) LLC
                                 Eleven Madison Avenue     Phone 1 212 325 2000
(CREDIT SUISSE LOGO)             New York, NY 10010-3629   www.credit-suisse.com

April 25, 2007

Special Committee of the Board of Directors
Covansys Corporation
32605 West Twelve Mile Road, Suite 250
Farmington Hills, Michigan 48334

Members of the Special Committee:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common stock, no par value ("Company Common Stock"), of Covansys Corporation (the "Company") of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), to be entered into by and among the Company, Computer Sciences Corporation ("Acquiror") and Surfside Acquisition Corp. ("Merger Sub"). The Merger Agreement will provide for, among other things, the merger (the "Merger") of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $34.00 in cash (the "Merger Consideration").

In arriving at our opinion, we have reviewed the April 24, 2007 draft of the Merger Agreement (the "Draft Merger Agreement") and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information and data relating to the Company, including financial forecasts, provided to and discussed with us by the Company, and we have met with the management of the Company to discuss the business and prospects of the Company. We have considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company. We have also considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed, with your consent, that the final executed Merger Agreement will conform to the Draft Merger Agreement reviewed by us in all respects material to our analyses. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on

(CREDIT SUISSE LOGO)

the Company or the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates have in the past provided, are currently providing and in the future we may provide, investment banking and other financial services to the Company and Acquiror, for which we have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Acquiror and any other company that may be involved in the Merger and, accordingly, may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair to such holders, from a financial point of view.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD _____________, 2007

THE BOARD OF DIRECTORS OF COVANSYS CORPORATION IS SOLICITING THIS PROXY. PLEASE
                          RETURN IT AS SOON AS POSSIBLE

By signing on the reverse, you acknowledge that you have received notice of the Special Meeting of Shareholders and Covansys Corporation's proxy statement for the Special Meeting, you revoke all prior proxies, and you appoint Rajendra B. Vattikuti, Brett D. Pynnonen and James Trouba, and each of them, your attorneys (also known as "proxy holders"), with full power of substitution, to (1) attend on your behalf the Special Meeting of Shareholders of Covansys Corporation to be held on ______________, 2007 at ___ a.m. at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan and any adjournments of the meeting, and
(2) vote all shares of Covansys stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Covansys, with all the powers you would possess if you were personally present. Neither of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Special Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct on the reverse. If you leave any matter on this proxy card blank, the proxy holders will vote your shares "FOR" each of the proposals. Your attendance at the Special Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE "FOR" EACH OF THE PROPOSALS.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

THE COVANSYS CORPORATION BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

SPECIAL MEETING PROXY CARD

     PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

A PROPOSAL

Our board of directors recommends a vote FOR the following proposal.

1. To approve the Agreement and Plan of Merger, dated as of April 25, 2007, among Computer Sciences Corporation, Surfside Acquisition Corp., a wholly owned subsidiary of Computer Sciences Corporation, and Covansys Corporation, as such agreement may be amended from time to time.

     FOR   AGAINST   ABSTAIN

B PROPOSAL

Our board of directors recommends a vote FOR the following proposal.

2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger.

     FOR   AGAINST   ABSTAIN

C OTHER ISSUES

Mark this box with an X if you plan to attend the meeting.

D AUTHORIZED SIGNATURES--SIGN HERE--THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OF THE MEETING.

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation's name by an authorized officer, giving the officer's full title. If a partnership, please sign in the partnership's name by an authorized person, giving the person's full title.

Signature 1--Please keep signature    Signature 2--Please keep signature

      within the box              within the box            Date (mm/dd/yyyy)


-------------------------    ------------------------   ------------------------